    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 2002
                                                    REGISTRATION NO. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  PROBEX CORP.
                 (Name of small business issuer in its charter)

         DELAWARE                             2992                      33-0294243
 (State or jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)      Classification Code Number)     Identification No.)

                            15510 WRIGHT BROS. DRIVE
                                ADDISON, TX 75001
                                 (972) 788-4772
          (Address and telephone number of principal executive offices and principal place of business)

                               CHARLES M. RAMPACEK
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            15510 WRIGHT BROS. DRIVE
                                ADDISON, TX 75001
                                 (972) 788-4772
            (Name, address and telephone number of agent for service)
                                 With a copy to:
                               SETH R. MOLAY, P.C.
                       AKIN GUMP STRAUSS HAUER & FELD LLP
                         1700 PACIFIC AVENUE, SUITE 4100
                               DALLAS, TEXAS 75201
                            TELEPHONE: (214) 969-2800
                            FACSIMILE: (214) 969-4343

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
  TITLE OF EACH CLASS OF           AMOUNT BEING          PROPOSED MAXIMUM          PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
SECURITIES TO BE REGISTERED        REGISTERED(2)     OFFERING PRICE PER SHARE(1)      OFFERING PRICE(1)(2)      REGISTRATION FEE
---------------------------        -------------     ---------------------------   --------------------------   ----------------

Common Stock, $0.001 par value   16,923,077 shares             $0.48                      $8,123,077                   $748
================================================================================================================================

(1) Calculated under Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices reported on the American Stock Exchange LLC on November 18, 2002.

(2) This registration statement will also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We and the selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              SUBJECT TO COMPLETION
                             DATED NOVEMBER 25, 2002

PROSPECTUS

                                  [PROBEX LOGO]


                                   ----------

                                16,923,077 SHARES
                                  COMMON STOCK

                                   ----------

         This prospectus relates to the sale of up to 16,923,077 shares of our common stock, par value $0.001 per share, by Fusion Capital Fund II, LLC. The prices at which Fusion Capital may sell the shares will be determined by the prevailing market price for the shares at the time of their sale or in negotiated transactions. We will not receive proceeds from the sale of our shares by Fusion Capital.

         Our common stock is listed on the American Stock Exchange under the symbol "PRB." On November 15, 2002 the last reported sale price of our common stock was $0.53 per share. We intend to list the shares of common stock offered under this prospectus for trading on the American Stock Exchange.

         SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT RISKS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

                                   ----------

         Fusion Capital is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

                                   ----------

           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is ________, 2002

                                TABLE OF CONTENTS


Prospectus Summary.......................................................................1

Risk Factors.............................................................................3

Special Note Regarding Forward Looking Statements.......................................11

Use of Proceeds.........................................................................13

Market for our Common Stock and Related Stockholder Matters.............................13

Management's Discussion and Analysis of Financial Condition and Results of Operation....14

Business................................................................................25

Management..............................................................................31

Security Ownership of Certain Beneficial Owners and Management..........................41

Certain Relationships and Related Transactions..........................................44

The Fusion Transaction..................................................................49

Selling Stockholder.....................................................................52

Description of Capital Stock............................................................53

Plan of Distribution....................................................................58

Change in Our Certifying Accountant.....................................................60

Legal Matters...........................................................................60

Experts.................................................................................60

Where You Can Find More Information.....................................................60

Index to Consolidated Financial Statements.............................................F-1


         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES IN ANY JURISDICTION WHERE THIS OFFER OR ANY SALE OF SHARES WOULD BE UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF SHARES.

                               PROSPECTUS SUMMARY

         The following summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in our common stock under the section entitled "Risk Factors," before investing in the Probex Corp. common stock. References in this prospectus to "we," "us" and "our" refer to Probex Corp., a Delaware corporation, and its subsidiaries taken as a whole.

                                  OUR BUSINESS

         We are a technology-based, renewable resource company that is engaged in the commercialization of our patented ProTerra(R) process. We have invested the majority of our resources since inception in research, development and commercialization of our patented ProTerra technology, which can be used to process used lubricating oil into at least three products that we intend to market to individual consumers as well as commercial and industrial customers. The three primary products are:

     o ProLube(R) lubricating base oil, which will be suitable for consumer automotive, heavy-duty diesel engine and industrial needs;

     o ProPower(R) fuel oil, which will be useful as a low-ash industrial fuel or refinery feed for the manufacture of gasoline; and

     o ProBind(R) asphalt flux, which will compete with other asphalt flux products.

         We have tested a fully operational process demonstration plant with the capacity to process approximately two barrels of used lubricating oil per day into high-quality lubricating base oils and other products. We have designed our first full scale plant which we intend to build near Wellsville, Ohio once we secure project financing. We are also in discussions with a European company to form a joint venture for the possible construction of a facility in France, but we can make no assurance that we will complete these discussions satisfactorily or that we will in fact enter into any joint venture. We currently generate revenue primarily from the sales of used lubricants and, to a much lesser extent, from collection fees paid by the used oil generators for picking up their used lubricating oil.

                        CORPORATE INFORMATION AND HISTORY

         Our principal offices are located at 15510 Wright Bros. Drive, Addison, Texas 75001 and our telephone number is (972) 788-4772.

         Our predecessor, Conquest Ventures, Inc., was incorporated in Colorado in August 1988. Conquest Ventures engaged in an unrelated line of business that had been discontinued by 1994 when it acquired certain technology rights from Probex Technologies, L.P. In connection with the 1994 acquisition, Conquest Ventures changed its name to Probex Corp. and focused its later activities on research and development of the ProTerra process. On August 31, 2000, we reincorporated as a Delaware corporation.

                                  THE OFFERING

         Fusion Capital Fund II, LLC, the selling stockholder, is offering for sale up to 16,923,077 shares of our common stock which it holds or may in the future acquire from us under a common stock purchase agreement dated as of August 29, 2002. Fusion Capital has agreed to purchase, on each trading day, up to $25,000 of our common stock up to an aggregate of $20.0 million. As of November 15, 2002 there were 39,048,795 shares of our common stock outstanding, including the 1,923,077 shares that we have issued to Fusion Capital as compensation for its purchase commitment, but excluding the other 15,000,000 shares offered by Fusion Capital under this prospectus. The number of shares offered by this prospectus represents 43.3% of our total common stock outstanding as of November 15, 2002. Fusion Capital does not have the right or the obligation to purchase our stock in the event that the stock is trading below $0.20 per share.

           We will not receive any proceeds from the sale of any of the shares offered and sold by Fusion Capital. However, we may receive up to $20.0 million in gross proceeds from the sale of our common stock to Fusion Capital under the common stock purchase agreement. We intend to use the net proceeds, if any, we receive from Fusion Capital under the common stock purchase agreement for general corporate and working capital purposes.

                                  RISK FACTORS

         The value of an investment in Probex Corp. will be subject to the significant risks inherent in our business. You should carefully consider the risks and uncertainties described below and other information included in this prospectus before purchasing our common stock. If any of the events described below occur, our business and financial results could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly. Additional risks and uncertainties, including those that are not yet identified or that we currently believe are immaterial, may also adversely affect our business, financial condition or results of operations.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF OPERATING LOSSES, AND WE EXPECT OUR LOSSES TO CONTINUE.

         We have incurred net losses since we began to focus our attention on the research, development and commercialization of our ProTerra process in 1994. We had net losses of $11.1 million for the nine months ended June 30, 2002 and $16.5 million for the fiscal year ended September 30, 2001. In addition, we had negative cash flows from operations of $2.7 million for the nine months ended June 30, 2002 and $9.4 million for the fiscal year ended September 30, 2001. At June 30, 2002, our current liabilities exceeded our current assets by $34.9 million, our stockholders' deficit was $5.1 million, and we had an accumulated deficit of $43.1 million.

         The independent auditors' report to our financial statements for the year ended September 30, 2001 includes an explanatory paragraph to their audit opinion stating that our recurring losses from operations and working capital deficiency raise substantial doubt about our ability to continue as a going concern. The financial statements do not include adjustments as a result of that uncertainty.

         We expect to continue to incur losses as we increase our expenditures to commercialize our reprocessing technology. The time required for us to become profitable is highly uncertain, and we cannot assure you that we will achieve or sustain profitability or generate sufficient cash flow from operations to meet our planned capital expenditures, working capital and debt service requirements.

OUR CURRENT REVENUE IS PRIMARILY DERIVED FROM SERVICES THAT WE DO NOT EXPECT TO BE MAJOR SOURCES OF REVENUE IN THE FUTURE.

         We have not commercially offered any of our reprocessed lubricating base oil products and will not do so until after we secure project financing and our first reprocessing facility is completed. The construction period for the planned Wellsville facility is expected to be approximately 17 months, with an anticipated startup and performance testing period of an additional five months. We currently derive all of our revenue from the services provided by our subsidiaries, Petroleum Products, Inc., Intercoastal Trading Company, Inc. and Specialty Environmental Services. Through those entities, we buy and sell used lubricating oil primarily in Kentucky, Ohio and Louisiana. We do not believe our revenue from the collection and sale of spent lubricating oil will reflect the allocation of revenue we expect from our future lines of business.

IN ADDITION TO OUR FINANCING ARRANGEMENT WITH FUSION CAPITAL, WE WILL REQUIRE ADDITIONAL FINANCING TO CONDUCT OUR OPERATIONS AND FUND CONSTRUCTION OF OUR PLANNED WELLSVILLE FACILITY.

         We do not currently have sufficient financial resources to fund our operations. We will require substantial additional capital, in addition to our financing arrangement with Fusion Capital, to fund our future operations and construction of our planned Wellsville, Ohio, reprocessing facility. We can give you no assurances that this additional capital will be available in sufficient amounts or at all when needed.

         We anticipate approximately $6.0 million of additional capital will be required to sustain our operations through the end of fiscal year 2003 and approximately $130.0 million will be required to fund the construction and start up of our planned Wellsville facility. In addition to the Fusion Capital financing arrangement, we are seeking funding for the construction of our planned Wellsville facility. We can give no assurance that we will be successful in securing project financing for this facility. Moreover, our option agreement to purchase the 22 acre site near Wellsville, where we plan to locate our planned facility, currently expires on November 30, 2002. The Columbiana Port Authority has agreed to extend the option until February 28, 2003, but has not yet signed an agreement to that effect. If for some reason the extension agreement is not executed and we are unsuccessful in our efforts to renew our option to purchase the Wellsville, Ohio site and are forced to seek another location for the planned facility, we may be required to restart the process of obtaining appropriate permits for construction and use of the surrounding land. If we must locate another site for the planned facility, then our timeline for completing construction would also be lengthened and our costs may increase, which would have a material adverse effect on our future prospects.

         The extent to which we rely on Fusion Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. We cannot assure you that funding will be available under our common stock purchase agreement with Fusion Capital in sufficient amounts or at all when needed due to a number of factors. For example, our continued access to financing under our common stock purchase agreement with Fusion Capital requires the registration statement of which this prospectus is a part to be declared effective and remain effective. We can give you no assurance that the registration statement of which this prospectus is a part will be declared effective or remain effective.

         Our ability to raise additional financing from other sources also depends on many factors beyond our control, including the state of the capital markets, the market price of our common stock and the prospects for our business. The necessary additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock. Further, we must amend our certificate of incorporation to increase the number of shares of common stock we are authorized to issue before we can raise any material amount of money from the issuance of our common stock. Such an amendment will require the approval of our stockholders. We can give you no assurance that our stockholders will approve such an amendment. If the financing we require to sustain our working capital needs is unavailable or insufficient or we do not receive the necessary financing for the planned Wellsville facility, we may be unable to continue as a going concern.

WE MAY NOT BE ABLE TO OBTAIN THE FULL $20.0 MILLION GROSS PROCEEDS UNDER OUR COMMON STOCK PURCHASE AGREEMENT WITH FUSION CAPITAL.

         We only have the right to receive up to $25,000 per trading day under the agreement with Fusion Capital. Furthermore, Fusion Capital does not have the right or the obligation to purchase any shares of our common stock on any trading days that the market price of our common stock is less than $0.20 per share. Since we registered 15,000,000 shares for sale by Fusion Capital pursuant to the registration statement of which this prospectus is a part, excluding the 1,923,077 shares issued to Fusion Capital as a commitment fee, the selling price of our common stock to Fusion Capital will have to average at least $1.33 per share for us to receive the maximum proceeds of $20.0 million without registering additional shares of common stock. Assuming a purchase price of $0.48 per share, the average of the high and low prices of our common stock on November 18, 2002, and the purchase by Fusion Capital of the full 15,000,000 shares under the common stock purchase agreement, gross proceeds to us would only be $7,200,000, unless we choose to register additional shares, which we have the right, but not the obligation, to do.

         To be in compliance with American Stock Exchange rules, we cannot sell to Fusion Capital more than 7,253,598 shares of our common stock (19.99% of 36,286,133 of our outstanding shares as of the date of the common stock purchase agreement) unless we first obtain stockholder approval. Assuming a purchase price of $0.48 per share, the average of the high and low prices of our common stock on November 18, 2002, the gross proceeds to us for these 7,253,598 shares would only be $3,481,727. If we wanted to sell more shares to Fusion Capital, we first would be required to obtain stockholder approval to be in compliance with the American Stock Exchange rules. We can make no assurance that we will seek or obtain stockholder approval to issue more than 7,253,598 shares to Fusion Capital.

OUR SUBSTANTIAL DEBT OBLIGATIONS IMPAIR OUR LIQUIDITY AND FINANCIAL CONDITION.


         We have substantial short-term and long-term debt obligations. For the nine months ended June 30, 2002, our interest expense was approximately $4.2 million and for the fiscal year ended September 30, 2001, it was $7.6 million. As of June 30, 2002, we had approximately $24.9 million of gross debt outstanding and as of September 30, 2001, we had $22.1 million gross debt outstanding. As of June 30, 2002, we had approximately $11.5 million of gross short-term debt which matures on the earlier of February 28, 2003 or the closing of any project financing we are able to secure for our planned Wellsville facility. Additionally, as a result of a waiver of defaults under our 7% senior secured convertible notes extending the time in which we are required to secure commitments for project financing until February 28, 2003, we have reclassified the $12.2 outstanding balance of the notes from long-term debt to short-term debt. Our substantial debt obligations pose risks to our business and stockholders by:

         o     making it more difficult for us to satisfy our obligations;

         o requiring us to dedicate a substantial portion of our cash flow to principal and interest payments on our debt obligations, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other corporate requirements;

         o impeding us from obtaining additional financing in the future for working capital, capital expenditures and general corporate purposes; and

         o making us more vulnerable to a downturn in our business and limit our flexibility to plan for, or react to, changes in our business.


A DEFAULT UNDER OUR DEBT INSTRUMENTS COULD RESULT IN THE TERMINATION OF OUR BUSINESS.

         We cannot assure you that we will generate sufficient cash flow from operations or obtain additional financing to meet scheduled debt payments and financial covenants. If we fail to make any required payment under the agreements and related documents governing our indebtedness or fail to comply with the financial and operating covenants contained in them, we would be in default. One of the holders of our 7% senior secured convertible notes has claimed that an event of default has occurred and is continuing under those notes. We believe that this note holder's claims are without merit and intend to vigorously defend any action that such note holder might in the future bring against us. A default under this note or any of our other borrowings could have a material adverse effect on the market value and marketability of our common stock since our lenders would have the ability to require that we immediately pay all outstanding indebtedness. If the lenders require immediate payment, we will not have sufficient assets to satisfy our obligations. An event of default under our indebtedness or related documents may also trigger an event of default under our common stock purchase agreement with Fusion Capital, which could give Fusion Capital the right to stop purchasing our common stock. In addition, we have pledged all of our assets, including our intellectual property, to secure some of our borrowings. As a result, a foreclosure upon or a sale of these assets would result in the termination of our business. We can make no assurance that we will not default under any of our indebtedness in the future.

WE ARE DEPENDENT ON A TECHNOLOGY AND MARKET RISK FACILITY TO FINALIZE PROJECT FINANCING FOR OUR PLANNED WELLSVILLE FACILITY.

         We are negotiating with the Swiss Re Group to evaluate its willingness to provide a new technology and market risk facility in connection with various financing alternatives currently under consideration for the planned Wellsville facility. A previous technology and market risk facility commitment from Swiss Re Financial Products Corporation expired October 18, 2002, as expected, according to its terms. However, while we believe a new technology and market risk facility commitment will ultimately be necessary to complete the financing activities for this facility, we do not anticipate finalizing a new technology and market risk facility until terms of the financing are fully structured. While we believe that we will be successful in obtaining a new commitment from Swiss Re, there is no guarantee that we will be able to do so.

OUR SUCCESS DEPENDS ON OUR TECHNOLOGY BEING SCALABLE TO FULL PLANT
SPECIFICATIONS.

         The commercialization of our technology is dependent on our ability to replicate our reprocessing technology in a full-scale production facility. While our reprocessing technology has been demonstrated on a small scale in our process demonstration plant capable of reprocessing two barrels of oil a day, we cannot assure you that we will be capable of successfully implementing it in a full-scale production facility.

OUR FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS MAY HARM OUR COMPETITIVE POSITION AND LITIGATION TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR DEFEND AGAINST THIRD-PARTY ALLEGATIONS OF INFRINGEMENT MAY BE COSTLY.

         Third parties may infringe or misappropriate our patents or other intellectual property rights, which could have a material adverse effect on our business, financial condition or operating results. The actions we take to protect our patents and other proprietary rights may not be adequate. Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. We cannot assure you that we will be able to prevent infringement of our intellectual property rights or misappropriation of our proprietary information. Any infringement or misappropriation could harm any competitive advantage we currently derive or may derive from our proprietary rights.

         Third parties may assert infringement claims against us. Any claims and any resulting litigation could subject us to significant liability for damages. An adverse determination in any litigation of this type could require us to design around a third party's patent or to license alternative technology from another party. In addition, litigation is time-consuming and expensive to defend and could result in the diversion of our time and resources. Any claims from third parties may also result in limitations on our ability to use the intellectual property subject to these claims.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO COLLECT USED LUBRICATING OIL AND MARKET OUR REPROCESSED LUBRICATING BASE OIL PRODUCTS.

         The success of our business model depends in large part on our ability to maintain a constant and consistent supply of used lubricating oil, to sell our reprocessed lubricating base oil products and to adapt and modify our reprocessed lubricating base oil products to meet the evolving regulatory standards and needs of our customers. Our planned Wellsville facility has been designed to process approximately 1.28 million barrels of used lubricating oil per year. To date, however, we do not have the resources to supply all of this amount of lubricating oil for this facility. As a result, we will have to enter into one or more feedstock agreements with third parties to supply our short fall. Further, competition and the future effects of product enhancements, including developments in the refining and reprocessing industries in which we operate, make the life cycle of our products difficult to estimate. Our failure to secure an adequate supply of used oil or the failure of our products to gain widespread acceptance, whether as a result of competition, technological change or otherwise, would have a material adverse effect on our business, financial condition and results of operations.

OUR SUCCESS DEPENDS ON RETAINING OUR CURRENT KEY PERSONNEL AND ATTRACTING ADDITIONAL QUALIFIED EMPLOYEES.

         Our future success is dependent in large part on a number of key senior managers, as well as research and development and sales and marketing employees, in particular: Charles M. Rampacek, Chairman of the Board, President and Chief Executive Officer; Bruce A. Hall, Senior Vice President and Chief Financial Officer; David J. McNiel, Senior Vice President of Operations; Roger D. Arnold, Senior Vice President and General Counsel; and Martin R. MacDonald, Senior Vice President of Technology and Business Development. The loss of one or more key employees could have a material adverse effect on our business, financial condition and results of operations.

         Our future success will also depend to a significant extent on our ability to attract, train, motivate and retain highly-qualified employees. These employees include managerial and sales personnel, as well as highly-skilled professionals and other senior technical personnel. We believe that there is a shortage of, and significant competition for, individuals with the advanced technological skills necessary to develop, manufacture and market our products. We expect that it will become increasingly difficult to hire additional personnel with this expertise and experience. Our inability to hire and retain qualified personnel or the loss of the services of key personnel could have a material adverse effect on our business, financial condition and results of operations.

                          RISKS RELATED TO OUR INDUSTRY

ENVIRONMENTAL ISSUES COULD CAUSE US TO INCUR CLEAN-UP COSTS OR OTHER
LIABILITIES.

         Various foreign, federal, state and local environmental laws, regulations and other legal obligations impose liability upon current or previous owners or operators of real property for the costs of removal or remediation of contamination. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the contamination. Persons who generate or arrange for the disposal or treatment of hazardous or toxic substances or other wastes may also be liable for the costs of removal or remediation of contamination at a disposal or treatment facility, whether or not such facility is or ever was owned or operated by them. Environmental laws and common law causes of action also impose liability upon a party for the release of and exposure to environmental contamination and third parties may also use these laws to seek recovery for personal injury or property damage associated with environmental contamination. As the lessee and owner of real property, many with long histories of industrial use, we may be liable in part or in full for the previously-discussed environmental costs.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD CREATE LIABILITIES AND ALSO INCREASE OUR COST OF DOING BUSINESS.

         Foreign, federal, state and local laws, regulations and other obligations applicable to petroleum-based products and the processing and transportation of such products are prevalent. We cannot guarantee that violations of these laws, regulations and other government obligations have not occurred in the past or will not occur in the future or that governmental authorities will not allege violations of these laws, regulations or other obligations. In addition, the applicability and future of environmental laws, regulations and obligations, including issues such as motor oil standards and hazardous waste, are uncertain. We may have difficulty complying with existing or new laws, regulations or other obligations and, as a result, our business, financial condition and results of operations may be adversely affected. These laws, regulations and other obligations could also inhibit the growth in the use of our products and decrease the acceptance of our products, which could have a material adverse effect on our business, financial condition and results of operations.

WE CANNOT ACCURATELY PREDICT THE SIZE OF OUR PRODUCT MARKET, AND IF THIS MARKET IS NOT AS LARGE AS WE EXPECT, OUR BUSINESS PROSPECTS WILL SUFFER.

         Our growth will depend in part on the development and acceptance of reprocessed lubricating base oils as an alternative for conventional lubricating base oils. Use of reprocessed lubricating base oils currently is not widespread, and market acceptance of our reprocessed lubricating base oils as an alternative to conventional lubricating base oils is subject to a high level of uncertainty. The growth of reprocessed lubricating base oil products could be limited by:

         o    the supply of used lubricating oil;

         o    the price of used lubricating oil; and

         o    alternative lubricating base oil products.

Accordingly, we may fail to accurately estimate the size of our market or the potential demand for our products. This failure could have a material adverse effect on our business, financial condition and results of operations.

ADVERSE MARKET CONDITIONS AND VOLATILITY OF LUBRICATING BASE OILS PRICES AND VOLUMES MAY ADVERSELY AFFECT US.

         The revenue generated by our operations will be highly dependent on the prices of, and demand for, lubricating base oil. Historically, the prices of lubricating base oil have been related to crude oil prices, which have been volatile and are likely to be volatile in the future. Our margins have been, and are expected to remain, volatile.

IF WE ARE UNABLE TO RESPOND TO CHANGES IN MOTOR OIL STANDARDS, OUR PRODUCTS OR REPROCESSING TECHNOLOGY COULD BECOME OBSOLETE AND WE COULD LOSE REVENUE.

         Motor oil standards are subject to change. The introduction of new motor oil standards or products or enhancements by our competitors could render our planned products obsolete or unmarketable. To remain competitive, we must be ready to change and improve our products in response to industry changes, including changes in motor oil standards. Accordingly, our future success will depend on our ability to enhance our products or expand the applications of our products in a manner that will respond to market needs and satisfy the demand for increasingly sophisticated requirements.

COMPETITION IN THE LUBRICATING BASE OIL MARKET IS INTENSE AND MANY OF OUR COMPETITORS HAVE SUBSTANTIALLY GREATER RESOURCES THAN WE DO.

         We are smaller and have a more limited operating history than most of our competitors. We will compete with major lubricating base oil producers. Many of our current and potential competitors have significantly greater financial, technical, marketing and other resources than us. As a result, our competitors may respond more quickly than us to new or emerging technologies and evolving industry standards, or may devote greater resources than us to the development, promotion, sale and support of their products. Current and potential competitors have established or may establish in the future cooperative relations among themselves or with third parties to increase the ability of their products to address the needs of our potential customers. As a result, new competitors or alliances among existing competitors may emerge and rapidly decrease our market share. We cannot assure you that competitors will not develop products and services that are superior to or that achieve greater market acceptance than our products and services. We expect that competition will intensify as the market for our products develop. We cannot assure you that we can maintain our competitive position against current and potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other competitive resources than us, or that competitive pressures faced by us would not have a material adverse effect on our business, financial condition and results of operations.

                          RISKS RELATED TO THE OFFERING

FUTURE SALES OF OUR COMMON STOCK, INCLUDING SALES OF OUR COMMON STOCK ACQUIRED BY FUSION CAPITAL, OR THE PERCEPTION THAT FUTURE SALES COULD OCCUR, MAY ADVERSELY AFFECT OUR COMMON STOCK PRICE

         If a large number of shares of our common stock are sold in the open market or if there is a perception that such sales could occur, the trading price of our common stock could decline materially. In addition, the sale of these shares, or possibility of such sale, could impair our ability to raise capital through the sale of additional shares of common stock. After this offering, and assuming no other issuance of our common stock, we will have 54,048,795 shares of our common stock outstanding. Of those shares, 16,923,077 shares will have been registered under the Securities Act of 1933 and will be freely transferable, subject to certain exceptions.

         The purchase price for our common stock to be issued to Fusion Capital under the common stock purchase agreement will fluctuate based on the price of our common stock. Fusion Capital may sell none, some or all of the shares of common stock purchased from us at any time. We expect that the shares offered by this prospectus will be sold over a period of up to 40 months from the date of this prospectus. Depending upon market liquidity at the time, a sale of shares in this offering at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

         We have reserved 15,000,000 shares of common stock for issuance to Fusion Capital pursuant to the common stock purchase agreement. We have reserved 8,750,000 shares of our authorized but unissued shares of common stock for issuance under our omnibus stock and incentive plan. Of these shares, 5,885,749 shares are issuable upon exercise of options granted as of June 30, 2002, including options to purchase 3,149,323 shares exercisable as of June 30, 2002, or that will become exercisable within 60 days thereafter, and 1,846,750 shares of performance-based restricted stock, including 155,000 shares of restricted stock that are fully vested. We have also reserved 14,642,767 shares of common stock issuable upon exercise of outstanding warrants, 15,943,200 shares of common stock issuable upon conversion of our outstanding convertible notes and 3,184,000 shares of common stock issuable upon conversion of our Series A preferred stock. The sale of shares issued upon the exercise of currently outstanding options and warrants could further dilute your investment in our common stock and adversely affect our stock price.

OUR COMMON STOCK WILL LIKELY BE SUBJECT TO SUBSTANTIAL PRICE AND VOLUME FLUCTUATIONS.

         The market price of our common stock has been volatile and could fluctuate widely in response to several factors, some of which are beyond our control, including:

         o    our quarterly operating results;

         o    changes in our earnings estimates by securities analysts;

         o    additions or departures of key personnel;

         o changes in the business, earnings estimates or market perceptions of our competitors;

         o    the introduction of new products by us or our competitors;

         o future sales of our common stock, including sales by Fusion Capital under this prospectus;

         o    changes in general market or economic conditions; and

         o    announcements of legislative or regulatory change.

         The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. In addition, there has been a limited public market for our common stock. We cannot predict the extent to which investor interest in our company will be maintained. Such interest is necessary for an active, liquid trading market for our common stock. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The price and trading volumes of our common stock may fluctuate widely due to the limited public market for our stock.

         Our common stock is currently listed on the American Stock Exchange. We cannot assure you, however, that we will continue to be listed on the American Stock Exchange or that there will be any sustained, active market for our common stock. If we fail to maintain our listing, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and the market value of common stock likely would decline. In addition, we would be in default of some of our debt and equity Financing agreements. A default under any of our debt or equity Financing agreements could have a material adverse effect on our business.

WE HAVE NOT, AND CURRENTLY DO NOT ANTICIPATE, PAYING DIVIDENDS ON OUR COMMON STOCK.

         We have never paid any dividends on our common stock and do not plan to pay dividends on our common stock for the foreseeable future. We currently intend to retain future earnings, if any, to finance operations, capital expenditures and the expansion of our business. In addition, our ability to pay dividends is effectively limited by the terms of our outstanding notes and the terms of our outstanding Series A preferred stock. Furthermore, we currently have a deficit in retained earnings which prevents us from declaring and paying dividends under Delaware law. The payment of future cash dividends, if any, will be reviewed periodically by the board of directors and will depend upon, among other things, our financial condition, funds from operations, the level of our capital and development expenditures and any restrictions imposed by present or future debt instruments.

THE FILING OF THIS REGISTRATION STATEMENT MAY TRIGGER REGISTRATION RIGHTS UNDER AGREEMENTS WE HAVE WITH CERTAIN OF OUR SECURITY HOLDERS.

         The holders of most of our shares of our common stock outstanding as of November 15, 2002, 532,500 shares of our Series A preferred stock and various convertible notes and warrants to purchase our common stock have certain rights to require us to register shares under the registration statement of which this prospectus is a part. Further, there may be additional holders of registration rights of whom we are unaware. The filing of the registration statement of which this prospectus is a part may violate certain notice provisions and trigger registration rights that these holders have. We intend to file an additional registration statement registering the resale of those shares to address potential claims by holders of these registration rights. We are attempting to receive waivers of the registration rights from each of the affected security holders, but can give no assurance that each one will grant a waiver. If we do not receive waivers of the registration rights from certain holders, we may be in default under one or more of our debt instruments. A default under our loan agreements could have a material adverse effect on our business. See "--A default under our debt instruments could result in the termination of our business" above.

PROVISIONS IN OUR CORPORATE DOCUMENTS AND CERTAIN AGREEMENTS, AS WELL AS DELAWARE LAW, MAY HINDER A CHANGE OF CONTROL.

         Provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, could discourage unsolicited proposals to acquire us, even though such proposals may be beneficial to you. These provisions include:

         o our board's authorization to issue shares of preferred stock without stockholder approval;

         o    prohibition on stockholders from acting by written consent;

         o a board of directors classified into three classes of directors with the directors of each class having staggered, three-year terms; and

         o provisions of Delaware law that restrict many business combinations and provide that directors serving on staggered boards of directors, such as ours, may be removed only for cause.

These provisions of our certificate of incorporation, bylaws and Delaware law could discourage tender offers or other transactions that might otherwise result in our stockholders receiving a premium over the market price of our common stock.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         Included in this prospectus are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan" and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that the actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievement to differ materially from our expectations include the following:

         o we have a history of operating losses, and we expect our losses to continue;

         o our current revenue is derived from services that we do not expect to be sources of revenue in the future;

         o in addition to our financing arrangement with Fusion Capital, we will require additional financing;

         o the time and capital expenditures required for us to develop our technology and become profitable are uncertain;

         o    there is no established market for any of our products;

         o we may not be successful in securing project financing for our first reprocessing facility;

         o we may have to relocate the site of our planned reprocessing facility;

         o our substantial debt obligations impair our liquidity and financial condition;

         o a default under our debt instruments could result in the termination of our business;

         o we are dependent on a technology and market risk facility to finalize project financing for our planned reprocessing facility;

         o we may not succeed in replicating our reprocessing technology in a full-scale production facility;

         o we may not be able to secure a constant and consistent supply of lubricating oil for our planned reprocessing facility;

         o environmental issues could cause us to incur clean-up costs or other liabilities;

         o environmental laws, regulations and other legal obligations may have a material adverse effect on our operations;

         o adverse market conditions and volatility of lubricating oil prices may adversely effect our operations;

         o    we may not be able to respond to changes in motor oil standards;
              and

         o competition in the lubricating base oil market is intense and many of our competitors have substantially greater resources than we do.

         All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of our common stock offered for sale by Fusion Capital under this prospectus. However, we may receive up to $20.0 million from the sale of our common stock to Fusion Capital under the common stock purchase agreement described in "The Fusion Transaction," and we intend to use these proceeds for working capital and general corporate purposes.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

MARKET AND STOCKHOLDER INFORMATION

         Since February 3, 2000, our common stock has been listed and is trading on the American Stock Exchange under the symbol "PRB." The volume of trading in our common stock has historically been relatively low, and none of our shares of common stock issued to date have been registered under the Securities Act of 1933 or any of the securities laws or regulations of any state or foreign country.

         The following table sets forth the high and low sales prices for our common stock for the periods indicated as reported by the American Stock
Exchange:

                                                         HIGH            LOW
                                                         ----            ---
FISCAL YEAR ENDED SEPTEMBER 30, 2001
  First Quarter...................................       $2.44          $1.38
  Second Quarter..................................       $1.93          $1.38
  Third Quarter...................................       $1.82          $1.45
  Fourth Quarter..................................       $1.58          $1.05

FISCAL YEAR ENDED SEPTEMBER 30, 2002
  First Quarter...................................       $1.14          $0.68
  Second Quarter..................................       $0.95          $0.46
  Third Quarter...................................       $0.95          $0.38
  Fourth Quarter..................................       $0.77          $0.24

FISCAL YEAR ENDED SEPTEMBER 30, 2003
  First Quarter (October 1 to
   November 18, 2002).............................       $0.80          $0.45

         As of November 15, 2002, there were approximately 688 holders of record of our common stock.

DIVIDENDS

         We have never paid any dividends on our common stock and do not plan to pay dividends on our common stock for the foreseeable future. We currently intend to retain future earnings, if any, to finance operations, capital expenditures and the expansion of our business. In addition, our ability to pay dividends is effectively limited by the terms of our outstanding notes and the terms of our outstanding Series A preferred stock. Furthermore, we currently have a deficit in retained earnings which prevents us from declaring and paying dividends under Delaware law. The payment of future cash dividends, if any, will be reviewed periodically by our board of directors and will depend upon, among other things, our financial condition, funds from operations, the level of our capital and development expenditures and any restrictions imposed by present or future debt instruments.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

         You should read the following discussion of our financial condition and results of operations together with the consolidated financial statements and notes to the financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry, business and future financial results. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed in the sections of this prospectus entitled "Risk Factors" and "Special Note Regarding Forward-Looking Statements."

OVERVIEW

         We are a technology-based, renewable resource company that is engaged in the commercialization of our patented ProTerra process. We have invested the majority of our resources since inception on research, development and commercialization of our patented ProTerra technology, which has the ability to process used lubricating oil into at least three products that we intend to market to individual consumers as well as commercial and industrial customers. The three primary products are:

         o ProLube lubricating base oil, which will be suitable for consumer automotive, heavy-duty diesel engine and industrial needs;

         o ProPower fuel oil, which will be useful as a low-ash industrial fuel or refinery feed for the manufacture of gasoline; and

         o ProBind asphalt flux, which will compete with other asphalt flux products.

We have tested a fully operational process demonstration plant with the capacity to process approximately two barrels of used lubricating oil per day into high-quality lubricating base oils and other products. We have designed our first full scale plant which we intend to build near Wellsville, Ohio once we secure project financing. We are also in discussions with a European company to form a joint venture for the possible construction of a facility in France, but we can make no assurance that we will complete these discussions satisfactorily or that we will in fact enter into any joint venture. We currently generate revenue primarily from the sales of used lubricants and, to a much lesser extent, from collection fees paid by the used oil generators for picking up their used lubricating oil.

HISTORY OF OPERATING LOSSES

         We incurred a net loss of $11.1 million and $16.5 million and used cash in operations of $2.7 million and $9.4 million for the nine months ended June 30, 2002 and the year ended September 30, 2001, respectively. In addition, we are highly leveraged. At June 30, 2002, our current liabilities exceeded current assets by $34.9 million and our stockholders' deficit was $5.1 million. Our existence and plans for commercializing our ProTerra technology are dependent upon our ability to obtain the necessary capital, primarily through the issuance of additional debt and equity. The independent auditors' report to our financial statements for the year ended September 30, 2001 includes an explanatory paragraph to their audit opinion stating that our recurring losses from operations and working capital deficiency raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments to reflect the possible effects on recoverability and reclassification of assets or reclassification of liabilities that may result from our inability to continue as a going concern.

         We have funded our operations and research and development projects during the nine months ended June 30, 2002 and in fiscal year 2001 in part by selling equity and incurring indebtedness. During the nine months ended June 30, 2002, we raised $1.2 million from the sale of common stock, net of offering costs, and exercise of stock options and $3.2 million of proceeds from short-term debt. During the fiscal year ended September 30, 2001, we raised $2.0 million from the sale of common stock, net of offering costs, and exercise of stock options, $12.5 million from the issuance of 7% senior secured convertible notes and $9.9 million of proceeds from short-term debt. In addition, we made principal payments of approximately $95,000 and $7.5 million on existing debt during the nine months ended June 30, 2002 and the year ended September 30, 2001, respectively.

RECENT DEVELOPMENTS

         In July 2002, we entered into a loan agreement providing for commitments of up to $3.0 million, payable by the lenders to us in six equal monthly installments. Of the $3.0 million total commitment, $1.5 million was a firm commitment not subject to funding conditions. As of October 31, 2002, we had received the full $1.5 million of the firm commitment portion under this loan agreement. The lenders' obligation to fund the remaining $1.5 million of the commitment was conditioned upon our securing project financing by October 1, 2002. Because we did not obtain the project financing, the lenders are not obligated to fund any of the $1.5 million conditional commitment. Nevertheless, as of October 31, 2002, we had received approximately $911,000 of the $1.5 million conditional commitment from the lenders. We are negotiating with the lenders to arrange for further funding under this loan agreement. The notes bear interest at 12% per annum and mature on February 28, 2003. The notes are convertible into our common stock, in whole or in part, based upon the outstanding principal balance of the notes plus accrued interest, at the option of the holder when we secure the Wellsville financing. The notes are convertible at a conversion price equal to the price per share of any shares delivered to lenders in connection with the planned Wellsville facility or, if no shares are delivered, 94% of the average closing price of our common stock as reported by the American Stock Exchange for the 20 trading days immediately prior to the closing of the financing of the planned Wellsville facility.

CRITICAL ACCOUNTING POLICIES

         The methods, estimates and judgment we use in applying our most critical accounting policies have a significant impact on the results we report in our financial statements. The Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of our financial condition and results, and require us to make our most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based upon this definition, our most critical policies include going concern, impairment of long-lived assets, deferred offering costs and goodwill. We also have other key accounting policies, but we believe that these other policies either do not generally require us to make estimates and judgments that are as difficult or as subjective, or it is less likely that they would have a material impact on our reported results of operations for a given period. For additional information see Note 1 "Summary of Significant Accounting Policies" in the notes to our audited consolidated financial statements contained in our annual report on Form 10-KSB for the fiscal year ended September 30, 2001. Although we believe that our estimates and assumptions are reasonable, they are based upon information presently available. Actual results may differ significantly from these estimates.

GOING CONCERN

         Our financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or classification of liabilities that may result from our inability to continue as a going concern.

IMPAIRMENT OF LONG-LIVED ASSETS

         In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," we record assets held for sale at the lower of the carrying amount or fair value less cost to sell. With respect to assets classified as held and used, we periodically review these assets to determine whether our carrying amount will be recovered. We had approximately $12.5 million of capitalized deferred plan design costs at June 30, 2002. These costs will be expensed if we are unable to obtain project financing for our first processing facility.

DEFERRED OFFERING COSTS

         As of June 30, 2002, we had deferred offering costs of $8.0 million capitalized in connection with obtaining debt and equity financing for the construction of our planned Wellsville facility. These capitalized costs represent valid costs incurred for the ongoing effort to obtain debt and equity financing. We continually evaluate the capitalized costs and write off all costs associated with financing plans that are not considered viable alternatives. These capitalized costs associated with the debt financing plans will begin to be amortized into interest expense using the effective interest method upon obtaining debt financing. The capitalized costs associated with equity financing will be written against the amount of equity received as a cost of obtaining equity. These costs will be expensed if we are unable to successfully obtain project financing for our first reprocessing facility.

GOODWILL

         Goodwill represents the excess purchase price over the fair market value of the net assets acquired. We adopted Statement of Financial Accounting Standards, or SFAS, No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, effective October 1, 2001. Under these new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. There has been no amortization of goodwill since this accounting change, thus accumulated amortization of goodwill still remains at $529,000. We have performed a preliminary evaluation of the carrying value of goodwill and we believe there was no impairment to goodwill. We intend to perform an evaluation of goodwill for the year ended September 30, 2002.

RESULTS OF OPERATIONS

NINE MONTHS ENDED JUNE 30, 2002 (UNAUDITED) COMPARED TO THE NINE MONTHS ENDED JUNE 30, 2001 (UNAUDITED)

                                                    NINE MONTHS ENDED JUNE 30,
                                                  -----------------------------
                                                      2002             2001
                                                  ------------     ------------

Revenue ......................................    $  9,014,070     $ 11,328,002
Gross Profit .................................    $  3,147,493     $  5,438,907
Operating Loss ...............................    $ (6,850,061)    $ (7,146,286)
Net Loss .....................................    $(11,082,388)    $(12,937,669)
Net Loss Per Share ...........................    $      (0.34)    $      (0.49)

         Operating Revenue. Operating revenue decreased $2.3 million, or 20.4%, to $9.0 million for the nine months ended June 30, 2002 from $11.3 million for the nine months ended June 30, 2001. The decrease was primarily due to a 16% decline in sales volume and a 6% decrease in sales prices resulting from lower crude oil prices and intense competition. Sales volumes were down primarily due to a delayed asphalt season, thus reducing volume to asphalt burners and this reduction was combined with a loss of collected license volumes due to increased competition in the marketplace.

         Cost of Sales. Cost of sales decreased $22,500, or 0.4%, to $5.86 million for the nine months ended June 30, 2002 from $5.89 million for the nine months ended June 30, 2001. The decrease was primarily the result of a decrease in sales volume of approximately 16% offset in part by an increase in average collection costs per gallon of approximately 18%. The increase in average collection costs was due primarily to intense competition causing a lag in the drop of collection pricing corresponding with the drop in product pricing early in 2002 as compared to 2001.

         Operating Expense. Operating expense increased $551,000, or 13.0%, to $4.8 million for the nine months ended June 30, 2002 from $4.2 million for the nine months ended June 30, 2001. Approximately $223,000 of bad debt expense was incurred for the nine months ended June 30, 2002 to increase our provision for doubtful accounts. The balance of the increase in operating expenses is the result of the replacement and expansion of used lubricating oil collection infrastructure that was put into place after the purchase of Specialty Environmental Services from the Pennzoil-Quaker State Company.

         Research and Development. Research and development expense decreased $1.5 million, or 56.2%, to $1.1 million for the nine months ended June 30, 2002 from $2.6 million for the nine months ended June 30, 2001. The decrease is due to our completion of much of the work associated with the commercialization of our proprietary ProTerra technology.

         Selling, General and Administration. Selling, general and administration expense decreased $1.5 million, or 31.5%, to $3.3 million for the nine months ended June 30, 2002 from $4.9 million for the nine months ended June 30, 2001. The decrease is primarily due to reductions in personnel and other costs associated with our Dallas area administrative office. In addition, placement agency fees related to raising funds decreased by $286,000.

         Depreciation and Amortization. Depreciation and amortization expense decreased $137,000, or 15.8%, to $731,000 for the nine months ended June 30, 2002 from $868,000 for the nine months ended June 30, 2001. The decrease in depreciation and amortization expense was the result of our adopting SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. We had no goodwill amortization for the nine months ended June 30, 2002 as compared to $317,000 of goodwill amortization for the nine months ended June 30, 2001. This goodwill related reduction in depreciation and amortization is offset by approximately $180,000 more depreciation due to our increase in fixed assets.

         Interest - Net. Interest expense, net of interest income, decreased $1.6 million, or 27.3%, to $4.2 million for the nine months ended June 30, 2002 from $5.8 million for the nine months ended June 30, 2001. In accordance with Emerging Issues Task Force Issue Number 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, we recorded non-cash interest charges of $3.1 million related to corporate financing activities for the nine months ended June 30, 2002 compared to $5.2 million related to corporate financing activities for the nine months ended June 30, 2001.

FISCAL YEAR ENDED SEPTEMBER 30, 2001 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 2000

                                                     YEAR ENDED SEPTEMBER 30,
                                                  -----------------------------
                                                      2001             2000
                                                  ------------     ------------

Revenue ......................................    $ 15,528,606     $  2,684,869
Gross Profit .................................    $  8,310,226     $  1,378,483
Operating Loss ...............................    $ (8,838,484)    $ (6,252,708)
Net Loss .....................................    $(16,475,291)    $ (6,265,490)
Net Loss Per Share ...........................    $      (0.61)    $      (0.31)

         Operating Revenue. Operating revenue increased $12.8 million, or 474.0%, to $15.5 million for 2001 from $2.7 million for 2000. The increase is due to the additional operating revenue generated by Specialty Environmental, which we acquired in September 2000, and Petroleum Products and Intercoastal Trading Company, which we acquired in May 2000.

         Cost of Sales. Cost of sales increased $5.9 million, or 452.5%, to $7.2 million for 2001 from $1.3 million for 2000. The increase is due to the additional cost of sales incurred by our Specialty Environmental, Petroleum Products and Intercoastal Trading Company acquisitions.

         Operating Expense. Operating expense increased $6.3 million, or 1,162.1%, to $6.9 million for 2001 from $545,000 for 2000. The increase is due to the additional operating expense incurred by our Specialty Environmental, Petroleum Products and Intercoastal Trading Company acquisitions.

         Research and Development. Research and development expense increased $975,000, or 48.8%, to $3.0 million for 2001 from $2.0 million for 2000. The increase in research and development expense is attributable to additional resources, including employees, consultants and testing required to advance the commercialization of our proprietary reprocessing technology.

         Selling, General and Administration. Selling, general and administration expense increased $1.4 million, or 29.6%, to $6.1 million for 2001 from $4.7 million for 2000. The increase in selling, general and administration expense is attributable to our Specialty Environmental, Petroleum Products and Intercoastal Trading Company acquisitions and additional resources, including employees, consultants, legal counsel and other infrastructure changes required to advance the commercialization of our proprietary reprocessing technology.

         Depreciation and Amortization. Depreciation and amortization expense increased $822,000, or 205.9%, to $1.2 million for 2001 from $399,000 for 2000.
The increase is due to the additional amortization of goodwill resulting from our Specialty Environmental, Petroleum Products and Intercoastal Trading Company acquisitions.

         Interest - Net. Interest expense, net of interested income, increased $7.6 million, or 2,689.0%, to $7.64 million for 2001 from $28,290 for 2000. In accordance with Emerging Issues Task Force Issue Number 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, we recorded non-cash interest charges of approximately $6.8 million related to corporate financing activities for the fiscal year 2001.

         Income Taxes. There was no federal income tax expense for 2001 and 2000 due to a net loss in each period.

LIQUIDITY AND CAPITAL RESOURCES

         Cash and cash equivalents were $257,000 at June 30, 2002 as compared to $586,000 at June 30, 2001, and working capital deficit was $34.9 million at June 30, 2002 as compared to $8.9 million at June 30, 2001. The decrease in cash and cash equivalents is primarily due to the fact that cash provided by financing activities during the nine months ended June 30, 2002 were not sufficient to cover our cash used in operating and investing activities.

         Operating Activities. Cash used in operating activities was $2.7 million for the nine months ended June 30, 2002 and $6.3 million for the comparable period in 2001. The decrease resulted primarily from $3.1 million in non-cash interest expense incurred in 2001 related to our 7% senior secured convertible notes. In February 2002, as consideration for the waiver of an event of default under the 7% senior secured convertible notes, we agreed to reduce the conversion price from $1.40 per share to the lowest price per share that we issue shares of our common stock after February 15, 2002 or at which any other securities issued after that date are then convertible into common stock. As a result, we recorded interest expense of $3.1 million in 2001 in accordance with Emerging Issues Task Force No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios." Additionally, the decrease was due to increased collections on accounts receivable and an increase in accounts payable and accrued expenses.

         Investing Activities. Cash used in investing activities was $600,000 for the nine months ended June 30, 2002 and $4.1 million for the comparable period in 2001. The decrease resulted primarily from a decrease of $3.3 million in costs related to the development and pre-construction design of our planned Wellsville facility.

         Financing Activities. Cash from financing activities was $3.0 million for the nine months ended June 30, 2002 and $10.8 million for the comparable period in 2001. The decrease resulted primarily from a $12.5 million decrease in proceeds from our 7% senior secured convertible notes which we issued in November 2000, a $2.6 million decrease in proceeds from short-term borrowings related to and offset by a $7.2 million decrease from principal payments on our short-term borrowings.

         Our principal uses of cash to date have been for operating activities, including research and development and interest payments on debt. Our primary sources of funds to date have been sales of used lubricating oil and issuances of debt and equity.

SHORT-TERM AND LONG-TERM DEBT

         We are highly leveraged. At June 30, 2002, our current liabilities exceeded current assets by $34.9 million, and our stockholders' deficit was $5.1 million. The following table is a summary of our short-term and long term debt as of June 30, 2002:

                                                                                   BALANCE AT
                                                                                 JUNE 30, 2002
                                                                                 -------------

Short-Term Debt:
  Convertible Notes due 2003:
       $3,000,000 notes, dated February 20, 2001, bearing interest at 12% per
         annum ................................................................   $  2,597,745
       $1,830,000 notes, dated April to July 2001, bearing interest at 12% per
         annum ................................................................      1,584,177
       $500,000 notes, dated September 13, 2001, bearing interest at 12% per
         annum ................................................................        432,958
       $3,000,000 note, dated March 29, 2002, bearing interest at 12% per annum      2,581,802
       $200,000 notes, dated April 3, 2002, bearing interest at 12% per annum .        147,782
       $3,000,000 convertible notes, dated September 7, 2001, bearing interest
         at 12% per annum .....................................................      2,597,745
       $75,000 line of credit .................................................         32,937
       7% senior secured convertible notes.....................................     12,200,400
                                                                                  ------------
       Total Short-Term Debt ..................................................   $ 22,175,546

Long-Term Debt:
    8% acquisition note .......................................................      1,171,083
    7% senior secured convertible notes .......................................   $ 12,200,400
                                                                                  ------------
       Sub-Total Long-Term Debt ...............................................   $ 13,371,483
Less:  Reclass of 7% senior secured convertible notes .........................    (12,200,400)
                                                                                  ------------
       Total Long-Term Debt ...................................................      1,171,083
                                                                                  ------------
           Total Debt .........................................................   $ 23,346,629
                                                                                  ============

         Convertible Notes due 2003. In February, April, May, June, July and September 2001 and March, April and July 2002, we issued to lenders promissory notes in the aggregate principal amount of $8.53 million. As of June 30, 2002, the outstanding principal balance under these notes was approximately $7.4 million. The notes, as amended to date, bear interest at 12% per annum and mature on the earlier to occur of February 28, 2003 or the closing of project financing in an amount of at least $30.0 million for the construction of our planned Wellsville facility. These notes are secured by substantially all of our assets including our intellectual property. These notes, as amended, are convertible into our common stock, in whole or in part based on the original principal balance of the notes plus accrued interest, at the option of the holder at a conversion price equal to the following:

         (a) the price at which our common stock is issued and sold in connection with the project financing;

         (b) if securities other than our common stock are issued and sold in connection with the project financing, the price at which the securities issued and sold in connection with the project financing may be converted into our common stock; or

         (c) if no securities issued and sold in connection with the project financing, 94% of the average closing price of our common stock as reported by the American Stock Exchange for the 20 trading days prior to the consummation of the qualified financing.

         Convertible Notes, dated September 7, 2001, due 2003. In September 2001, we issued to lenders convertible promissory notes in the aggregate principal amount of $3.0 million. As of June 30, 2002, the outstanding principal balance under these notes was approximately $2.6 million. The notes bear interest at 12% per annum and mature on the earlier to occur of February 28, 2003 or the closing of project financing in an amount of at least $30.0 million for the construction of our planned Wellsville facility. If we consummate an equity financing aggregating at least $35.0 million for construction of our planned Wellsville facility prior to maturity of these notes, $1.5 million of the notes will automatically convert into the securities issued in connection with the Wellsville project financing at a conversion rate equal to the purchase price paid by the investors for such securities. The remaining $1.5 million of the promissory notes will become due and payable upon closing of the project financing. These notes are secured by a third priority security interest in substantially all of our assets.

         Unsecured Line of Credit. We assumed an unsecured bank line of credit in connection with our acquisition of Petroleum Products, which provides for unsecured borrowings for working capital of up to $75,000. At June 30, 2002, we had $33,000 outstanding under the line of credit. Borrowings under this line of credit bear interest at a fixed rate of 6.25% per annum.

         8% Acquisition Note. On May 1, 2000, in connection with the acquisition of substantially all of the assets of Petroleum Products, we issued a promissory note to the seller in the aggregate principal amount of $1.5 million. The note bears interest at 8% per annum. The principal amount of this note is due and payable in equal semi-annual installments of $150,000 plus interest of approximately $37,500. In May 2002, the note holder agreed to defer $125,000 due and payable under this note until receipt of proceeds from interim financing, which was secured from the issuance of convertible notes in July 2002. Additionally, the $187,500 installment due under this note in July 2002 was deferred until completion of project financing for the construction of our planned Wellsville facility.

         7% Senior Secured Convertible Notes due 2004. On November 29, 2000, we completed a private placement of 7% senior secured convertible notes in an aggregate principal amount of $12.5 million. These notes bear interest payable in cash or our common stock semi-annually, with the principal amount due on November 28, 2004. Probex Fluids Recovery is the issuer of the notes which are secured by the assets of Probex Fluids Recovery and are guaranteed by us. The notes are convertible into our common stock. Initially, the conversion price of these notes was $1.40 per share. However, as consideration for the waiver of the event of default discussed below, we agreed to reduce the conversion price to the lowest price per share that we issue shares of our common stock after February 15, 2002 or at which any other securities issued after that date are then convertible into common stock. Upon consummation of project financing for our planned Wellsville facility, no further reductions in the conversion price pursuant to the preceding sentence will occur. As of June 30, 2002, the conversion price of these notes was $0.75 per share. As of June 30, 2002, 7% senior secured convertible notes with an aggregate principal balance of approximately $300,000 had been converted into our common stock.

         In October 2001, as a result of not securing commitments for project financing by September 30, 2001, an event of default occurred under the note purchase agreement governing these notes. In accordance with the note purchase agreement, we believe that we cured this event of default by obtaining from the required note holders approval of our plan for obtaining project financing for our planned Wellsville facility. In addition, we entered into a first amendment and waiver and consent to the notes to amend the conversion price of the notes as discussed above and waive any defaults caused by our inability to secure commitments for project financing, provided that we secure commitments for project financing on or prior to June 30, 2002. We have received a subsequent waiver of this event of default until February 28, 2003 from the required note holders. We are seeking to obtain project financing for our planned Wellsville facility by no later than February 28, 2003. We can give no assurance that we will be successful in securing project financing for this facility. As a result of the short-term nature of these waivers and the uncertainty of our abilitiy to secure project financing, we reclassified the $12.2 million outstanding balance of the 7% senior secured convertible notes from long-term debt to short-term debt.

         One note holder who holds a note in the aggregate principal amount of $1.0 million has made claims on other grounds that another event of default has occurred and is continuing. We currently believe that this note holder's claims are without merit and intend to vigorously defend any action that such note holder might in the future bring against us.

         Loan Agreement. In July 2002, we entered into a loan agreement providing for commitments of up to $3.0 million, payable by the lenders to us in six equal monthly installments. Of the $3.0 million total commitment, $1.5 million was a firm commitment not subject to funding conditions. As of October 31, 2002, we had received the full $1.5 million of the firm commitment portion under this loan agreement. The lenders' obligation to fund the remaining $1.5 million of the commitment was conditioned upon our securing project financing by October 1, 2002. Because we did not obtain the project financing, the lenders are not obligated to fund any of the $1.5 million conditional commitment. Nevertheless, as of October 31, 2002, we had received approximately $911,000 of the $1.5 million conditional commitment from the lenders. We are negotiating with the lenders to arrange for further funding under this loan agreement. The outstanding notes, having a total aggregate principal balance of $1.9 million, bear interest at 12% per annum and mature on February 28, 2003. The notes are convertible into our common stock, in whole or in part, based upon the outstanding principal balance of the notes plus accrued interest, at the option of the holder when we secure the Wellsville financing. The notes are convertible at a conversion price equal to the price per share of any shares delivered to lenders in connection with the planned Wellsville facility or, if no shares are delivered, 94% of the average closing price of our common stock as reported by the American Stock Exchange for the 20 trading days immediately prior to the closing of the planned Wellsville facility.

EQUITY FINANCING

         On December 21, 2001, we issued 1,842,282 shares of our common stock to General Conference of Seventh-day Adventists for the aggregate purchase price of $1.0 million. On January 15, 2002, we issued an aggregate of 413,290 shares of our common stock to affiliates of Zesiger Capital Group resulting in gross proceeds of $253,000. Each of the two purchase agreements under which we sold these shares contains an adjustment mechanism that provides if we issue more than $500,000 of our common stock in the future at a price per share of less than $0.54 and $0.61, respectively, then General Conference of Seventh-day Adventists and affiliates of Zesiger Capital Group will receive an additional number of shares of our common stock as if the original price per share were the future price that is less than $0.54 and $0.61, respectively. Since the date of the agreement, we have not offered shares below the trigger prices for the adjustment mechanism.

         Fusion Transaction. On August 29, 2002, we entered into a common stock purchase agreement with Fusion Capital pursuant to which Fusion Capital agreed to purchase, on each trading day during the term of the agreement, up to $25,000 of our common stock up to an aggregate of $20.0 million. Fusion Capital is not obligated to purchase our stock in the event that the purchase price falls below $0.20 per share or if we are otherwise in default under the Fusion agreement. Consequently, the amount and timing of proceeds that we will receive under the Fusion agreement, if any, is uncertain.

LIQUIDITY

         Project Financing of Planned Wellsville Facility. We will require funding of approximately $130.0 million to finance construction of our planned Wellsville facility. Of this amount, approximately $124.0 million is for project costs, including insurance, development, construction and financing costs. The remaining $6.0 million covers corporate overhead and contingency costs. To obtain this funding, we are actively pursuing several alternative financing structures, including the issuance of additional debt and equity securities and a leveraged lease transaction. We are also working with the Swiss Re Group to evaluate its willingness to issue a new commitment to provide a "technology and market risk facility" in connection with various financing alternatives currently under consideration for the planned Wellsville facility. A technology and market risk facility will be required to protect our senior project lenders from certain risks attributable to funding the construction process. Our previous technology and market risk facility commitment from Swiss Re Financial Products Corporation expired October 18, 2002, as expected, in accordance with its terms. Although we believe a commitment to provide a technology and market risk facility will ultimately be necessary to complete the financing activities, we do not anticipate finalizing the issuance of such a commitment until terms of the financing are fully structured. While we will use our best efforts to obtain project financing and a new commitment from Swiss Re, we cannot assure you that our efforts will be successful.

         To continue with our business plan of commercializing our ProTerra technology, we will require additional short-term working capital. We anticipate approximately $6.0 million of additional capital will be required to sustain operations through the end of fiscal year 2003. We have not been generating sufficient cash from operations to fund our operating activities. Presently, our only source of revenues is from the operations of Probex Fluids Recovery. We intend to use the proceeds, if any, that we receive from Fusion Capital under the common stock purchase agreement and any interim financing for our short-term general corporate and working capital requirements. We cannot assure you that such proceeds, if any, and borrowings under any interim financing we are able to secure will be sufficient to meet our projected cash flow needs.

         The extent to which we rely on Fusion Capital as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If we are unable to obtain sufficient financing from Fusion Capital due to prevailing market prices, we will need to secure another source of funding to satisfy our working capital needs. Even if we are able to access the full $20.0 million under the common stock purchase agreement with Fusion Capital, we will still need additional capital to fully implement our business, operating and development plans, including construction of our planned Wellsville facility and satisfaction of any capital contribution requirements we might be required to make as part of the establishment of a European joint venture should we successfully complete our negotiations to do so.

         Our ability to raise additional financing depends on many factors beyond our control, including the state of the capital markets, the market price of our common stock, the prospects for our business and the approval by our stockholders of an amendment to our certificate of incorporation increasing the number of shares of common stock we are authorized to issue. The necessary additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock. Failure to obtain commitments for interim financing and subsequent project financing, would have a material adverse effect on our business, results of operations and financial condition. If the financing we require to sustain our working capital needs is unavailable or insufficient or we do not receive the necessary financing for the planned Wellsville facility, we may be unable to continue as a going concern.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

         The following table highlights, as of June 30, 2002, our contractual obligations and commitments by type and period:

                                                              PAYMENTS DUE BY PERIOD
                                     ------------------------------------------------------------------------
                                                     LESS THAN 1
     CONTRACTUAL OBLIGATIONS             TOTAL          YEAR         1-3 YEARS      4-5 YEARS   AFTER 5 YEARS
     -----------------------         ------------   ------------   ------------   ------------  -------------

Short-Term Debt(1) ...............   $ 23,763,337   $ 23,763,337             --             --             --
Long-Term Debt ...................   $  1,171,083   $    286,949   $    884,134             --             --
Capital Lease Obligations ........   $    243,023   $    139,406   $    103,617             --             --
Deferred Plant Design Costs(2) ...   $  8,984,680   $  8,984,680             --             --             --
                                     ------------   ------------   ------------
   Total(3) ......................   $ 34,162,123   $ 33,174,372   $    987,751             --             --
                                     ============   ============   ============

----------

(1) Includes $11,530,000 of bridge loans that mature on the earlier of February 28, 2003 or consummation of project financing aggregating at least $30,000,000 for the construction of our planned Wellsville facility. Includes $32,937 outstanding under our line of credit. This number excludes interest accruing on this short-term debt. Includes $12,200,400 aggregate principal outstanding under the 7% senior secured convertible notes issued by Probex Fluids Recovery that have been reclassified from long-term debt to short-term debt.

(2) We have agreed to pay these costs upon completion of project financing for the construction of our planned Wellsville facility.

(3)  Excludes unamortized discount of notes payable.

     As of June 30, 2002, our other commercial commitments are as follows:

                                                               AMOUNT OF COMMITMENT EXPIRATION PERIOD
                                                      ----------------------------------------------------------
                                       TOTAL AMOUNTS    LESS THAN
   OTHER COMMERCIAL COMMITMENTS          COMMITTED       1 YEAR        1-3 YEARS      4-5 YEARS    AFTER 5 YEARS
   ----------------------------        ------------   ------------   ------------   ------------   -------------

Guaranties(1) ......................   $ 12,200,400   $ 12,200,400             --             --             --
Addison, Texas lease ...............   $    532,260   $    106,452   $    212,904   $    212,904             --
Shreveport, Louisiana warehouse ....   $    972,000   $     97,200   $    194,400   $    194,400   $    486,000

----------
(1) Represents our guaranties in connection with the 7% senior secured convertible notes issued by Probex Fluids Recovery that have been reclassified from long-term debt to short-term debt.

RECENT ACCOUNTING DEVELOPMENTS

         In June 2001, the FASB, issued SFAS No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized, but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

         We adopted SFAS No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective October 1, 2001. Application of the non-amortization provisions of the Statements is expected to result in an increase in net income of $422,550 ($0.01 per share) per year. We have performed a preliminary evaluation of the carrying value of goodwill, and we believe there was no impairment to goodwill. We intend to perform an evaluation of goodwill for the year ended September 30, 2002.

         In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which is effective for years beginning after June 15, 2002, which will be our fiscal year 2003. SFAS No. 143 addresses legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development or normal operation of a long-lived asset. The standard requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Any associated asset retirement costs are to be capitalized as part of the carrying amount of the long-lived asset and expensed over the life of the asset. We have not yet determined what the effect of SFAS No. 143 will be on our earnings and financial position.

         In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations, for a disposal of a segment of a business. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. We adopted SFAS No. 144 as of October 1, 2001, and we do not expect that the adoption of the Statement will have a significant impact on our financial position and results of operations.

         In April, 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, related to accounting for debt extinguishments, leases and intangible assets of motor carriers. The provisions of SFAS No. 145 are effective for fiscal years beginning after May 15, 2002 with earlier adoption encouraged. We have not determined the impact of the pronouncement.

                                    BUSINESS

OVERVIEW

         We are a technology-based, renewable resource company that is engaged in the commercialization of our patented ProTerra process. We have invested the majority of our resources since inception on research, development and commercialization of our patented ProTerra technology, which has the ability to process used lubricating oil into at least three products that we intend to market to individual consumers as well as commercial and industrial customers. The three primary products are:

         o ProLube lubricating base oil, which will be suitable for consumer automotive, heavy-duty diesel engine and industrial needs;

         o ProPower fuel oil, useful as a low-ash industrial fuel or refinery feed for the manufacture of gasoline; and

         o ProBind asphalt flux, which will compete with other asphalt flux products.

         To date, we have produced trial amounts of our products using the ProTerra process in our process demonstration facility. We expect to begin construction of our first full-scale reprocessing facility in the United States near Wellsville, Ohio once financing for the project is obtained. Commencement of operations at this facility is targeted for approximately 17 months after project financing is completed, with an anticipated startup and performance testing period of an additional five months. In the longer term, we foresee additional domestic plants along the Gulf Coast and the West Coast and in the Northeast and Southeast. We are also in discussions with a European company to form a joint venture for the possible construction of a facility in France, but we can make no assurance that we will complete these discussions satisfactorily or that we will in fact enter into any joint venture. While our primary business upon completion of one or more of these proposed facilities will be the production of high-quality lubricating base oils and associated products from collected used lubricating oils, our current revenues are solely derived from our used oil collection and sales operations in the United States.

OUR MARKET OPPORTUNITY

         Today, used lubricating oils are often burned or improperly disposed of with serious damaging impact to soil, water and air. Our objective is to use a portion of the estimated 10 billion gallons of annually available used lubricating oil worldwide to supply high-quality recycled lubricating base oils to consumers as well as commercial and industrial customers while at the same time benefiting our environment. We anticipate that our products will comply with automotive, heavy-duty diesel engine and industrial lubricating oil standards recently implemented in the United States and several other countries. These recently-implemented standards are intended to reduce environmental emissions, improve fuel economy, improve lubrication under widely divergent temperature conditions and meet design specifications of new types of engines. Our recycled base oil is also expected to meet a number of the evolving standards for other lubricating oils, including vehicular transmission fluids, hydraulic fluids and industrial engine oils. As a result, we believe we will be able to take advantage of market opportunities that may be available for high-quality lubricating base oil producers that can meet these more stringent requirements.

OUR TECHNOLOGY

         We believe that our patented ProTerra process will improve the economics of used lubricating oil reprocessing by reprocessing used lubricating oils into high-quality lubricating base oils at lower costs than has been possible to date. In addition, unlike other existing commercial reprocessing methods, rather than just recovering the original lubricating base oil, our ProTerra process is expected in many cases to enhance it beyond original performance standards.

         Historically, sophisticated separation units used by the refining or petrochemical-processing industries have not often been employed to extract lubricating base oil from certain types of used oils because employing this type of equipment to reprocess used lubricating oil often creates a thick black sludge as the used lubricating oil is heated.

The black sludge causes rapid fouling within the processing equipment, requiring the equipment to be shut down for cleaning. To address this fouling problem, existing commercial reprocessors have used relatively ineffective and maintenance-intensive separation equipment, which is designed to reduce fouling rather than provide effective separation. This, in turn, has necessitated additional processing equipment and additional costs to rectify the shortcomings of the separation process.

         Our ProTerra process employs a technique that, in the initial processing stage, virtually eliminates used lubricating oil's propensity to foul. This allows us to apply proprietary adaptations of distillation and separation technologies that previously could not be effectively employed in processing used lubricating oils. These technologies have also been able to enhance the base oil product beyond its original quality by correcting certain shortcomings in its original manufacture. While these results have been achieved in our process demonstration facility, we cannot assure you that the same results will be achieved on a full commercial production scale.

OUR PRODUCTS

         Our ProTerra technology processes used lubricating oil into three primary products that we intend to market under the tradenames ProLube, ProPower and ProBind.

         ProLube Base Lubricating Oil. Our ProLube base lubricating oil is the primary product produced by our ProTerra process. Suitable for a variety of commercial automotive, heavy-duty diesel engine and industrial applications, it is expected to account for approximately 68% of the yield from our planned reprocessing facilities and we anticipate that it will be the source of a substantial portion of our future revenue.

         ProPower Light Distillate Fuel Oil. Our ProTerra process also produces a high-quality, light distillate that is useful as a low-ash industrial fuel or refinery feed for the manufacture of gasoline. The light distillate and secondary fuel products are expected to account for approximately 19% of the yield of our planned reprocessing facilities.

         ProBind Asphalt Flux. The final product produced by our ProTerra process is ProBind asphalt flux, which will compete with other asphalt flux products. It is expected to account for approximately 13% of the yield of our planned reprocessing facilities.

PLANNED REPROCESSING FACILITY

         We are actively planning the construction of our first full-scale reprocessing facility. We have entered into an option agreement that allows us to purchase a 22-acre site located near Wellsville, Ohio on the Ohio River in the center of large supply and product markets. The site includes a barge dock, significant above-ground tankage and rail access. This option expires on November 30, 2002. The Columbiana Port Authority has agreed to extend the option until February 28, 2003, but has not yet signed an agreement to that effect. To initiate construction of a full-scale reprocessing facility on this site, we will require funding of approximately $130.0 million. To obtain this funding, we are actively pursuing several alternative financing structures, including the issuance of additional debt and equity securities and a leveraged lease transaction. We are also working with the Swiss Re Group to evaluate its willingness to issue a new commitment to provide a "technology and market risk facility" in connection with various financing alternatives currently under consideration for the planned Wellsville facility. We expect that a technology and market risk facility will under most foreseeable circumstances be required to protect our senior project lenders from certain risks attributable to funding the construction process. Our previous technology and market risk facility commitment from Swiss Re Financial Products Corporation expired October 18, 2002, as expected, in accordance with its terms. Although we believe a commitment to provide a technology and market risk facility will ultimately be necessary to complete the financing activities, we do not anticipate finalizing the issuance of such a commitment until terms of the financing are fully structured. While we will use our best efforts to obtain project financing and a new commitment from Swiss Re, we cannot assure you that our efforts will be successful.

         In anticipation of obtaining our project financing, we have executed a fixed-price, fixed-schedule agreement with the international engineering and construction firm Petrofac LLC to provide engineering, procurement and construction services for the planned Wellsville facility. We are currently evaluating the most cost effective method of operating this initial facility, either with our personnel or with third party contractors. We plan to use an outside contractor for repair and maintenance. We envision that this contractor will be responsible for maintenance of the entire facility, including plant operations, material transfers and storage. The construction period for the planned Wellsville facility is expected to be approximately 17 months, with an anticipated startup and performance testing period of an additional five months. Additionally, we have engaged Environmental Resources Management to provide permitting and environmental management services for us during the construction process. Environmental Resources Management is one of our investors, and Nicholas Hollingshad, one of our directors, serves as operations director of Environmental Resources Management.

OUR SUPPLY OF USED LUBRICATING OIL

         We believe Safety-Kleen Corporation and U.S. Filter collect approximately 27% of all available used lubricating oil appropriate for use as reprocessing feedstock. The remainder of the used lubricating oil collection industry in the U.S. is highly fragmented. There are a number of mid-size regional companies and hundreds of small local collection companies that collect used lubricating oils. In May 2000, we acquired substantially all of the assets of Petroleum Products, Inc. and Intercoastal Trading Company, Inc. through our wholly-owned subsidiary, Probex Fluids Recovery. Petroleum Products and Intercoastal Trading are in the business of collecting, purchasing, selling, delivering or marketing used petroleum products in Ohio and Kentucky. In September 2000, Probex Fluids Recovery acquired substantially all of the assets of Specialty Environmental Services, a division of Pennzoil-Quaker State Company. Specialty Environmental Services is in the business of collecting, purchasing, storing, selling and delivering used lubricating oil and related products primarily in Louisiana. To date, we do not have the resources to supply all of the amount of lubricating oil required as feedstock for our planned Wellsville facility. As a result, we will have to enter into one or more feedstock agreements with third parties to supply our short fall.

OUR COMPETITION

         Safety-Kleen is the largest domestic reprocessor of used lubricating oil into lubricating base oil and, therefore, is a prospective competitor. Safety-Kleen also has European operations and constitutes a potential competitor in Europe as well. Safety-Kleen has recently completed an upgrade to its East Chicago, Indiana refinery, which resulted in a shift in the base oils it produces and a change in the volume of base oils suitable to manufacture the most popular grades of motor oil. We believe this change in the product volumes reduces Safety-Kleen's capability to provide the balance of base oils to meet the needs of their customers. Safety-Kleen also uses a non-proprietary thin or wiped film process at its East Chicago facility that currently processes a substantial amount of used oil each year into lubricating base oil, fuel and asphalt byproducts. Evergreen Oil Inc. employs a similar technology at a relatively smaller reprocessing facility in Northern California. Other competing technologies include:

         o    IFP/Viscolube's thermal deasphalting process;

         o    Universal Oil Products' HyLube direct contact hydrogenation;

         o    Interline Resources Corporation's propane extraction system;

         o    Sotulub's acid clay process; and

         o    Aristal/Emprotec's proprietary process.

Many of these competitors also offer their services in Europe and could compete with any operations we may commence in the future in Europe.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

         Our intellectual property protection strategy is twofold. The first element of the strategy is patent protection. We have filed for and hope to secure the broadest possible patent protection for the core elements of our technology in as many major world markets as possible where patents are recognized and enforced. We have received from the United States Patent Office two patents covering 102 claims and also have received patent protection in Australia. The U.S. patents cover our de-fouling pretreatment and distillation processes until 2017 and the Australian patents extend until 2018. We expect to file patents in other countries that cover the intellectual property included in existing patents where we deem patent protection desirable.

         The second element of our intellectual property strategy is the protection of our trade secrets. Our patent applications were filed in 1997 and early 1998 before the major portion of our initial product demonstration program. Accordingly, essentially all of the process condition optimizations developed through initial product demonstration have not been disclosed under our patent filings. We presently intend to maintain this information as a closely protected trade secret, thereby providing a significant measure of intellectual property protection even in markets where patents are effectively unenforceable.

         We also have applied for or received trademark protection in the United States and several other countries and intend to vigorously defend our marks.

ENVIRONMENTAL LAWS AND LIABILITIES

         Our activities are subject to substantial regulation by foreign, federal, state and local government agencies under laws that regulate the environment, health, safety, zoning, land-use and permitting. In September 1992, the Environmental Protection Agency, or EPA, enacted regulations that specifically govern the management of used oils. Although used oil directed for reprocessing is not classified as a hazardous waste under federal law, certain states do regulate used oil as hazardous wastes, which may adversely affect us. Permits, registrations and other governmental authorizations are generally required for our business operations and facilities, including our planned plant near Wellsville, Ohio. These permits, registrations and other authorizations are largely in place, but we must still obtain some key permits to continue construction of the planned Wellsville facility and our existing authorizations are subject to revocation, modification and renewal. We cannot assure you that regulatory authorizations yet to be obtained for the planned plant near Wellsville and other planned facilities in the United States and abroad will be issued by regulatory authorities. Furthermore, if we are unsuccessful in our efforts to renew our option to purchase the Wellsville, Ohio site and are forced to seek another location for the planned facility, we may be required to restart the process of obtaining appropriate permits for construction and use of the surrounding land. Some of the principal laws and regulations affecting our business are as follows:

         The Comprehensive Environmental Response, Compensation and Liability Act of 1980, also known as CERCLA or Superfund, establishes a program for federally directed response or remedial actions with respect to the discharge of hazardous substances, pollutants or contaminants, including waste oil, into the environment. The law authorizes the federal government either to seek a binding order directing responsible parties to undertake these actions or authorizes the federal government to undertake these actions and then to seek compensation for the cost of clean-up and other damages from potentially responsible parties. Private parties are also allowed to seek compensation for the cost of clean-up and other damages from potentially responsible parties. The Superfund Amendments and Re-Authorization Act of 1986 adopted more detailed and stringent standards for remedial action at Superfund sites, and clarified provisions requiring damage assessments to determine the extent and monetary value of injury to natural resources. CERCLA defines several classes of parties who may be considered jointly and severally liable under CERCLA, including current and previous owners and operators of contaminated property. Persons who generate or arrange for the disposal or treatment of hazardous or toxic substances or other wastes may also be liable for the costs of removal or remediation of contamination at a disposal or treatment facility, whether or not the facility is or ever was owned or operated by these persons.

         The Resources Conservation and Recovery Act of 1976, or RCRA, established a comprehensive regulatory framework for the management of hazardous waste at facilities and regulation of underground storage tanks. This legislation establishes a "cradle-to-grave" system for the management of hazardous waste, imposing upon all parties who generate, transport, treat, store or dispose of waste, above certain minimum quantities, requirements for performance, testing and record keeping. RCRA also requires permits for construction, operation and closure of facilities and requires post-closure care and monitoring. The legislation was amended in 1984 to:

         o increase the scope of the regulation of small quantity waste generators and waste oil handlers and recyclers;

         o    require corrective action at hazardous waste facilities;

         o    phase in restrictions on disposal of hazardous waste; and

         o require the identification and regulation of underground storage tanks containing petroleum and other chemicals.

         The Clean Air Act of 1970, as amended in 1977, establishes National Ambient Air Quality Standards for certain air pollutants, which are to be achieved by the individual states through State Implementation Plans. The legislation regulates the quantity and quality of emissions from specific industrial sources. For toxic emissions, the Clean Air Act authorizes the Environmental Protection Agency, or EPA, to regulate emissions from industrial facilities directly. The EPA under the Clean Air Act has also established emission limits for new sources of pollution, and is responsible for ensuring compliance with air quality standards. The Clean Air Act requires regulated emission sources to obtain operating permits, which commonly impose emission limitations and standards.

         The Clean Water Act of 1972, as amended in 1987, establishes water pollutant discharge standards. The legislation requires states to set water quality standards for significant bodies of water within their boundaries and to ensure attainment or maintenance of those standards. Most industrial and government facilities must apply for and obtain discharge permits, monitor pollutant discharges and under certain conditions reduce certain discharges. The National Pollutant Discharge Elimination System authorizes the federal and state governments to issue permits for the discharge of pollutants into the waters of the United States. State programs must be consistent with minimum federal requirements, although they are commonly more stringent. Permits are required under this legislation for, among other things, certain industrial discharges of storm water.

         The Safe Drinking Water Act, as amended in 1986, regulates public water supplies by requiring the EPA to establish primary drinking water standards. These standards also guide the EPA in seeking clean-up of groundwater resources.

         The Oil Pollution Act of 1990 imposes liability for oil discharges, or threats of discharge, into the navigable waters of the United States on the owner or operator of the responsible vessel or facility. Oil is defined to include oil refuse and oil mixed with wastes other than dredged spoil, but does not include oil designated as a hazardous substance under CERCLA. This legislation requires the responsible party to pay all removal costs, including the costs to prevent, minimize or mitigate oil pollution in any case in which there is a discharge or a substantial threat of an actual discharge of oil. In addition, the responsible party may be held liable for damages for injury to natural resources, loss of use of natural resources and loss of revenues from the use of these resources.

           The EPA has authorized many states to enforce regulations promulgated under federal programs. In addition, there are numerous state and local authorities that regulate the environment, health and safety, some of which impose stricter standards than federal laws and regulations. Some states have enacted legislation which generally provides for registration, recordkeeping, permitting, inspection and reporting requirements for transporters, collectors and recyclers of hazardous waste and waste oil. The penalties for violations of environmental laws include injunctive relief, recovery of damages for injury to air, water or property and fines for noncompliance. In addition, state and federal common law causes of action also impose liability upon a party for environmental conditions and operations affecting the environment and third parties may use these laws to seek recovery for personal injury or property damage associated with environmental contamination.

         Many foreign governments impose laws and regulations relating to the protection of the environment and the discharge of pollutants in the environment. These laws and regulations could impose significant liability on us for damages, clean-up costs and penalties for discharges of pollutants in the environment, as well as injunctive relief. In addition, some foreign governmental agencies have established pollution control programs, which include environmental permitting, monitoring and surveillance, data collection and environmental impact assessments.

         Environmental laws, including those discussed above, generally impose significant penalties for noncompliance. Environmental laws applicable to our business also impose liability for the remediation and other response to adverse environmental conditions, commonly regardless of fault. As the lessee and owner of real property, many with long histories of industrial use, we may be liable for environmental liabilities.

         It is possible that future developments, such as stricter environmental laws, regulations or enforcement policies, could affect the handling, manufacture, use, emission or disposal of substances or pollutants associated with our business. Moreover, some risk of environmental costs and liabilities is inherent in our particular operations and products, as it is with other companies engaged in similar businesses. We cannot assure you that we will not incur significant costs in complying with these laws. Due to increasingly stringent environmental regulations arising from current and future requirements of proposed laws, we may have significant capital requirements for environmental projects in the future.

EMPLOYEES

         As of September 30, 2002, we had a total of 102 full-time employees, of which 73 were in operations, nine were in sales and marketing, four were in research and development, and 16 were in finance and administration. We also have five part-time employees. None of our employees are represented by a labor union. We have not experienced any work stoppage and consider relations with our employees to be good.

PROPERTIES

         Our principal business address is 15510 Wright Brothers Drive, Addison, Texas 75001. At this location, we lease approximately 21,300 square feet of space. The term of this lease extends through May 31, 2007 and the monthly rent is $8,900. Our executive and administrative staff is at this location. The facility also houses our research and development facilities, including a process demonstration plant that is currently under construction. In addition, we have office and warehouse space at 2760 Valley View Drive, Shreveport, LA 71108, which we occupy under the terms of a services agreement with Pennzoil-Quaker State Company. At this location, we occupy approximately 8,850 square feet of space. The term of the services agreement is through December 31, 2010 and the monthly sum payable for use of the space is $8,100. As described above, we have entered into an option agreement that allows us to purchase a 22-acre site near Wellsville, Ohio. To date, we have paid approximately $530,000 for this option to purchase the Wellsville site. This option expires on November 30, 2002. The Columbiana Port Authority has agreed to extend the option until February 28, 2003, but has not yet signed an agreement to that effect. The Federal Highway administration has determined that no transfers of title to this land may be made to private industry before completion of a highway interchange that is projected to occur in 2003. Should we exercise the option to purchase the land, under the terms of the option agreement an interim lease agreement would be placed in effect until the seller certifies in writing that the highway interchange is complete.

LEGAL PROCEEDINGS

         From time to time we may become subject to proceedings, lawsuits and other claims in the ordinary course of business including proceedings related to environmental and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance.

         McClain Group Leasing, Inc. sued us and our subsidiary, Probex Fluids Recovery, Inc., on August 14, 2002, in the 162nd state district court in Dallas County, Texas. The plaintiff's original petition seeks an unspecified amount of damages on behalf of McClain and alleges that we breached the terms of certain lease agreements concerning the rental of industrial equipment. We believe the case is without merit and intend to defend it vigorously, but we cannot predict the outcome of these proceedings.

         A placement agent has asserted a claim for fees due in the amount of $1.4 million in cash and warrants to purchase 20,000,000 shares of common stock for providing alleged brokerage services in connection with our transaction with Fusion Capital. At the current time, no litigation or arbitration has been filed regarding the claim. We cannot predict whether any proceedings will be filed and the outcome of any such proceedings.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

         The following table sets forth the names of our directors and executive officers, their ages and their positions, as of the date of this prospectus.

NAME                           AGE                          POSITION
----                           ---                          --------
Charles M. Rampacek........     59      Chairman of the Board, President, Chief Executive
                                          Officer and Director
Dr. Bob G. Gower...........     65      Director
Ron W. Haddock.............     61      Director
Nicholas W. Hollingshad....     47      Director
Thomas G. Murray...........     44      Director
Thomas G. Plaskett.........     59      Director
William A. Searles.........     59      Director
Ronald J. Tiso.............     55      Director
Roger D. Arnold............     47      Senior Vice President and General Counsel
Bruce A. Hall..............     46      Senior Vice President, Chief Financial Officer and
                                          Secretary
Martin R. MacDonald........     40      Senior Vice President of Technology and Business
                                          Development
David J. McNiel............     49      Senior Vice President of Operations

DIRECTORS

         Charles M. Rampacek, our Chairman, Chief Executive Officer and President, joined our board of directors in April 2000 and is chairman of our corporate governance committee. He was named President and CEO in August 2000 and assumed the additional responsibility of Chairman in December 2000. Mr. Rampacek was the president and chief executive officer of Lyondell-Citgo Refining, LP, a joint venture of Citgo Petroleum Corporation and Lyondell Chemical Company from 1996 to August 2000. From 1982 to 1995, he held various executive positions for Tenneco, Inc., and its energy-related subsidiaries, including president of gas pipeline transportation, executive vice president of gas pipeline operations and senior vice president of refining & supply. Prior to that, Mr. Rampacek held various positions with Exxon Company USA for 16 years. Additionally, Mr. Rampacek serves as a director of Flowserve Corporation and Orion Refining Corporation and as president, chief executive officer and director of Probex Fluid Recovery, Inc., our wholly-owned subsidiary.

         Dr. Bob G. Gower joined our board of directors in February 2001 and is chairman of our audit committee and a member of our compensation and finance committees. From 1997 until 2000, Dr. Gower was the principal owner and chief executive officer of Specified Fuels and Chemicals and is currently serving as president and chief executive officer of Carbon Nanotechnologies, Inc. Dr. Gower is the retired president and chief executive officer of Lyondell Petrochemical Company. He became the president of Lyondell Petrochemical Company when it was formed in April 1985 and was elected chief executive officer in October 1988 and chairman of the board in August 1994, in which capacity he served until 1997. From 1984 to 1985 he served as senior vice president for Atlantic Richfield Company, responsible for planning and advanced technology for the company. From 1979 to 1984 he was senior vice president of ARCO Chemical Company and prior to that had various executive, sales, research and engineering assignments with Sinclair and with ARCO after the merger of the two companies. He is a member of the board of directors of Kirby Corporation.

         Ron W. Haddock has been a director of our company since January 2002 and is a member of our audit and corporate governance committees. He is the retired president and chief executive officer of FINA. He joined FINA in August 1986 as vice president and chief operating officer, and was elected to FINA's board of directors in 1987. Mr. Haddock was named president and chief executive officer on January 1, 1989, a post he held until his retirement on July 31, 2000. From 1981 until 1982 he served as executive assistant to the chairman of Exxon Corporation and from 1982 until 1986 as director of Esso Eastern Incorporated. Prior to that, Mr. Haddock held various management positions of increasing responsibility in operations and technical areas within the Exxon organization. Mr. Haddock is currently chairman of the board of Trinity Industries S-Ventures Group and Triads, a logistics management company 85% owned by Trinity; chairman of the board of SepraDyne, a Dallas based environmental technology company; member of the board of Alon Energy USA, a petroleum refining and marketing company; chairman of Alon Real Estate USA; a member of the board of Townsend-Tarnell, a Houston based consulting firm; a member of the board of Adea Solutions, a high-tech personnel and consulting firm in Dallas; and a member of the restructured board of Enron Corp.

         Nicholas W. Hollingshad was an advisory director of our company from April 1999 until January 2002, when he became one of our directors. He is the operations director of Environmental Resources Management, an international environmental engineering and consulting firm, and has over 20 years of industrial environmental engineering experience. Mr. Hollingshad has been employed by Environmental Resources Management since January 1997, having served as oprations director since March 2001 and as office manager of an affiliated company from January 1997 to March 2001. Over an eight-year period prior to joining Environmental Resources Management, he held a variety of process engineering and management positions at two major U.S. petroleum refineries.

         Thomas G. Murray formed our predecessor company in July 1993, was our President and Chief Executive Officer from March 1994 through September 1997 and was our Chief Executive Officer from October 1997 through October 1999. After September 1999, he served as our Senior Vice President until June 2000. He has been a member of our board of directors since 1994 and is currently a private investor. Mr. Murray is a member of our compensation committee.

         Thomas G. Plaskett served as our Chairman of the Board from September 1997 until December 2000. He has been one of our directors since June 1994, and was our interim President and Chief Executive Officer from October 1999 until August 2000. Mr. Plaskett has broad-based experience at senior levels of major corporations, having served as chairman of the board of Greyhound Lines, Inc., chairman and chief executive officer of Pan Am Corporation and president and chief executive officer of Continental Airlines. He is presently a director of Radio Shack Corporation, Smart and Final Inc. and Norell, Inc. Mr. Plaskett also served as vice chairman of Legend Airlines from June 1997 to February 2001. Legend Airlines filed a petition for reorganization under the federal bankruptcy laws on December 3, 2000. From 1992 to 1996, Mr. Plaskett was a director of Neostar Retail Group, Inc. (formerly Babbage's, Inc.) and served as chairman of Neostar Retail Group, Inc. from September 1996 to December 1996. Neostar Retail Group, Inc. filed a petition for reorganization under the federal bankruptcy laws in September 1996. Mr. Plaskett is chairman of our compensation committee and a member of our audit committee.

         William A. Searles was an advisory director of our company from November 1999 to January 2002. He became one of our directors in January 2002 and is chairman of our finance committee and a member of our corporate governance committee. He has been associated with American Physicians Services Group, Inc. since 1989 as a director, and since 1995 as chairman of its affiliate, APS Investment Services, Inc. He has served as chairman of the board of a private company, Uncommon Care, Inc. since 1998 and as a director of a public company, Prime Medical Services, Inc. since 1989. He has also been a director of APS Asset Management, Inc., a registered investment company since 1998. Prior to 1990, he spent 24 years in various positions with investment banking firms, including his last ten years as a limited partner/associate director with Bear Sterns. Mr. Searles owned a small travel agency for 27 years that filed for federal bankruptcy protection in late 1997 and liquidated under Chapter 7 in January 1999.

         Ronald J. Tiso became one of our directors in March 2002 and is a member of our finance committee. He is currently the managing director of Cambridge Strategies Group, LLC, which has directly or in participation with other direct investors provided in excess of $5.0 million in financing to us. At Cambridge, Mr. Tiso has been active in mergers and acquisitions, including the representation of several highway service companies in their sale to United Rentals Inc. for approximately $58.0 million. Prior to joining Cambridge, Mr. Tiso spent 25 years in both chief operating officer and chief financial officer positions, including the chief financial officer of First Dallas Investors. His background also includes expertise in financial advisory activities for many small and medium-sized companies.

EXECUTIVE OFFICERS

         Roger D. Arnold, Senior Vice President and General Counsel, joined us in September 2002. Mr. Arnold most recently served as a partner in the corporate and securities practice, of the law firm Akin Gump Strauss Hauer & Feld LLP in Dallas where he was involved in a broad-based corporate practice covering a wide range of business transactions and concerns. These activities included mergers and acquisitions, contract negotiations and analysis, debt and equity issuance, commercial credit arrangements, complex financial transactions, shareholder meetings and other corporate governance matters. Mr. Arnold joined Akin Gump as an associate in 1984 and became a partner in 1991. He left Akin Gump in 1992 to join the Dallas law firm of Kuntz and Bonesio as a partner, returning to Akin Gump in 1995. Mr. Arnold has been a member of the State Bar of Texas since 1984.

         Bruce A. Hall, Senior Vice President, Chief Financial Officer and Secretary and senior vice president of Probex Fluid Recovery, Inc., our wholly-owned subsidiary, joined us in May 1999. He has served in numerous financial and operating positions with companies in the hi-tech, manufacturing and real estate industries. Mr. Hall has been chief financial officer of two companies, including Aslan Real Estate, Ltd. from 1996 to May 1999 and Harris Adacom Systems, Inc. from 1993 to 1994. He has been the controller of international operations for Recognition Equipment, Inc. and Harris Adacom, Inc. from 1986 to 1991 and 1991 to 1994, respectively. Additionally, Mr. Hall was a principal of the Capital Funding and Consulting Group, L.C. and a senior auditor with Arthur Young & Co, a predecessor of Ernst & Young LLP.

         Martin R. MacDonald, Senior Vice President of Technology and Business Development, joined us in 1995. Prior to joining us, Mr. MacDonald served as manager of projects at Ferguson Industries from 1994 to 1995, where he oversaw various aspects of new technology design and implementation. At Thermix Inc., Mr. MacDonald was responsible for managing the development and implementation of customized energy efficient technologies for the molten metal and chemical industries from 1992 to 1994. He has successfully developed and commercialized several new technologies, including a high velocity galvanizing system, an ammonium injection system and a reduced emission ammonium polyphosphate plant, all of which are currently in commercial use.

         David J. McNiel, Senior Vice President of Operations and senior vice president and director of Probex Fluid Recovery, Inc., joined us in September 2000. Mr. McNiel was vice president of refining for Lyondell-Citgo Refining, LP, a joint venture of Citgo Petroleum Corporation and Lyondell Chemical Company from 1996 to September 2000. From 1990 to 1996, McNiel held various operations and technical executive positions with Tenneco Inc.'s natural gas pipeline subsidiary. He also held operations positions at Mobil Oil Company for two years, and spent 11 years at Tenneco Inc.'s refining and marketing subsidiary in a variety of management and engineering assignments.

OTHER SIGNIFICANT EMPLOYEES

         John N. Brobjorg, Vice President and Corporate Controller, joined us in October 1999. He has served in numerous financial positions with companies in the hi-tech, manufacturing and clinical laboratory industries. Mr. Brobjorg has been a finance and/or accounting manager of several companies, including Praxair Inc. from May 1996 to October 1999, Corning Clinical Laboratories from February 1992 to April 1996, Convex Computer Corporation from March 1985 to November 1990 and Amsoil, Inc. from November 1982 to March 1985. Additionally, Mr. Brobjorg was the controller for Logic Process Corporation from February 1991 to February 1992.

         John E. Fahey, Vice President of Sales and Marketing, joined us in March 1999. He was the former regional sales manager - base oil sales, and sales and marketing manager for U.S. government sales for Safety Kleen-Oil Recovery. Mr. Fahey marketed base oils for Safety-Kleen for eight years. Mr. Fahey is a former president of the Independent Lubricant Manufacturers Association. Mr. Fahey has served or currently serves on various industry and trade association committees for technical and business activities. Prior to joining Safety-Kleen, Mr. Fahey worked 23 years for an oil and grease manufacturer, formulating and producing products for the private-label and contract lubricants market.

         Lester F. Van Dyke, Vice President of Investor Relations, joined us in October 2000. For the previous 15 years, Mr. Van Dyke served as director, investor relations and corporate communications for Battle Mountain Gold Company where he was responsible for the development and implementation of its worldwide investor communications programs. From 1973 to 1985, Mr. Van Dyke held various communications positions of increasing responsibility with the Pennzoil Company. He also held communications positions at Texaco Inc. and the Oil & Gas Journal.

         There are no family relationships among our directors and officers. Our officers are elected annually by the board of directors at a meeting held following each annual meeting of stockholders, or as necessary and convenient in order to fill vacancies or newly-created offices. Each officer serves at the discretion of our board of directors.

         Under an investor rights agreement dated June 2000, HSB Engineering Finance Corporation, a 7.1 % stockholder, has the right to designate a representative to attend and participate in meetings of our board of directors as a non-voting observer. As of November 15, 2002, HSB Engineering had not exercised its observer right. HSB Engineering loses the right to appoint an observer on the earlier of:

         o such time as HSB Engineering and its affiliates own less than 5% of our outstanding common stock; and

         o the shares of common stock held by HSB Engineering and its affiliates are registered for resale under the Securities Act of 1933.

         Additionally, under a placement agent agreement dated July 21, 1999, APS Financial Corporation has the right to designate an observer to our board of directors. William A. Searles is the chairman of the board of APS Investment Services, Inc. which wholly owns APS Financial. Since Mr. Searles, is one of our directors, APS Financial has not currently chosen to designate a board advisor. Under a stock purchase agreement with Probex Southwest Partnership, L.P., Probex Southwest is also entitled to appoint an advisory director. Since Nicholas W. Hollingshad, a limited partner of Probex Southwest, is one of our directors, Probex Southwest has not currently chosen to designate a board advisor. The holders of our 7% senior secured convertible notes also have the right to nominate a board observer, which right they had not exercised as of November 15, 2002. In addition, under loans made to us for interim financing, certain of our lenders are entitled to appoint a member to our board of directors until such loans have been repaid or converted into our common stock. Ronald Tiso is the current board designee of these lenders.

BOARD OF DIRECTORS

         Our board of directors consists of eight voting members. All voting members of our board of directors serve in this capacity until their terms expire or until their successors have been duly elected and qualified. Our board is divided into three classes that serve staggered three-year terms, as follows:

CLASS                  EXPIRATION OF TERM                          MEMBERS
-----                  ------------------                          -------

Class I............           2002             Ron W. Haddock, Thomas G. Plaskett, Thomas
                                                 G. Murray
Class II...........           2003             Nicholas W. Hollingshad, William A. Searles,
                                                 Ronald J. Tiso
Class III..........           2004             Charles M. Rampacek and Dr. Bob G. Gower

Newly-elected directors and any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

         Board Committees. Our board of directors has established four committees: the audit committee, the finance committee, the compensation committee and the corporate governance committee.

         Audit Committee. Our audit committee makes recommendations to our board of directors regarding the selection of independent auditors, reviews our filings with the Securities and Exchange Commission, reviews the results and scope of audit and other services provided by our independent auditors and reviews and evaluates our audit and control functions. The directors currently serving on the audit committee, all of which are independent, are Messrs. Gower (Chairman), Haddock and Plaskett.

           Corporate Governance Committee. The corporate governance committee makes recommendations to the board of directors regarding candidates for election to the board of directors and concerning the size, structure, composition and functioning of the board of directors as well as other corporate governance issues. Our bylaws require that stockholders give advance notice and furnish certain information to us in order to nominate a person for election as a director. The directors serving on the corporate governance committee are Messrs. Rampacek (Chairman), Searles and Haddock.

         Compensation Committee. Our compensation committee makes recommendations to our board of directors concerning salaries and incentive compensation for our employees. The compensation committee also reviews and administers our 1999 Omnibus Stock and Incentive Plan, as amended and restated. The directors serving on the compensation committee are Messrs. Plaskett (Chairman), Gower and Murray.

         Finance Committee. Our finance committee was formed in March 2002 and makes recommendations to our board of directors concerning management of our financial resources. The directors currently serving on the finance committee are Messrs. Searles (Chairman), Gower and Tiso.

         Compensation of Directors. We do not pay employee members of our board of directors fees for attendance or other remuneration. We do, however, reimburse all directors for any out-of-pocket expenses incurred by them while serving on the board of directors and any committee of the board of directors.

         In March 2000, the board of directors approved a compensation program for our outside directors, which was modified in December 2000. Under this program, any new outside director will receive options to purchase 10,000 shares (5,000 shares in the case of any new advisory director) of common stock on the date the director is elected to the board of directors, at the fair market value (generally the closing price of our common stock as reported on the American Stock Exchange) on the date of this grant. In addition, all outside directors will be entitled to receive, on an annual basis, options to purchase 25,000 shares (12,500 shares in the case of advisory directors) of common stock as of the date of the annual meeting of stockholders for services rendered during the calendar year in which the annual stockholders' meeting is held. The grant will be made on the date of the annual meeting for each year.

EXECUTIVE COMPENSATION

         The following table contains summary information about compensation paid to or earned for each of the three fiscal years ended September 30, 2002 by our chief executive officer and by our three other most highly-compensated executive officers (our "named executive officers") serving in this capacity as of September 30, 2002 whose total annual salary and bonus exceeded $100,000 for that fiscal year. In connection with the employment of Roger D. Arnold, our Senior Vice President and General Counsel, in September 2002, we agreed to pay him $125,000 per year. Compensation does not include minor business related and other expenses paid by us and such amounts in the aggregate do not exceed $10,000.

                           SUMMARY COMPENSATION TABLE

                                                                   ANNUAL COMPENSATION    LONG-TERM COMPENSATION
                                                                   -------------------    ----------------------
                                             FISCAL YEAR ENDED                             SECURITIES UNDERLYING
                                                 SEPT. 30               SALARY($)              OPTIONS/SAR(#)
                                             -----------------     -------------------    ----------------------

Charles M. Rampacek                                2002                    185,804(1)                --
  Chairman of the Board, President and             2001                    181,284                   --
  CEO.....................................         2000                     30,462(2)         1,010,000(3)(4)

Bruce A. Hall
  Sr. Vice President, CFO and Secretary...         2002                    123,131(5)                --
                                                   2001                    115,820               55,000(6)
                                                   2000                     81,796              200,000(7)
Martin R. MacDonald
  Sr. Vice President of Technology &
    Business Development..................         2002                    116,496(8)                --
                                                   2001                    115,820                   --
                                                   2000                     93,911              100,000(9)
David J. McNiel
  Sr. Vice President of Operations........         2002                    116,621(10)               --
                                                   2001                    115,820              400,000(11)
                                                   2000                         --                   --

----------

(1) Excludes $13,846 of deferred salary that is contingent upon us securing financing of our planned Wellsville facility. Additionally, $32,967 of this amount was deferred and subsequently paid on October 3, 2002.

(2) Represents Mr. Rampacek's salary from August 1, 2000, the date he joined us as President and Chief Executive Officer, until September 30, 2000.

(3) Represents options to purchase 1,000,000 shares of common stock granted on August 1, 2000, subject to the execution of an employment agreement with us, which occurred in February 2001. The exercise price for 829,930 of the options is $2.20 per share and for the remaining 170,070 options is $2.9375 per share. Upon grant, 200,000 shares vested immediately and the remainder vest ratably over the next four years on the anniversary of the initial grant.

(4) In April 2000, the board of directors granted Mr. Rampacek options to purchase an aggregate of 10,000 shares of our common stock upon his election to the board of directors. These options represent compensation for Mr. Rampacek's services as a director and do not relate to services provided as our current President and Chief Executive Officer. The options are exercisable at $3.437 per share and expire in April 2010.

(5) Excludes $8,846 of deferred salary that is contingent upon us securing financing of our planned Wellsville facility. Additionally, $21,062 of this amount was deferred and subsequently paid on October 3, 2002.

(6) Represents options to purchase 55,000 shares of our common stock granted on October 31, 2000, of which 18,333 shares vested on October 31, 2001, 18,333 shares vested on October 31, 2002 and 18,333 shares will vest on October 31, 2003. The exercise price for the shares subject to these options is $1.875 per share.

(7) Represents options to purchase 200,000 shares of our common stock granted on April 1, 2000, of which 50,000 shares vested immediately, 37,500 shares vested on each of April 1, 2001 and April 1, 2002 and 37,500 shares will vest on each of April 1, 2003 and April 1, 2004. The exercise price for the shares subject to these options is $1.875 per share.

(8) Excludes $8,846 of deferred salary that is contingent upon us securing financing of our planned Wellsville facility. Additionally, $21,062 of this amount was deferred and subsequently paid on October 3, 2002.

(9) Represents options to purchase 100,000 shares of our common stock granted on September 1, 2000, of which 50,000 shares vested immediately, 12,500 shares vested on each of April 1, 2001 and April 1, 2002 and 12,500 shares will vest on each of April 1, 2003 and April 1, 2004. The exercise price for the shares subject to these options is $1.875 per share.

(10) Excludes $8,846 of deferred salary that is contingent upon us securing financing of our planned Wellsville facility. Additionally, $21,062 of this amount was deferred and subsequently paid on October 3, 2002.

(11) Represents options to purchase 400,000 shares of our common stock granted on September 1, 2000, of which 100,000 shares vested on each of September 1, 2001 and September 1, 2002 and 100,000 shares will vest on each of September 1, 2003 and September 1, 2004. The exercise price for the shares subject to these options is $2.4375 per share.

OPTION GRANTS IN LAST FISCAL YEAR

         We did not issue any stock options to our executive officers during fiscal year 2002.

FISCAL YEAR END OPTION EXERCISES AND VALUES

         The following table sets forth information concerning unexercised options held by the named executive officers as of September 30, 2002. No options were exercised by the named executive officers during fiscal 2002.

                                           NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED IN-THE-MONEY OPTION
                                       UNEXERCISED OPTIONS AT FISCAL YEAR END(#)                AT FISCAL YEAR END
                                       -----------------------------------------    ----------------------------------------
NAME                                      EXERCISABLE         UNEXERCISABLE            EXERCISABLE         UNEXERCISABLE
----                                   ----------------   ---------------------     -----------------   --------------------

Charles M. Rampacek(1)(2).............      610,000              400,000                  $0(3)               $0(3)
Bruce A. Hall(4)(5)...................      143,333              111,667                  $0(3)               $0(3)
Martin R. MacDonald(6)................       75,000               25,000                  $0(3)               $0(3)
David J. McNiel(7)....................      200,000              200,000                  $0(3)               $0(3)

---------------

(1) Includes options to purchase 10,000 shares of common stock at an exercise price of $3.437 per share, granted upon his election to the board of directors under the director compensation plan adopted by the board of directors on March 30, 2000. These shares represent compensation for Mr. Rampacek's services as a director and do not relate to his services provided as our current President and Chief Executive Officer.

(2) Includes options to purchase 1,000,000 shares of common stock granted on August 1, 2000, subject to the execution of an employment agreement with us, which occurred in February 2001. Upon grant, 200,000 shares vested immediately and the remainder vest ratably over four years on the anniversary of the date of initial employment. The exercise price for 829,530 of the shares subject to these options is $2.20 per share and the exercise price for the remaining 170,070 shares are issuable under an option that has an exercise price of $2.9375.

(3) Value based upon $0.48, the average of the high and low prices of our common stock on November 18, 2002.

(4) Includes options to purchase 55,000 shares of common stock granted on October 31, 2000, of which 18,333 shares vested on October 31, 2001, 18,333 shares vested on October 31, 2002 and 18,333 shares will vest on October 31, 2003. The exercise price for the shares subject to these options is $1.875 per share.

(5) Includes options to purchase 200,000 shares of common stock granted on April 1, 2000, of which 50,000 shares vested immediately, 37,500 shares vested on each of April 1, 2001 and April 1, 2002 and 37,500 shares will vest on each of April 1, 2003 and April 1, 2004. The exercise price for the shares subject to these options is $1.875 per share.

(6) Represents options to purchase 100,000 shares of common stock granted on April 1, 2000, of which 50,000 shares vested immediately, 12,500 shares vested on each of April 1, 2001 and April 1, 2002 and 12,500 shares will vest on each of April 1, 2003 and April 1, 2004. The exercise price for the shares subject to these options is $1.875 per share.

(7) Includes options to purchase 400,000 shares of common stock granted on September 1, 2000, of which 100,000 shares vested on each of September 1, 2001 and September 1, 2002 and 100,000 shares will vest on each of September 1, 2003 and September 1, 2004. The exercise price for the shares subject to these options is $2.4375 per share.

1999 OMNIBUS STOCK AND INCENTIVE PLAN

         The following summary details a number of provisions of our 1999 Omnibus Stock and Incentive Plan, as amended.

GENERAL INFORMATION

         The 1999 plan is administered by the compensation committee of our board of directors. The 1999 plan provides for the granting of options, restricted stock awards and performance awards. Under the 1999 plan, the compensation committee may:

         o select our officers, directors, key employees and consultants to whom awards may from time to time be granted;

         o determine whether awards are to be granted to one or more eligible persons;

         o determine the number of shares to be covered by each award granted; and

         o    determine the terms and conditions of any award granted.

The maximum number of shares that may be granted under the 1999 plan to any person whose compensation is subject to the limitation on deductibility under
Section 162(m) of the Code, is 1,100,000 shares.

         Under the 1999 plan, the maximum number of shares of common stock that we may issue is currently 8,750,000, plus shares which are reacquired under our special share repurchase plan. Under our share repurchase plan, shares may be
(1) repurchased by us in the open market, or (2) deemed to be repurchased from unissued or treasury shares at the closing price of the shares on the date of the deemed reacquisition. The aggregate number of repurchased shares available under the 1999 plan may not exceed 75% of the shares authorized for grant.

AWARDS UNDER THE 1999 PLAN

      STOCK OPTIONS

         Both non-qualified and incentive stock options may be granted under the 1999 plan. The option price is determined by the compensation committee; however, in the case of an incentive stock option, the option price per share may not be less than the fair market value of a share on the date of grant. The aggregate fair market value (determined as of the date of grant) of the shares in an incentive stock option may not exceed $100,000 per year for each grantee. The compensation committee may condition the exercise of any option upon the attainment of specified performance goals or other factors as the compensation committee may determine. Incentive stock options may not be granted to any person who owns more than 10% of the total combined voting power of all classes of our stock at the date of grant, unless the option price is at least 110% of the fair market value on the date of grant and the exercise period may not exceed five years from the date of grant. Non-qualified stock options may be granted under the 1999 plan and may contain any terms and provisions the compensation committee determines. As of June 30, 2002, there were 5,885,749 shares of common stock subject to outstanding options at a weighted average price of $1.5803 per share. The number of shares of our common stock issuable upon the exercise of options issued to each director for his or her services during fiscal year 2002 are set forth below:

           NAME                                         NUMBER OF SHARES
           ----                                         ----------------
           Bob G. Gower..........................            25,000
           Thomas G. Plaskett....................            25,000
           Thomas G. Murray......................            25,000
           Nicholas W. Hollingshad...............            35,000(1)
           William A. Searles....................            35,000(1)
           Ron W. Haddock........................            35,000(1)
           Ronald D. Tiso........................            35,000(1)

----------

(1) Each of these directors received an option to purchase 10,000 shares of our common stock upon their appointment to our board of directors, in accordance with our board of directors compensation program.

      RESTRICTED SHARES AWARD

         A restricted shares award is an award of common stock, which is subject to a substantial risk of forfeiture during its period of restriction, as determined by the compensation committee. The restrictions on restricted shares will lapse in whole, or in installments, over the periods selected by the compensation committee, but a complete lapse always will occur on or before the ninth anniversary of the date of grant and the compensation committee may accelerate the date on which restrictions lapse regarding any restricted shares.

         Each eligible person receiving a restricted shares award will have all of the rights of a stockholder regarding the restricted shares, such as voting rights and the right to receive any dividends. These restricted shares will be registered in the holder's name and bear a restrictive legend disclosing the restrictions. During the restricted period, any distributions in the form of shares, cash or other property (other than regular cash dividends) will be subject to the same restrictions as the corresponding shares, and these restrictions will lapse at the same time the restrictions on the corresponding shares(s) lapse. All restricted share distributions will remain in our custody until that lapse date. Restricted shares constitute issued and outstanding common stock for all corporate purposes. Once the restrictions have lapsed, the stock certificates and any related distributions are delivered to the holder. There were no restricted shares awards made in fiscal year 2002.

      PERFORMANCE AWARDS

         The compensation committee may grant performance awards, which may represent a share of common stock or be related to the increase in the value of a common share, or be contingent on our achievement of specified performance measures during the performance period. These awards may be in the form of performance shares, convertible preferred stock, convertible debentures, exchangeable securities and restricted share awards or options, valued by reference to earnings per share or subsidiary performance. These performance awards may be granted alone, in addition to, or in tandem with other awards.

         The compensation committee establishes the performance measures for each performance period, and these performance measures may differ as to each eligible person who receives a performance award. Generally, the eligible person must remain in our employment until the expiration of the performance period to be entitled to the performance award. There were no performance awards made in fiscal year 2002.

OTHER PROVISIONS

         In the event of either a change in control, or a potential change in control, unless the compensation committee provides otherwise before this event,
(1) all awards, will become fully exercisable, nonforfeitable or the restricted periods terminate, as the case may be, and (2) the value of all outstanding non-qualified stock options will be cashed out on the basis of the change in control price, effective as of the date of the change in control or on a different date determined by the compensation committee.

         If at any time while the 1999 plan is in effect there is any increase or decrease in the number of outstanding shares because of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares, then appropriate adjustments will be made to the number of shares subject to the award and the consideration to be paid by the holder in order to acquire the shares.

         Awards are not transferable except to the holder's beneficiary or (except for an incentive stock option), with the consent of the compensation committee, to the holder's immediate family or to a charity.

TERMINATION

         The 1999 plan will terminate on July 22, 2009.

401(k) PLAN

         Our employees are eligible to participate in our 401(k) plan which we adopted in May 2000. Under our 401(k) plan, employees may elect to reduce their current compensation by up to the lesser of 60% of eligible compensation or the statutorily prescribed annual limit, $11,000 in 2002, and contribute this amount to the 401(k) plan. The trustee under the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in various investment funds. The 401(k) plan is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986 so that contributions by employees to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn, and so that the contributions by employees will be deductible by us when made. We may make discretionary pre-tax matching contributions to our employees' accounts. The amount contributed by us will be equal to a percentage determined annually by our board of directors. We do not currently make matching contributions under the 401(k) plan. Each employee is required to make a pre-tax deferral contribution in order to be eligible for matching contributions. We retained Fidelity Investments to act as recordkeeper and funding agent for our 401(k) plan.

EMPLOYMENT AGREEMENTS

         In 2000, we entered into employment agreements with two of our executives, Charles M. Rampacek, our Chairman of the Board, President and Chief Executive Officer, and David J. McNiel, our Senior Vice President of Operations. Each agreement provides for a minimum initial base salary, subject to annual review and increase by our compensation committee. In addition, each agreement provides for an annual cash bonus upon accomplishment of certain corporate objectives to be established by our compensation committee.

         The employment agreements with Messrs. Rampacek and McNiel provided for initial annual base salaries of at least $180,000 and $115,000, respectively. Each executive received a 10% deferred increase in salary in calendar year 2002, but these deferred increases will not become payable until we secure project financing for our planned Wellsville facility. The employment agreement with Mr. McNiel provided for immediate option grants to acquire 400,000 shares of common stock, of which 100,000 vest upon each anniversary of his date of hire. These options are exercisable at the market price on Mr. McNiel's date of hire. Under Mr. Rampacek's employment agreement, we granted options to purchase 1,000,000 shares of common stock, comprised of (1) 829,930 non-qualified stock options, exercisable at $2.20 per share; and (2) 170,070 incentive stock options, exercisable at $2.9375 per share.

         Both of these executive employment agreements provide for severance and change in control payments. If the employment is terminated by us without cause, by the executive for good reason or due to death or disability, the executive is entitled to severance benefits equal to (1) earned but unpaid compensation, (2) the pro rata amount of any annual cash bonus, (3) a lump sum payment equal to base salary plus any annual bonus and (4) immediate vesting of all options.

         These executive employment agreements define a change in control as any transaction resulting in the acquisition by any person of 50% of our voting stock, the replacement of all of our directors within a 24-month period, or a liquidation or sale of substantially all of our assets. The executive is entitled to change in control benefits if, within one year following a change in control, the executive's employment is terminated by us without cause or by the executive due to (1) our failure to maintain the executive in his prior position, (2) a significant, adverse change in the executive's nature of authority or responsibilities, base salary or bonus opportunity or the right to benefits, (3) a relocation which is greater than 45 miles from the prior location or (4) any material breach of the employment agreement. Change in control benefits include (1) two times base salary and two times annual bonus,
(2) earned but unpaid base compensation and pro rata amount of annual cash bonus and (3) immediate vesting of all unvested equity. Furthermore, if within the 12 months preceding a change in control, the executive is terminated by us without cause or by the executive for good reason, the executive may choose between the greater of the severance benefits and the change in control benefits.

         Thomas G. Murray has been a director since 1994 and was also our chief executive officer until October 1999 and a senior vice president until his resignation on May 31, 2000. In connection with his resignation, we entered into an employment agreement with Mr. Murray whereby Mr. Murray agreed to continue to provide services to us as a non-executive employee until January 2002. In exchange for these services, we agreed to pay Mr. Murray cash compensation of $90,000 annually and to provide Mr. Murray with certain other employee benefits through June 30, 2001. In addition, we modified the terms of stock options previously issued to Mr. Murray to permit them to vest over time, rather than upon the occurrence of certain specified events and as a result, we have applied variable accounting treatment to these options. One-third of Mr. Murray's options to purchase 490,000 shares of common stock at $0.50 per share vested on May 31, 2000, and one-third of his options vested on each of January 1, 2001 and 2002.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of November 15, 2002, with respect to the beneficial ownership of shares of our common stock:

         (1) by any person or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known to us to own beneficially more than 5% of the outstanding shares of our common stock;

         (2) by each of our directors and each of our executive officers named in the Summary Compensation Table; and

         (3)  by all of our directors and executives officers as a group.

         Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of November 15, 2002 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership before the offering is based on 39,048,795 shares of our common stock outstanding on November 15, 2002. Percentage ownership after the offering assumes that Fusion Capital purchases 15,000,000 shares of our common stock available under the common stock purchase agreement.

                                                                                   PERCENT OF COMMON STOCK
                                                                                      BENEFICIALLY OWNED
                NAME AND ADDRESS                   AMOUNT AND NATURE
              OF BENEFICIAL OWNER                 OF BENEFICIAL OWNER     BEFORE THE OFFERING     AFTER THE OFFERING
              -------------------                 -------------------     -------------------     ------------------

Zesiger Capital Group LLC....................         12,813,343(1)                26.3%                    20.1%
320 Park Avenue, 30th Floor
New York, NY 10022

General Conference of .......................         10,933,076(2)                23.6%                    17.8%
Seventh-day Adventists
12501 Old Columbia Pike
Silver Spring, MD 20904

HSB Engineering Finance Corp.................          2,796,114(3)                 7.1%                     5.1%
One State Street
Hartford, CT  06102

United Infrastructure Company, LLC...........          2,119,716(4)                 5.4%                     3.9%
(an affiliate of Bechtel Corporation)
P.O. Box 193965
San Francisco, CA 94119

Charles M. Rampacek..........................          1,038,341(5)                 2.6%                     1.9%
Bob G. Gower.................................             92,000(6)                 *                        *
Thomas G. Murray.............................          1,735,797(7)                 4.0%                     2.8%
Thomas G. Plaskett...........................            630,850(8)                 1.6%                     1.2%
Nicholas W. Hollingshad......................            343,126(9)                 *                        *

                                                                                   PERCENT OF COMMON STOCK
                                                                                      BENEFICIALLY OWNED
                NAME AND ADDRESS                   AMOUNT AND NATURE
              OF BENEFICIAL OWNER                 OF BENEFICIAL OWNER     BEFORE THE OFFERING     AFTER THE OFFERING
              -------------------                 -------------------     -------------------     ------------------

William A. Searles...........................          1,072,194(10)                2.7%                     1.9%
Ron W. Haddock...............................             99,603(11)                *                        *
Ronald J. Tiso...............................            140,091(12)                *                        *
Bruce A. Hall................................            467,414(13)                *                        *
Martin R. MacDonald..........................            866,583(14)                *                        *
David J. McNiel..............................            595,850(15)                *                        *
All executive officers and directors as......
 a group                                               7,083,124(16)               27.6%                    18.9%

----------
*Represents beneficial ownership of less than 1% of our outstanding common stock. None of the named executive officers or directors owns shares of our Series A preferred stock.

(1) Based upon Schedule 13G, Amendment No. 2, filed on August 9, 2002. Includes 9,600,267 shares of common stock issuable upon conversion of our 7% senior secured convertible notes due November 2004, assuming a conversion price of $0.75, which are convertible at any time at the option of the holders. Zesiger Capital Group LLC disclaims beneficial ownership of all of these securities. Such securities are held in discretionary accounts which Zesiger Capital Group LLC manages. Excludes convertible promissory notes of $2,500,000 aggregate principal amount that are convertible upon the consummation of project financing for our initial facility at a conversion price based upon such financing.

(2) Based upon Schedule 13G, Amendment No. 2, filed on February 14, 2002, and other information known to us. Includes 967,999 shares of common stock issuable upon conversion of 181,500 shares of Series A preferred stock, which are convertible into common stock at any time at the option of the holder. General Conference of Seventh-day Adventists is a corporation acting as trustee and manager to certain retirement, investment and income funds which are the record owner of a portion of these shares. Includes 53,334 shares of common stock issuable upon conversion of 10,000 shares of Series A preferred stock owned by General Conference Insurance Company of Vermont, a wholly-owned subsidiary of General Conference Corporation of Seventh-day Adventists. Includes 6,300,000 shares of common stock issuable upon the exercise of warrants that have already vested held by General Conference Corporation of Seventh-day Adventist and its affiliates. Excludes shares issuable upon conversion of convertible promissory notes in $4,300,000 aggregate principal amount that are convertible upon the consummation of project financing for our planned Wellsville facility.

(3)  Based on Schedule 13G, filed on February 14, 2001.

(4)  Based on Schedule 13G, Amendment No. 1, filed on January 18, 2002.

(5) Includes 610,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002, 82,500 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002 and 266,667 shares of common stock issuable upon conversion of $200,000 in principal amount of our 7% senior secured convertible notes due November 2004, which are convertible at the option of the holder at any time (assuming a conversion price of $0.75). Excludes 400,000 shares issuable under the exercise of stock options that have not vested. Excludes convertible promissory notes of $85,000 aggregate principal amount that are convertible upon the consummation of project financing for our planned Wellsville facility a conversion price based upon such financing.

(6) Includes 60,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002 and 22,500 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002. Excludes a convertible promissory note of $15,000 aggregate principal amount that is convertible upon the consummation of project financing for our initial facility at a conversion price based upon such financing.

(7) Includes 10,410 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002 and 75,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002. Includes 100,000 shares pledged to General Conference Corporation of Seventh-day Adventists in connection with a forward sales transaction.

(8) Includes 350,000 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002 and 100,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002.

(9) Includes 72,500 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002 and 129,000 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002. Excludes convertible promissory notes of $116,000 aggregate principal amount that are convertible upon the consummation of project financing for our initial facility at a conversion price based upon such financing.

(10) Includes 72,500 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002, 53,333 shares of common stock issuable upon conversion of 10,000 shares of Series A preferred stock, which are convertible into common stock at any time at the option of the holder and 766,872 shares of common stock issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002. Includes 19,177 shares of common stock, 59,748 shares issuable under the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002 and 80,000 shares of common stock issuable upon conversion of 15,000 shares of Series A preferred stock, which are convertible at any time at the option of the holder held by American Physicians Service Group. Mr. Searles disclaims beneficial ownership of the shares and warrants held by American Physicians Service Group.

(11) Includes 35,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002 and 15,000 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002. Excludes a convertible promissory note of $10,000 aggregate principal amount that is convertible upon the consummation of project financing for our initial facility at a conversion price based upon such financing.

(12) Includes 35,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002. Includes 84,138 shares of common stock issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002 held in the name of Cambridge Strategies, LLC, which Mr. Tiso has contractual rights to acquire.

(13) Includes 161,666 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002 and 148,235 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002.

(14) Includes 75,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002 and 77,647 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002.

(15) Includes 200,000 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002 and 75,000 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002 and 266,667 shares of common stock issuable upon conversion of $200,000 in principal amount of our 7% senior secured convertible notes due November 2004, which are convertible at the option of the holder at any time. Excludes 200,000 shares issuable under the exercise of stock options that have not vested. Excludes convertible promissory notes of $80,000 aggregate principal amount that are convertible upon the consummation of project financing for our planned Wellsville facility at a conversion price based upon such financing.

(16) Represents 12 persons and includes 1,746,666 shares issuable upon the exercise of stock options that have already vested or will vest within 60 days of November 15, 2002, 709,049 shares issuable upon the exercise of warrants that have already vested or will vest within 60 days of November 15, 2002, 533,335 shares issuable upon conversion of $400,000 in principal amount of our 7% senior secured convertible notes due November 2004, assuming a conversion price of $0.75, and 20,135 shares of common stock and 715,209 shares issuable upon exercise of warrants for which the executive officer or director exercises voting rights but disclaims beneficial ownership. Excludes 1,600,000 shares issuable upon the exercise of stock options that have not vested and convertible promissory notes in $306,000 aggregate principal amount that are convertible upon the consummation of project financing for our initial facility at a conversion price based upon such financing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On June 30, 1998, we entered into an agreement with HSB Engineering Finance Corporation, whereby HSB Engineering agreed to loan us up to $1.5 million for working capital purposes. Under the terms of this loan, we granted HSB Engineering a ten-year warrant to purchase shares of our common stock equal to 10% of the number of shares of common stock outstanding at the time of conversion on a fully-diluted basis at an exercise price of $0.01 per share. On June 6, 2000, HSB Engineering converted the then outstanding loan balance of $750,000 into 2,796,114 shares of common stock, and we paid accrued interest of approximately $189,000 due under the convertible promissory note. Upon conversion of the loan, we entered into an investor's rights agreement with HSB Engineering granting HSB Engineering the right to designate a representative to attend and participate in meetings of our board of directors as a non-voting observer. HSB Engineering loses the right to appoint an observer when it and its affiliates own less than 5% of our outstanding common stock or when the shares of our common stock held by it and its affiliates are registered for resale under the Securities Act of 1933. As of November 15, 2002, HSB Engineering beneficially owned 7.1% of our outstanding common stock and had not designated its observer.

         Bruce Hall, our Senior Vice President, Chief Financial Officer and Secretary, received a $100,000 loan from us in December 2000, and we hold as collateral for the loan all of our common stock, options and warrants held by Mr. Hall. The loan bears interest at the prime rate of the Bank of America per annum and is payable on December 31, 2002. The outstanding principal balance and accrued but unpaid interest on these notes is payable in one lump sum on the date of maturity.

         Mr. Hall and Charles M. Rampacek, a board member since April 2000 and our Chief Executive Officer and President since August 2000, each loaned us $100,000 on January 22, 2001 at an interest rate of 10% per annum. Interest payments of $246.58 and $136.98 were made to Mr. Hall and Mr. Rampacek on January 31, 2001 and February 5, 2001, respectively. The principal was repaid in full on February 5, 2001.

         David J. McNiel, our Senior Vice President of Operations since September 2000, also loaned us $100,000 on January 23, 2001 at an interest rate of 10% per annum. Interest payments of $219.18 and $246.57 were made to Mr. McNiel on January 31, 2001 and February 9, 2001, respectively. The principal was repaid in full on February 9, 2001.

         William A. Searles, an advisory director from November 1999 until January 2002 and a director since January 2002, is the chairman of APS Investment Services, Inc. We engaged APS Financial Corporation, an affiliate of APS Investment Services, Inc., to serve as the placement agent for our private placement of Series A preferred stock in 1999. During this engagement, we paid APS Financial Corporation a total of $588,000 in cash commissions and issued to APS Financial Corporation warrants to purchase a total of 402,000 shares of our common stock at an exercise price of $1.875 per share. Additionally, we paid APS Financial Corporation $161,000 in placement agent fees and commissions for subsequent investments by its clients during the fiscal year ended September 30, 2001.

         Mr. Rampacek, Mr. McNiel, our Senior Vice President of Operations since September 2000, John N. Brobjorg, our Vice President and Controller, and certain accounts of Zesiger Capital Group, LLC, a 26.3% stockholder, participated in a $12.5 million loan to our wholly-owned subsidiary, Probex Fluids Recovery, Inc., in November 2000. Under the loan, Messrs. Rampacek, McNiel and Brobjorg and the Zesiger accounts loaned us $200,000, $200,000, $252,000 and $7.5 million, respectively. These notes bear interest payable in cash or our common stock semi-annually, with the principal amount due on November 28, 2004. Probex Fluids Recovery is the issuer of the notes which are secured by the assets of Probex Fluids Recovery and are guaranteed by us. The notes are convertible into our common stock. Initially, the conversion price of these notes was $1.40 per share. The notes issued to the purchasers permitted them to elect at the outset whether interest payable semi-annually would be paid in cash or our common stock. Each of Messrs. Rampacek, McNiel and Brobjorg and the Zesiger accounts elected for interest to be paid in our common stock. As a result, to date we have issued 26,267, 26,268, 33,098 and 985,015 shares of our common stock in lieu of cash to Messrs. Rampacek, McNiel and Brobjorg and the Zesiger accounts, respectively, as interest on these notes. The purchase agreement governing the loan required us to file a registration statement under the Securities Act of 1933 covering the resale of the shares of our common stock issuable upon conversion of the notes evidencing the $12.5 million loan. As of March 31, 2001, we had not filed the registration statement. As consideration for extending our obligation to file the registration statement, we agreed to issue to the holders of these notes that number of shares of our common stock equal to 2% of the shares of our common stock issuable upon conversion of their note at the close of each calendar quarter that the registration statement had not been filed. As a result, to date we have issued 24,951, 24,958, 31,440 and 927,708 shares of our common stock to Messrs. Rampacek, McNiel and Brojborg and the Zesiger accounts, respectively, for the delay in filing the registration statement. Pursuant to the purchase agreement governing the loan, an event of default occurred due to our failure to secure commitments to finance the construction of a reprocessing facility on or prior to September 30, 2001. The note holders agreed to waive this event of default until June 30, 2002. As consideration for the waiver, we amended the notes to reduce the conversion price from $1.40 per share to the lowest dollar amount at which we issued a share of our common stock prior to the consummation of project financing for our first processing facility. As of June 30, 2002, the conversion price of these notes was $0.75 per share. As of June 30, 2002, we still had not secured commitments for financing to construct a facility. The note holders have waived this event of default until February 28, 2003.

         Nicholas W. Hollingshad, an advisory director since April 1999 and a director since January 2002, is operations director of Environmental Resources Management, an international environmental consulting firm. We have engaged Environmental Resources Management to provide environmental due diligence, permitting and other environmental consulting services in connection with the development of our planned facility near Wellsville, Ohio. Under this engagement, for the fiscal years ended September 30, 2001 and 2002, we paid Environmental Resources Management a total of approximately $328,000.

         Mr. Hollingshad was also a limited partner in Probex Southwest Partnership, L.P., a lender of $165,000 under our $3.0 million bridge loan dated February 20, 2001. Ronald J. Tiso, a member of our board of directors since March 2002, is the managing director of Cambridge Strategies Group, LLC, which is also one of the lenders and is the collateral agent under the February 2001 loan. Cambridge loaned us $660,000 under the February 2001 loan. The February 2001 loan is secured by a security interest in all of our assets, excluding intellectual property and ownership interests in Probex Fluids Recovery, Inc. As consideration for extending this loan, Probex Southwest and Cambridge received warrants to purchase 74,250 and 297,000 shares of our common stock, respectively, at an exercise price of $1.719 per share. The February 2001 loan originally matured on July 1, 2001, but was extended until October 1, 2001. As consideration for this extension, Probex Southwest and Cambridge received warrants to purchase 16,500 and 66,000 shares of our common stock, respectively, at an exercise price of $1.56 per share. Additionally, in connection with the extension of the maturity date, the interest rate on these notes was increased, retroactively, from 10% per annum to 12% per annum. Further, we agreed to issue to the lenders for each month that the note is not repaid that number of shares of our common stock equal to 1% of the principal amount outstanding under the note on the last day of the month divided by the average closing price as reported by the American Stock Exchange for the ten trading days immediately prior to such payment. As a result, we issued an aggregate of 2,566 and 10,268 shares of our common stock to Probex Southwest and Cambridge, respectively, for the months of July and August 2001. In September 2001, the maturity date of the February 2001 loan was further extended until December 31, 2001. As consideration for this extension, Probex Southwest and Cambridge tendered the warrants to purchase an aggregate of 90,750 and 363,000 shares of our common stock, respectively, previously issued to them, and we issued a new warrant to purchase 107,250 shares of our common stock to Probex Southwest and a new warrant to purchase 429,000 shares of our common stock to Cambridge, at an exercise price of $1.243. Additionally, as consideration for the extension of the maturity date until December 31, 2001, we increased the 1% common stock payment to 1.5% per month, retroactively. As a result, from September 15, 2001 until October 31, 2001, we issued an aggregate of 6,391 and 25,548 shares of our common stock to Probex Southwest and Cambridge, respectively. In November 2001, Probex Southwest transferred all of the obligations owed to it under the February 2001 loan to its partners. In the distribution, Mr. Hollingshad received a note in the amount of $30,000, a warrant to purchase 19,500 shares of our common stock at an exercise price of $1.243 per share and 1,630 shares of our common stock. In November and December 2001, pursuant to the common stock monthly payment, we issued 1,149 and 24,073 shares of our common stock to Mr. Hollingshad and Cambridge, respectively. The maturity date of the February 2001 loan was then further extended until February 8, 2002. In February 2002, the lenders agreed to extend the maturity date of the February 2001 loan until the earlier of February 28, 2003 or the consummation of project financing for our first processing facility. As consideration for this extension of the maturity date, Mr. Hollingshad and Cambridge were issued warrants to purchase 10,500 and 231,000 shares of our common stock, respectively, at an exercise price of $0.75 per share. The exercise price of the warrants previously issued to the lenders who participated in the February 2001 loan was also adjusted pursuant to the ratchet pricing provisions contained in those warrants to an exercise price of $0.75 per share. As further consideration for this extension, the lenders tendered their notes and we issued notes in like principal amounts that are convertible at a conversion price equal to the price per share of any shares delivered to lenders or purchasers in connection with the planned Wellsville facility or, if no shares are delivered, 94% of the average closing price of our common stock as reported by the American Stock Exchange for the 20 trading days immediately prior to the closing of financing for the facility. Additionally, we granted the lenders a security interest in our intellectual property. The lenders of the February 2001 loan, together with all other lenders of outstanding bridge loans, were also given the right to nominate a member to our board of directors. The lenders nominated Mr. Tiso, and in March 2002 we appointed him to our board of directors. The outstanding principal balance and accrued but unpaid interest on these notes is payable in one lump sum on the date of maturity.

         Messrs. Hollingshad, Rampacek and McNiel and General Conference Corporation of Seventh-day Adventists, a 23.6% stockholder, were lenders under our $1.3 million bridge loan in April 2001. Mr. Hollingshad is also affiliated with Falcon Capital Management, LLC, the collateral agent for the April 2001 loan. Messrs. Hollingshad, Rampacek and McNiel and General Conference loaned us $50,000, $75,000, $75,000 and $500,000, respectively, in the April 2001 loan. As consideration for their participation in this loan, Messrs. Hollingshad, Rampacek and McNiel and General Conference received warrants to purchase 22,500, 33,750, 33,750 and 225,000 shares of our common stock, respectively, at an exercise price of $1.579 per share. The April 2001 loan is secured by a security interest in all of our assets, excluding our intellectual property and ownership interests in our subsidiary, Probex Fluids Recovery, Inc. The April 2001 loan originally matured on September 1, 2001, but was extended until December 31, 2001. As consideration for the extension of the maturity date, Messrs. Hollingshad, Rampacek and McNiel and General Conference received warrants to purchase 5,000, 7,500, 7,500 and 50,000 shares of our common stock, respectively, at an exercise price of $1.243 per share. Additionally, in connection with the extension of the maturity date, the interest rate on these notes was increased, retroactively, from 10% per annum to 12% per annum. Further, we agreed to issue to the lenders that number of shares of our common stock equal to 1% of the principal amount outstanding under the note on the last day of the month divided by average closing price as reported by the American Stock Exchange for the ten trading days immediately prior to such payment for each month that the note is not repaid. As a result, we issued an aggregate of 2,588, 3,963, 3,963 and 26,424 shares of our common stock to Messrs. Hollingshad, Rampacek and McNiel, respectively, from September to December 2001. The maturity date of the April 2001 loan was then further extended until February 8, 2002. In February 2002, the lenders agreed to extend the maturity date of the April 2001 loan until the earlier of February 28, 2003 or the consummation of project financing for our first processing facility. As consideration for this extension of the maturity date, Messrs. Hollingshad, Rampacek and McNiel were issued warrants to purchase 17,500, 26,250 and 26,250 shares of our common stock, respectively, at an exercise price of $0.75. The exercise price of the warrants previously issued to the lenders who participated in the April 2001 loan was also adjusted pursuant to the ratchet pricing provisions contained in those warrants to an exercise price of $0.75 per share. As further consideration for this extension, the lenders tendered their notes, and we issued notes in like principal amounts that are convertible at a conversion price equal to the price per share of any shares delivered to lenders or purchasers in connection with the planned Wellsville facility or, if no shares are delivered, 94% of the average closing price of our common stock as reported by the American Stock Exchange for the 20 trading days immediately prior to the closing of financing for the facility. Additionally, we granted the lenders a security interest in our intellectual property. The outstanding principal balance and accrued but unpaid interest on these notes is payable in one lump sum on the date of maturity.

         In July 2001, General Conference loaned us an additional $500,000. This is secured by a security interest in all of our assets, excluding our intellectual property and ownership interests in our subsidiary, Probex Fluids Recovery, Inc. As consideration for this loan, we issued General Conference a warrant to purchase 275,000 shares of our common stock at an exercise price of $1.579 per share. The maturity date of this loan was extended until February 8, 2002. In February 2002, General

Conference agreed to extend the maturity date of the loan until the earlier of February 28, 2003 or the consummation of project financing for our first processing facility. As consideration for this extension of the maturity date, we issued to General Conference a warrant to purchase 175,000 shares of our common stock at an exercise price of $0.75 per share. The exercise price of the warrant previously issued to General Conference was also adjusted pursuant to the ratchet pricing provisions contained in that warrant to an exercise price of $0.75 per share. As further consideration for this extension, General Conference tendered its note and we issued a note of like principal amount to General Conference that is convertible at a conversion price equal to the price per share of any shares delivered to lenders or purchasers in connection with the planned Wellsville facility or, if no shares are delivered, 94% of the average closing price of our common stock as reported by the American Stock Exchange for the 20 trading days immediately prior to the closing of financing for the facility. The outstanding principal balance and accrued but unpaid interest on this note is payable in one lump sum on the date of maturity.

         United Infrastructure Company, LLC and certain accounts of Zesiger participated in a $3.0 million loan to us dated September 7, 2001. The notes issued in the September 2001 loan are convertible into our common stock or other securities issued in connection with the financing for our first processing facility and are secured by a security interest in all of our assets, excluding our intellectual property and ownership interests in Probex Fluids Recovery, Inc. United Infrastructure serves as the collateral agent under this loan. This loan originally matured on September 30, 2001, but could be extended by its terms on a month-to-month basis upon the issuance of a certain amount of our common stock. As a result, we issued an aggregate of 66,620 and 66,603 shares of our common stock to United Infrastructure and the Zesiger accounts, respectively, from September 2001 to February 2002. In February 2002, the lenders agreed to amend the notes to provide for a maturity date of the earlier of February 28, 2003 or the consummation of project financing for our first processing facility without the issuance of common stock for such monthly extensions. As consideration for this amendment to the notes, United Infrastructure and the Zesiger accounts were each issued warrants to purchase 525,000 shares of our common stock at an exercise price of $0.75 per share. Additionally, we granted the lenders a security interest in our intellectual property. The outstanding principal balance and accrued but unpaid interest on these notes is payable in one lump sum on the date of maturity.

         Beginning in March 2002, General Conference lent us an aggregate of $3.0 million over a three-month period. The promissory note issued to General Conference is convertible at a conversion price equal to the price per share of any shares delivered to lenders or purchasers in connection with the planned Wellsville facility or, if no shares are delivered, 94% of the average closing price of our common stock as reported by the American Stock Exchange for the 20 trading days immediately prior to the closing of financing for the facility. The March 2002 loan is secured by a security interest in our intellectual property. General Conference also serves as the collateral agent for this loan. As consideration for extending the March 2002 loan, we granted to General Conference a security interest in our intellectual property with respect to $1.0 million previously loaned to us. As further consideration for extending the March 2002 loan, we issued to General Conference a warrant to purchase 3,000,000 shares of our common stock at an exercise price of $0.75 per share. The outstanding principal amount of this loan and accrued but unpaid interest is due in one lump sum at the earlier of February 28, 2003 or the consummation of project financing for our first processing facility.

         Messrs. Hollingshad, Rampacek and McNiel, General Conference, Cambridge and certain accounts of Zesiger each participated in a $3.0 million loan to us dated July 26, 2002. Messrs. Hollingshad, Rampacek and McNiel, General Conference, Cambridge and the Zesiger accounts committed to lend us $36,000, $10,000, $5,000, $600,000, $100,000 and $1,500,000, respectively. The commitments were payable by the lenders to us in six equal monthly installments. Of the $3.0 million total commitment, $1.5 million was a firm commitment not subject to funding conditions. As of October 1, 2002, we have received $18,000, $5,000, $2,500, $300,000, $50,000 and $750,000 from Messrs. Hollingshad,
Rampacek and McNiel, General Conference, Cambridge and the Zesiger accounts, respectively, with respect to the firm commitment portion under this loan. The lenders obligation to fund the remainder of their commitment was conditioned upon our receiving a term sheet from a lead investor for project financing by October 1, 2002. Because we did not receive this term sheet, the lenders are not obligated to fund any of the remaining commitment. Nevertheless, as of November 15, 2002, we have received $12,000, $3,333, $1,667, $53,333 and $497,497 of the remaining commitment from Messrs. Hollingshad, Rampacek and McNiel, Cambridge and the Zesiger accounts, respectively. The outstanding notes, having a total aggregate principal balance of $2.4 million, bear interest at 12% per annum and mature on February 28, 2003. The notes are convertible into our common stock, in whole or in part, based upon the outstanding principal balance of the notes plus accrued interest, at the option of the holder, when we secure the Wellsville financing. The notes are convertible at a conversion price equal to the price per share of any shares delivered to lenders or purchasers in connection with the planned Wellsville facility or, if no shares are delivered, 94% of the average closing price of our common stock as reported by the American Stock Exchange for the 20 trading days immediately prior to the closing of financing for the facility. The amount actually funded to us by lenders under their commitments is secured by a security interest in our intellectual property. General Conference serves as the collateral agent for this loan. As consideration for extending this loan, we issued warrants to purchase 54,000, 15,000, 7,500, 900,000, 150,000 and
2,250,000 shares of our common stock to Messrs. Hollingshad, Rampacek and McNiel, General Conference, Cambridge and the Zesiger accounts, respectively, at an exercise price of $0.75 per share. The outstanding principal balance and accrued but unpaid interest on these notes is due on the date of maturity.

                             THE FUSION TRANSACTION

GENERAL

         On August 29, 2002, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase on each trading day during the term of the agreement, $25,000 of our common stock or an aggregate of $20.0 million. The $20.0 million of common stock is to be purchased over a 40 month period, subject to a six month extension or earlier termination at our discretion. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price. Fusion Capital does not have the right nor the obligation to purchase any shares of our common stock at a purchase price per share of less than $0.20.

PURCHASE OF SHARES UNDER THE COMMON STOCK PURCHASE AGREEMENT

         Under the common stock purchase agreement, on each trading day Fusion Capital is obligated to purchase a specified dollar amount of our common stock. Subject to our right to suspend such purchases at any time, and our right to terminate the agreement with Fusion Capital at any time, each as described below, Fusion Capital shall purchase on each trading day during the term of the agreement $25,000 of our common stock. This daily purchase amount may be decreased by us at any time. We also have the right to incrementally increase the daily purchase amount as the trading price of our common stock increases, provided however, we may not increase the daily purchase amount above $25,000 unless our stock price is above $1.25 per share for five consecutive trading days. The purchase price per share is equal to the lesser of:

         o    the lowest sale price of our common stock on the purchase date;
              or

         o the average of the three lowest closing sale prices of our common stock during the ten consecutive trading days prior to the date of a purchase by Fusion Capital.

         The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading days in which the closing bid price is used to compute the purchase price. Fusion Capital may not purchase shares of our common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of our common stock in the event that the 9.9% limitation is ever reached, Fusion Capital is still obligated to pay to us $25,000 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Under these circumstances, Fusion Capital would have the right to acquire additional shares in the future should its ownership subsequently become less than the 9.9%. Fusion Capital has the right at any time to sell any shares purchased under the common stock purchase agreement which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion Capital will ever reach the 9.9% limitation.

         The following table sets forth the number of shares of our common stock that would be sold to Fusion Capital under the common stock purchase agreement at varying purchase prices.

                                                                                                  PROCEEDS FROM THE SALE OF
                                                                PERCENTAGE OUTSTANDING AFTER     15,000,000 SHARES TO FUSION
 ASSUMED AVERAGE PURCHASE           NUMBER OF SHARES           GIVING EFFECT TO THE ISSUANCE       CAPITAL UNDER THE COMMON
          PRICE              TO BE ISSUED IF FULL PURCHASE          TO FUSION CAPITAL(1)           STOCK PURCHASE AGREEMENT
-------------------------    ------------------------------    ------------------------------    ----------------------------

$0.20..................                15,000,000                          31.3%                        $ 3,000,000.00
$0.53(2)...............                15,000,000                          31.3%                        $ 7,950,000.00
$1.33..................                15,000,000                          31.3%                        $19,950,000.00
$2.00..................                10,000,000                          24.3%                        $20,000,000.00

----------

(1) Based on 39,048,795 shares outstanding as of November 15, 2002. Includes the issuance of 1,923,027 shares of our common stock issued to Fusion Capital as a commitment fee and the number of shares issuable at the corresponding assumed purchase price set forth in the adjacent column.

(2)  Closing sale price of our common stock on November 15, 2002.

COMPLIANCE WITH AMERICAN STOCK EXCHANGE RULES

         To be in compliance with American Stock Exchange rules, we cannot sell more than 7,253,598 shares of our common stock (19.99% of 36,286,133 of our outstanding shares as of the date of the common stock purchase agreement) unless we first obtain stockholder approval. Assuming a purchase price of $0.48 per share, the average of the high and low prices of our common stock on November 18, 2002, the gross proceeds to us for these 7,253,598 shares would only be $3,481,727. If we elected to sell more shares to Fusion Capital, we first would be required to obtain stockholder approval to be in compliance with the American Stock Exchange rules. We can make no assurance that we will seek or obtain stockholder approval to issue more than 7,253,598 shares to Fusion Capital.

MINIMUM PURCHASE PRICE

         Fusion Capital shall not have the right or the obligation to purchase any shares of our common stock in the event that the purchase price is less than the floor price of $0.20 per share.

OUR RIGHT TO SUSPEND PURCHASES

         We have the unconditional right to suspend sales of our common stock to Fusion Capital at any time for any reason effective upon one trading day's notice. Any suspension would remain in effect until our revocation of the suspension.

OUR RIGHT TO INCREASE AND DECREASE THE DAILY PURCHASE AMOUNT

         We have the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason effective upon one trading day's notice. We also have the right to increase the daily purchase amount effective upon five trading days' notice as the market price of our common stock increases. Specifically, for every $0.50 increase in the threshold price of our stock above $0.75, we have the right to increase the daily purchase amount by up to an additional $2,500. For example, if the threshold price is $1.25 we would have the right to increase the daily purchase amount up to an aggregate of $27,500. The "threshold price" is the lowest sale price of our common stock during the five trading days immediately preceding our notice to Fusion Capital to increase the daily purchase amount. If at any time during any trading day the sale price of our common stock is below the threshold price, the applicable increase in the daily purchase amount will be void.

OUR TERMINATION RIGHTS

         We have the unconditional right at any time for any reason to give notice to Fusion Capital terminating the common stock purchase agreement. This notice will be effective one trading day after Fusion Capital receives it.

EFFECT OF PERFORMANCE OF THE COMMON STOCK PURCHASE AGREEMENT ON OUR STOCKHOLDERS

         All shares registered in this offering will be freely tradable. We anticipate that shares registered in this offering will be sold by Fusion Capital over a period of up to 40 months from the date of this prospectus. The sale of a significant amount of shares registered in this offering at any given time, or the perception that such sales could occur, could cause the trading price of our common stock to decline and to be highly volatile.

         Fusion Capital may ultimately purchase all of the shares of common stock issuable under the common stock purchase agreement, and it may sell some, none or all of the shares of common stock it acquires from us. Therefore, the purchases under the common stock purchase agreement may result in substantial dilution to the interests of other holders of our common stock. However, as described above, we have the right at any time for any reason to: (1) reduce the daily purchase amount, (2) suspend purchases of the common stock by Fusion Capital, and (3) terminate the common stock purchase agreement.

NO SHORT-SELLING OR HEDGING BY FUSION CAPITAL

         Fusion Capital has agreed that neither it nor any of its affiliates will engage in any direct or indirect short-selling or hedging of our common stock during any time before the termination of the common stock purchase agreement.

EVENTS OF DEFAULT

         Generally, Fusion Capital may terminate the common stock purchase agreement without any liability or payment to us upon the occurrence of any of the following events of default:

         o if the effectiveness of the registration statement of which this prospectus is a part lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Fusion Capital for sale of our common stock offered hereby and such lapse or unavailability continues for a period of ten consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

         o suspension of our common stock from trading on the American Stock Exchange for a period of three consecutive trading days;

         o the delisting of our common stock from the American Stock Exchange or our common stock is otherwise not eligible for trading on the American Stock Exchange provided, however, that our common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market;

         o if at any time the issuance of shares of our common stock to Fusion Capital would exceed the number of shares of common stock that we may issue without breaching the rules of the American Stock Exchange or any other principal market in which our shares are traded;

         o our transfer agent's failure for five trading days to issue to Fusion Capital shares of our common stock that Fusion Capital is entitled to under the common stock purchase agreement;

         o any material breach of the representations, warranties or covenants contained in the common stock purchase agreement or any related agreements that has or could have a material adverse effect on us, subject to a cure period of ten trading days;

         o a default by us of any payment obligation in excess of $1.0 million; or

         o any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

COMMITMENT SHARES ISSUED TO FUSION CAPITAL

         Under the terms of the common stock purchase agreement Fusion Capital has received 1,923,077 shares of our common stock as a commitment fee. Unless an event of default occurs, these shares must be held by Fusion Capital until 40 months from the date of the common stock purchase agreement or the date the common stock purchase agreement is terminated.

NO VARIABLE PRICED FINANCINGS

         Until the termination of the common stock purchase agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity-like securities, other than certain financings in connection with our planned Wellsville facility, unless we have first obtained Fusion Capital's prior written consent.

                               SELLING STOCKHOLDER

         The following table presents beneficial ownership information regarding the selling stockholder, Fusion Capital. Neither the selling stockholder nor any of its affiliates has held a position or office, or had any other material relationship, with us.

                                                                                  PERCENTAGE OF
                                                                                   OUTSTANDING
                               SHARES          PERCENTAGE OF                          SHARES
                            BENEFICIALLY    OUTSTANDING SHARES    SHARES TO BE     BENEFICIALLY
                            OWNED BEFORE    BENEFICIALLY OWNED     SOLD IN THE     OWNED AFTER
    SELLING STOCKHOLDER       OFFERING      BEFORE OFFERING(1)       OFFERING       OFFERING(1)
    -------------------     ------------    ------------------    ------------    -------------

Fusion Capital
Fund II, LLC(1)(2)......     1,923,077             4.9%            16,923,077           0%

----------
(1) As of the date of this prospectus, 1,923,077 shares of our common stock have been acquired by Fusion Capital under the common stock purchase agreement as a commitment fee. Fusion Capital may acquire additional shares under the common stock purchase agreement in the aggregate amount of $20.0 million. The number of shares offered by this prospectus represents 43.3% of our total common stock outstanding as of November 15, 2002. Percentage of outstanding shares beneficially owned before the offering is based on 39,048,795 shares of common stock outstanding as of November 15, 2002, and the percentage of outstanding shares beneficially owned after the offering is based the additional 15,000,000 shares of common stock that Fusion Capital may purchase from us under the common stock purchase agreement after the date of this prospectus. Fusion Capital may not purchase shares of our common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of our common stock in the event that the 9.9% limitation is ever reached, Fusion Capital is still obligated to pay to us $25,000 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Under these circumstances, Fusion Capital would have the right to acquire additional shares in the future should its ownership subsequently become less than the 9.9%. Because Fusion Capital has the right at any time to sell any shares purchased under the common stock purchase agreement, which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion Capital will ever reach the 9.9% limitation.

(2) Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Fusion Capital. Messrs. Martin and Scheinfeld have shared voting and disposition power over the shares being offered under this prospectus.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Our preferred stock has been issued in one series, the 10% cumulative convertible preferred stock, Series A. As of November 15, 2002, there were issued and/or outstanding:

         o    39,048,795 shares of common stock;

         o    265,381 shares of common stock, held as treasury shares;

         o options to purchase 6,348,848 shares of common stock at an average weighted per share price of $1.48;

         o warrants to purchase 23,147,360 shares of common stock at an average weighted per share price of $0.90; and

         o 532,500 shares of Series A preferred stock, which are convertible into 2,839,998 shares of our common stock at any time at the option of the holder, held of record by 48 stockholders.

         The following summary of the provisions of our common stock, preferred stock, certificate of incorporation and bylaws is qualified by provisions of applicable law and our certificate of incorporation and bylaws included as exhibits to the registration statement, of which this prospectus is a part.

COMMON STOCK

         Holders of our common stock do not have cumulative voting rights and are entitled to one vote per share on all matters on which the holders of our common stock are entitled to vote. Our common stock is not entitled to preemptive rights and is not subject to redemption (including sinking fund provisions) or conversion. Upon our liquidation, dissolution or winding up, the assets (if any) legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of all our debts and liabilities and the liquidation preferences of any outstanding classes or series of our preferred stock. All outstanding shares of our common stock are validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to the preferential rights of all classes or series of preferred stock currently outstanding and to preferred stock that we may issue in the future.

PREFERRED STOCK

      "BLANK CHECK" PREFERRED

         Our board of directors has the authority to issue preferred stock in one or more series and to determine all the rights, preferences, privileges and restrictions thereof. If we issue additional preferred stock, it may have the effect of delaying or preventing a change in control of our company without further action by our stockholders and may adversely affect the voting, dividend and other rights of the holders of common stock. As further discussed below, the issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

      10% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A

         Of our authorized preferred stock, we have designated and issued 550,000 shares of 10% cumulative convertible preferred stock, Series A, of which at November 15, 2002, we had 532,500 shares issued and outstanding.

         Ranking. Our Series A preferred stock ranks senior to shares of our common stock with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up. While any shares of our Series A preferred stock are outstanding, without the consent of a majority of those stockholders, we may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to our Series A preferred stock regarding the payment of dividends or amounts upon liquidation, dissolution or winding up or conversion rights. However, without preferred stockholder consent, we may create additional classes of stock, increase the authorized number of shares of preferred stock or issue a series of preferred stock ranking junior to or on a parity with our Series A preferred stock regarding the payment of dividends and amounts upon liquidation, dissolution and winding up and conversion rights.

         Dividends. Holders of shares of Series A preferred stock are entitled to receive, when and if declared by our board of directors out of sources legally available for payment of dividends, cumulative dividends at the rate of 10% per annum per share on the liquidation preference of $10.00 per share (equivalent to $1.00 per annum per share of Series A preferred stock). Dividends on our Series A preferred stock are required to be paid on dividend payment dates of May 1 and November 1 of each year. Dividends on our Series A preferred stock are fully cumulative and accumulate on a daily basis, without interest, whether or not earned or declared and whether or not we have funds legally available for the payment of dividends. We have the option, on any dividend payment date, to pay the dividend due at that time in shares of our common stock. For this purpose, the common stock is valued at $1.50 per share. No dividends can be declared or paid until all accumulated and unpaid dividends on the Series A preferred stock are paid. As of October 1, 2002, there were no accumulated and unpaid dividends on our outstanding series A preferred stock.

         Liquidation. On our liquidation, dissolution or winding up, our Series A preferred stock will be entitled to receive payment of $10.00 per share plus all accumulated and unpaid dividends on our Series A preferred stock. This payment will be made before distribution of assets is made to holders of common stock or any other class or series of our stock that ranks junior to our Series A preferred stock. If, upon our liquidation, dissolution or winding up, our assets or their proceeds are insufficient to pay the full amounts due to the holders of the Series A preferred stock, then these assets or their proceeds will be distributable among the holders ratably.

         Conversion. Shares of our Series A preferred stock are convertible into shares of common stock at the option of the holder thereof at any time, in whole or in part, at a conversion ratio of 5.33333 shares of common stock for each share of Series A preferred stock, which is equivalent to a conversion price of $1.875 per share of common stock. The Series A preferred stock will automatically be converted into shares of common stock at the conversion ratio after any 30 day period in which the average market price of the common stock exceeds $5.625 per share. We are required to reserve and keep available shares of common stock, solely for the purpose of effecting the conversion of our Series A preferred stock.

         Voting Rights. The holders of our Series A preferred stock do not have voting rights, except that approval of a majority of the outstanding shares of Series A preferred stock is required to (1) amend our certificate of incorporation in a way that materially and adversely affects the rights of the holders of our Series A preferred stock or (2) amend our certificate of incorporation to provide for any class of stock having rights senior to our Series A preferred stock.

         Redemption. Shares of Series A preferred stock are not redeemable before September 30, 2004. On or after that date we, at our option, may redeem our Series A preferred stock, in whole or in part, at $10.00 per share plus, accumulated and unpaid dividends. If fewer than all the outstanding shares of our Series A preferred stock are to be redeemed, the number of shares to be redeemed from each holder will be determined by the board of directors.

REGISTRATION RIGHTS

         HSB Engineering, under an investors' rights agreement, originally dated as of June 30, 1998, as amended, possesses piggyback registration rights with respect to the filing of any registration statement for purposes of effecting a public offering of securities if such registration statement is to be filed by us before the date we become eligible to file a registration statement on Form S-3. HSB Engineering's piggyback registration rights are senior to any other registration rights granted by us, and we have covenanted that we will not grant any registration rights of any kind relating to our common stock or any voting shares, other than rights on a parity with or subordinate in right to HSB Engineering. Additionally, HSB Engineering possesses demand registration rights after the date we become eligible to file a registration statement on Form S-3.

         Bechtel Corporation possesses piggyback registration rights with respect to the filing of any registration statement for the offer and sale of common stock for money either for our own account or on behalf of another stockholder, other than under a registration statement filed on Form S-4 or S-8. Bechtel's piggyback registration rights are senior to any other piggyback registration rights granted by us, other than those registration rights granted priority by us before February 28, 2000. After we become eligible to file registration statements on Form S-3, and if we decide to file a registration statement on Form S-3, Bechtel possesses the right to include its shares of common stock issuable under a warrant dated as of February 28, 2000, in such registration statement.

         United Infrastructure Company, an affiliate of Bechtel Corporation, possesses mandatory registration rights with respect to 714,286 shares of our common stock. The registration statement covering the resale of the shares was required to be effective before January 31, 2001. Because the registration statement covering the resale of these shares was not effective, United Infrastructure Company contractually received demand registration rights with respect to the shares. United Infrastructure Company also possess piggyback registration rights in the event we file a registration statement for our own account or the account of others.

         Holders of our 7% senior secured convertible notes possess mandatory registration rights with respect to the shares of common stock issuable upon conversion of our 7% senior secured convertible notes. Under the terms of the notes, we are required to file a registration statement to register the common stock issuable upon conversion of our 7% senior secured convertible notes as soon as practicable after November 29, 2000, and use all commercially reasonable efforts to cause this registration statement to be declared effective under the Securities Act of 1933 as promptly as practicable but not later than 120 days after November 29, 2000. However, we received a waiver from a majority of our note holders extending this date until February 28, 2003. Holders of our common stock sold to the General Conference Corporation of Seventh-day Adventists and accounts of Zesiger Capital Group, LLC, in December 2001 and January 2002, respectively, possess registration rights comparable to the holders of these notes.

         Stonegate Securities, Inc. and Dorset Capital hold warrants to purchase our common stock that possess registration rights commensurate with those held by the holders of our 7% senior secured convertible notes. Holders of our classes F, H, K and N warrants possess piggyback registration rights.

         Holders of the Series A preferred stock possess piggyback registration rights for shares of common stock issuable upon conversion of the Series A preferred stock. APS Financial Corp., which acted as placement agent for the Series A preferred stock, has piggyback registration rights for shares of common stock issuable upon the exercise of warrants granted to it in connection with the placement. The registration rights granted to the holders of the Series A preferred stock and the registration rights granted to APS Financial Corp. are senior to any other registration rights granted by us, other than those registration rights granted to HSB Engineering and Bechtel. We have covenanted that we will not grant any registration rights of any kind relating to our common stock or any voting shares, other than rights on a parity with or subordinate in right to the holders of the Series A preferred stock and APS Financial Corp.

         Under a registration rights agreement, dated as of February 2, 2001, by and between us and United Infrastructure Company, LLC, United Infrastructure Company possesses certain mandatory, piggyback and demand registration rights. United Infrastructure Company waived its mandatory registration rights under this agreement when we issued it a warrant to purchase 250,000 shares of our common stock. The demand registration rights provide that at any time after June 30, 2001, United Infrastructure Company may require us to file a registration statement registering for resale the shares of common stock purchased by United Infrastructure Company. We do, however, have the right to defer such filing for a period of not more than 120 days if we determine that the filing would be detrimental to us, provided, that we may not use this right more than once in any 12-month period.

         We are required to grant to Frost Securities, under an engagement letter dated January 24, 2002, upon closing of a future private placement, warrants to purchase 5% of the common shares sold through the private placement. These warrants will have demand and piggyback registration rights. We have suspended Frost Securities' activities as placement agent at this time.

         Holders of our Classes AC, AD, AH, AI and AK warrants possess piggyback registration rights with respect to the filing of any registration statement for the offer and sale of our common stock for our own account or on behalf of another security holder, other than under a registration statement filed on Form S-4 or S-8.

ANTI-TAKEOVER, LIMITED LIABILITY AND INDEMNIFICATION PROVISIONS

         Certificate of Incorporation and Bylaws. Under our certificate of incorporation, our board of directors may issue additional shares of common stock or establish one or more series of preferred stock having the number of shares that the board of directors may determine without stockholder approval. The issuance of additional common stock or preferred stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. If the board of directors were to determine that a takeover proposal was not in our best interest, additional shares of common stock could be issued by the board of directors without stockholder approval to prevent a takeover.

         Our certificate of incorporation also allows the board of directors to fix the number of directors in the bylaws with one director being the minimum required and no maximum number of directors. Cumulative voting in the election of directors is specifically denied in our certificate of incorporation. Additionally, we currently have three classes of directors. The terms of office of our Class I directors expire in 2005, those in Class II expire in 2003, and those in Class III expire in 2004. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder might consider to be in his or her best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

         Our bylaws provide that special meetings of stockholders generally can be called only by the chairman of the board or the president or the secretary at the request in writing of a majority of the board of directors. Our bylaws provide for an advance notice procedure for the nomination of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, we must receive notice of intent to nominate a director or raise business at such meetings at least 90 days before the annual meeting. The notice must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal. These provisions of the bylaws:

         o may preclude a nomination for the election of directors or preclude the conduct of business at a particular annual meeting if the proper procedures are not followed; and

         o may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us, even if the conduct of this solicitation or attempt might be beneficial to us and our stockholders.

         Delaware Anti-Takeover Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. This section prevents certain Delaware corporations from engaging in a business combination with any interested stockholder under certain circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

         o the transaction in which the stockholder became an interested stockholder is approved by the board of directors before the date the interested stockholder attained this status;

         o upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

         o on or after the date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

         This statute could prohibit or delay mergers or other takeover or change-in-control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

         Additional Items Pending Stockholder Approval. The following items have been included in our proxy statement for action by our stockholders at our next annual meeting:

         o    to elect two Class I directors for three-year terms;

         o to approve an amendment to our certificate of incorporation that increases the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares;

         o to ratify the appointment of Ernst & Young LLP as our independent auditors; and

         o to transact any other business that properly comes before the meeting.

         Limited Liability and Indemnification. Our certificate of incorporation and bylaws limit the liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by Delaware law. Our certificate of incorporation and bylaws permit us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

         Under Delaware law, we may indemnify our directors or officers or other person who was, is or is threatened to be made a named defendant in a proceeding because the person is or was our director, officer, employee or agent, if we determine that this person:

         o    conducted himself or herself in good faith;

         o reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

         o in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

         These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement actually and reasonably incurred by the person involved in the proceeding. If the person is found liable to the corporation for negligence or misconduct, no indemnification may be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish. Indemnification for liabilities under the securities laws is generally not permitted.

                              PLAN OF DISTRIBUTION

         The common stock offered by this prospectus is being offered by Fusion Capital Fund II, LLC, the selling stockholder. The common stock may be sold or distributed from time to time by Fusion Capital directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The sale of our common stock offered by this prospectus may be affected in one or more of the following methods:

         o    ordinary brokers' transactions;

         o    transactions involving cross or block trades;

         o through brokers, dealers or underwriters who may act solely as agents;

         o    "at the market" into an existing market for our common stock;

         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

         o    in privately-negotiated transactions; or

         o    any combination of the foregoing.

         To comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

         Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

         Fusion Capital is an "underwriter" within the meaning of the Securities Act.

         Neither we nor Fusion Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Fusion Capital or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder and any other required information.

         We will pay all of the expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify Fusion Capital and related persons against specified liabilities, including liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Fusion Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the common stock purchase agreement.

         We have advised Fusion Capital that while it is engaged in a distribution of the shares included in this prospectus, it is required to comply with Regulation M promulgated under the Securities Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

         This offering will terminate on the date that all shares offered by this prospectus have been sold by Fusion Capital.

                       CHANGE IN OUR CERTIFYING ACCOUNTANT

         At a meeting held on February 14, 2000, our board of directors approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ending 2000 to replace the firm of M.C. Hunter & Associates as its independent auditors, effective February 14, 2000. The reports of M.C. Hunter & Associates on our financial statements for the two fiscal years ended September 30, 1999 and September 30, 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of our financial statements for each of the two fiscal years ended September 30, 1999 and September 30, 1998, and in the subsequent interim period, there were no disagreements with M.C. Hunter & Associates on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of M.C. Hunter & Associates, would have caused M.C. Hunter & Associates to make reference to the matter in their report.

         We have provided M.C. Hunter & Associates with a copy of this information and M.C. Hunter & Associates has furnished us a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. M.C. Hunter & Associates' response letter, dated February 15, 2000 is filed as Exhibit 99.1 to our Periodic Report on Form 8-K dated February 17, 2000.

                                  LEGAL MATTERS

         The validity of our common stock offered in this prospectus will be passed upon by Akin Gump Strauss Hauer & Feld LLP.

                                     EXPERTS

         The consolidated financial statements of Probex Corp. as of September 30, 2001, and for each of the two years in the period ended September 30, 2001 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file proxy statements and annual, quarterly and special reports with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission's public reference room in Washington, D.C. located at 450 Fifth Street N.W., Washington, D.C. 20549. You may also call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission maintains a web site that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including us. Our Securities and Exchange Commission filings are also available to you free of charge at the Securities and Exchange Commission's web site at www.sec.gov. We also provide access to these reports on our web site, www.probex.com.

         This prospectus is part of a registration statement on Form SB-2 we have filed with the Securities and Exchange Commission under the Securities Act of 1933.

         You may request a copy of our filings, at no cost, by writing or telephoning us at:

                                  Probex Corp.
                            15510 Wright Bros. Drive
                                Addison, TX 75001
                                 (972) 788-4772

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Ernst & Young LLP, Independent Auditors.................................................  F-2

Consolidated Balance Sheet as of September 30, 2001...............................................  F-3

Consolidated Statements of Operations for the Fiscal Years Ended September 30, 2001
and September 30, 2000 ...........................................................................  F-4

Consolidated Statements of Stockholders' Equity for the Fiscal Years Ended September 30, 2001
and September 30, 2000 ...........................................................................  F-5

Consolidated Statements of Cash Flows for the Fiscal Years Ended September 30, 2001
and September 30, 2000 ...........................................................................  F-6

Notes to Consolidated Financial Statements for the Fiscal Years Ended September 30, 2001
and September 30, 2000............................................................................  F-8

Condensed Consolidated Balance Sheet (unaudited) as of June 30, 2002.............................. F-23

Condensed Consolidated Statements of Operations (unaudited) for the Nine Months Ended
June 30, 2002 and June 30, 2001 .................................................................. F-24

Condensed Consolidated Statements of Cash Flows (unaudited) for the Nine Months Ended
June 30, 2002 and June 30, 2001 .................................................................. F-26

Notes to Condensed Consolidated Financial Statements (unaudited) for the Nine Months Ended
June 30, 2002 and June 30, 2001................................................................... F-28

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
Probex Corp.

         We have audited the accompanying consolidated balance sheet of Probex Corp. as of September 30, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended September 30, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Probex Corp. at September 30, 2001, and the consolidated results of its operations and its cash flows for the years ended September 30, 2001 and 2000 in conformity with accounting principles generally accepted in the United States.

         As discussed in Note 1 to the financial statements, the Company's recurring losses from operations and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Dallas, Texas
November 2, 2001

               CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2001

                                                                               SEPTEMBER 30,
                                                                                    2001

ASSETS
Cash and cash equivalents ..............................................        $    586,173
Accounts and notes receivable ..........................................           2,714,505
Inventories ............................................................             614,374
Prepaid and other current assets .......................................             370,249
                                                                                ------------
Total current assets ...................................................           4,285,301

Property, plant and equipment - net ....................................          15,317,481
Goodwill - net .........................................................           5,808,841
Patents - net ..........................................................             419,861
Investments in affiliate - at equity ...................................             719,704
Deferred debt offering costs - net .....................................           1,677,099
Deferred offering costs ................................................           3,215,524
Other assets ...........................................................             357,930
                                                                                ------------
TOTAL ASSETS ...........................................................        $ 31,801,741
                                                                                ============

LIABILITIES
Accounts payable .......................................................        $  1,048,024
Accrued liabilities ....................................................           2,443,055
Deferred plant design costs ............................................           6,454,197
Current maturities of capital lease obligations ........................             186,531
Short-term debt - net of note discount .................................           7,370,264
Current maturities of long-term debt ...................................             279,496
                                                                                ------------
Total current liabilities ..............................................          17,781,567

Capital lease obligations, long-term ...................................             158,727
Long-term debt .........................................................          13,482,927
                                                                                ------------
TOTAL LIABILITIES ......................................................          31,423,221

COMMITMENTS AND CONTINGENCIES ..........................................                  --

STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value, 10,000,000 authorized: 10% Cumulative
  Convertible Preferred Stock, Series A authorized 550,000 shares:
     Issued - 532,500 ..................................................                 533


Common Stock, $0.001 par value, authorized 100,000,000 shares:
     Issued-30,680,685 .................................................              30,681

Additional Paid In Capital .............................................          32,722,140
Deferred stock compensation expense ....................................            (547,516)
Accumulated Deficit ....................................................         (31,648,358)
Less:  Treasury Stock  (common: 167,011 shares) at cost ................            (178,960)
                                                                                ------------
TOTAL STOCKHOLDERS' EQUITY .............................................             378,520
                                                                                ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .............................        $ 31,801,741
                                                                                ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
      FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000

                                                   YEAR ENDED SEPTEMBER 30
                                                  2001                 2000
                                               ------------         ------------
REVENUES ..............................        $ 15,528,606         $  2,684,869
COST OF SALES .........................           7,218,380            1,306,386
                                               ------------         ------------
GROSS PROFIT ..........................           8,310,226            1,378,483

EXPENSES:
Operating .............................           6,875,328              544,752
Research and development ..............           2,970,225            1,995,604
Selling, general and administrative ...           6,082,398            4,691,797
Depreciation and amortization .........           1,220,759              399,038
                                               ------------         ------------
TOTAL EXPENSES ........................          17,148,710            7,631,191
                                               ------------         ------------

OPERATING LOSS ........................          (8,838,484)          (6,252,708)

Interest - net ........................          (7,637,351)             (28,290)
Other - net ...........................              (2,713)              15,508
Equity in net income in affiliate .....              25,257                   --
                                               ------------         ------------
NET LOSS BEFORE INCOME TAX ............         (16,453,291)          (6,265,490)
                                               ------------         ------------

Provision for income tax ..............             (22,000)                  --
NET LOSS ..............................        $(16,475,291)        $ (6,265,490)
                                               ============         ============

NET LOSS PER SHARE ....................        $      (0.61)        $      (0.31)
                                               ============         ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
       FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000

                                                            PREFERRED STOCK                             COMMON STOCK
                                                --------------------------------------   ------------------------------------------
                                                 SHARES      SHARES                         SHARES         SHARES
                                                 ISSUED    SUBSCRIBED        AMOUNT         ISSUED       SUBSCRIBED       AMOUNT
                                                --------   ----------     ------------   ------------   ------------   ------------

BALANCE AT SEPTEMBER 30, 1999 ................        --      190,000     $  1,608,227     18,932,029      2,011,388   $  8,645,861

     Issued for stock that was subscribed ....                                              2,011,388     (2,011,388)

     Issued from exercise of warrants ........                                                363,631                       690,360

     Issued for consulting services ..........                                                115,800                       146,636

     Issued for conversion of debt ...........                                              2,796,114                       750,000
     Issued from private stock sale and
       issuance of subscribed stock ..........   535,000     (190,000)       3,026,185

     Subscribed in private stock sale ........                                                240,750                       609,494
     Receipt of stock from Dissolution
       of Probex Technologies ................

     Preferred Stock dividend accrual ........

     Preferred Stock dividend paid out in
       Common Stock ..........................                                                183,925                       275,897

     Issued for purchase of PPI/ITC ..........                                                800,000                     1,500,000

     Issued for employee stock awards ........                                                 87,500                        87,500

     Amortization of Deferred Stock Expense ..
     Additional paid in capital to warrants
       granted to non employees ..............
     Additional paid in capital related to
       employee stock options ................

     Amortization related to employee
       stock options .........................
     Net loss ................................
                                                --------   ----------     ------------   ------------   ------------   ------------
BALANCE AT SEPTEMBER 30, 2000 ................   535,000           --     $  4,634,412     25,531,137             --   $ 12,705,748


     Reclass of excess of $0.001 par per
       share to additional paid in capital ...                              (4,633,877)                                 (12,680,218)

     Issued for consulting services ..........                                                 43,373                            43

     Issued for conversion of debt ...........                                              1,099,107                         1,099

     Issued from private stock sale ..........                                              1,528,572                         1,529

     Issued from exercise of Warrants ........                                                283,773                           284

     Issued from exercise of
       Stock Options .........................                                                326,666                           327

     Issued from conversion of
       Preferred Stock .......................    (2,500)                           (2)        13,333                            13

     Preferred Stock dividend paid out in
       Common Stock ..........................                                                356,671                           357

     Debenture note interest  paid out in
       Common Stock ..........................                                                741,534                           742

     Bridge note interest paid out in
       Common Stock ..........................                                                756,519                           757

     Preferred Stock dividend accrual ........

     Amortization of Deferred Stock
       Expense ...............................

     Warrants granted to directors ...........

     Warrants granted to underwriters ........

     Amortization related to employee
       stock options .........................
     Additional paid in capital related
       to interest expense on 7%
       convertible debentures ................
     Discounts related to warrants
       attached to bridge loans ..............
     Net loss ................................
                                                --------   ----------     ------------   ------------   ------------   ------------
BALANCE AT SEPTEMBER 30, 2001 ................   532,500           --     $        533     30,680,685             --   $     30,681
                                                ========   ==========     ============   ============   ============   ============



                                                 ADDITIONAL      DEFERRED                       TREASURY STOCK            TOTAL
                                                   PAID IN         STOCK       ACCUMULATED   ----------------------   STOCKHOLDERS'
                                                   CAPITAL        EXPENSE        DEFICIT      SHARES       AMOUNT         EQUITY
                                                ------------   ------------   ------------   ---------    ---------   -------------

BALANCE AT SEPTEMBER 30, 1999 ................  $         --   $     (5,209)  $ (7,889,522)         --    $      --    $  2,359,357

     Issued for stock that was subscribed ....                                                                                   --

     Issued from exercise of warrants ........                                                                              690,360

     Issued for consulting services ..........                                                                              146,636

     Issued for conversion of debt ...........                                                                              750,000
     Issued from private stock sale and
       issuance of subscribed stock ..........                                                                            3,026,185

     Subscribed in private stock sale ........                                                                              609,494
     Receipt of stock from Dissolution
       of Probex Technologies ................                                                 (62,690)        (627)           (627)

     Preferred Stock dividend accrual ........                                    (483,034)                                (483,034)

     Preferred Stock dividend paid out in
       Common Stock ..........................                                                                              275,897

     Issued for purchase of PPI/ITC ..........                                                                            1,500,000

     Issued for employee stock awards ........                                                                               87,500

     Amortization of Deferred Stock Expense ..                        4,168                                                   4,168
     Additional paid in capital to warrants
       granted to non employees ..............     1,022,596                                                              1,022,596
     Additional paid in capital related to
       employee stock options ................     1,867,135     (1,867,135)                                                     --

     Amortization related to employee
       stock options .........................                      635,023                                                 635,023
     Net loss ................................                                  (6,265,490)                              (6,265,490)
                                                ------------   ------------   ------------   ---------    ---------    ------------
BALANCE AT SEPTEMBER 30, 2000 ................  $  2,889,731   $ (1,233,153)  $(14,638,046)    (62,690)   $    (627)   $  4,358,065


     Reclass of excess of $0.001 par per
       share to additional paid in capital ...    17,314,095                                                                     --

     Issued for consulting services ..........        83,051                                                                 83,094

     Issued for conversion of debt ...........     1,537,234                                                              1,538,333

     Issued from private stock sale ..........     1,830,563                                                              1,832,092

     Issued from exercise of Warrants ........       223,487                                    (8,242)     (15,000)        208,771

     Issued from exercise of
       Stock Options .........................       163,006                                   (96,079)    (163,333)             --

     Issued from conversion of
       Preferred Stock .......................           (11)                                                                    --

     Preferred Stock dividend paid out in
       Common Stock ..........................       534,650                                                                535,007

     Debenture note interest  paid out in
       Common Stock ..........................       875,345                                                                876,087

     Bridge note interest paid out in
       Common Stock ..........................       147,180                                                                147,937

     Preferred Stock dividend accrual ........                                    (535,021)                                (535,021)

     Amortization of Deferred Stock
       Expense ...............................                        1,042                                                   1,042

     Warrants granted to directors ...........        17,403                                                                 17,403

     Warrants granted to underwriters ........     1,347,357                                                              1,347,357

     Amortization related to employee
       stock options .........................                      684,595                                                 684,595
     Additional paid in capital related
       to interest expense on 7%
       convertible debentures ................     3,125,000                                                              3,125,000
     Discounts related to warrants
       attached to bridge loans ..............    2,6834,049                                                              2,634,049
     Net loss ................................                                 (16,475,291)                             (16,475,291)
                                                ------------   ------------   ------------   ---------    ---------    ------------
BALANCE AT SEPTEMBER 30, 2001 ................  $ 32,722,140   $   (547,516)  $(31,648,358)   (167,011)   $(178,960)   $    378,520
                                                ============   ============   ============   =========    =========    ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
      FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000


                                                                        YEAR ENDED SEPTEMBER 30,
                                                                          2001                2000
                                                                          ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss .....................................................        $(16,475,291)        $ (6,265,490)
Adjustments:
  Depreciation and amortization ..............................           1,220,759              399,038
  Provision for doubtful accounts ............................              50,000                   --
  Income from investment in affiliate ........................             (25,257)                  --
  Stock option compensation ..................................             684,595              635,023
  Gain on disposition of assets ..............................                  --               (4,576)
  Stock issued for consulting services .......................              83,094              146,626
  Warrants issued to advisory board members ..................              17,403                   --
  Stock issued for employee compensation .....................               1,042               87,500
  Stock issued for interest expense ..........................           1,024,024                   --
  Interest expense related to 7% convertible notes ...........           3,125,000                   --
  Amortization of discount on notes ..........................           2,058,718                   --
  Amortization of deferred financing costs ...................             441,342                   --
  Changes in operating assets and liabilities net of effect
    of business combinations:
    (Increase) decrease in accounts and notes receivable .....          (1,027,332)            (337,580)
    (Increase) decrease in inventories .......................            (516,213)             (24,883)
    (Increase) decrease in prepaid and other .................            (254,401)            (102,161)
    (Increase) decrease in other assets ......................              59,753                   --
    Increase (decrease) in accounts payable ..................            (110,914)             821,172
    Increase (decrease) in accrued liabilities ...............             267,376            1,706,074
                                                                      ------------         ------------
NET CASH USED BY OPERATING ACTIVITIES ........................          (9,376,302)          (2,939,257)

CASH FLOWS USED BY INVESTING ACTIVITIES
Business acquisitions ........................................                  --           (1,783,036)
Investments in affiliates ....................................                  (1)                  --
Purchase of property, plant and equipment ....................          (4,426,665)          (3,362,316)
Proceeds from sale of property, plant and equipment ..........                  --               35,326
Cost of patents ..............................................            (289,267)                  --
                                                                      ------------         ------------
NET CASH USED BY INVESTING ACTIVITIES ........................          (4,715,933)          (5,110,026)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Principal payments on capital lease obligations ..............            (150,487)                  --
Proceeds from short-term borrowings ..........................           9,880,000                   --
Principal payments on short-term borrowings ..................          (7,227,091)                  --
Proceeds from long-term borrowings ...........................          12,500,000            1,500,000
Principal payments on long-term borrowings ...................            (237,577)                  --
Deferred financing costs .....................................          (2,562,112)                  --
Proceeds from sale of preferred stock ........................                  --            3,026,185
Proceeds from sale of common stock ...........................           2,040,863            1,299,855
                                                                      ------------         ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES ....................          14,243,596            5,826,040

NET INCREASE (DECREASE) IN CASH ..............................             151,361           (2,223,243)
CASH AT BEGINNING OF PERIOD ..................................             434,812            2,658,055
CASH AT END OF PERIOD ........................................        $    586,173         $    434,812
                                                                      ============         ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest .....................................        $    493,933         $    188,625


                                                                        YEAR ENDED SEPTEMBER 30,
                                                                          2001                2000
                                                                          ----                ----

Non-cash investing and financing activities:
  Purchase price adjustment to goodwill ......................             694,446                   --
  Deferred plant design costs ................................           4,816,308            1,637,889
  Deferred financing costs in accrued expenses ...............           1,424,496                   --
  Capital lease obligations incurred for purchase of equipment             426,522               84,125
  Conversion of debt and accrued interest to equity ..........           1,538,333                   --
  Warrants issued to underwriters for future offering ........           1,347,357                   --
  Discounts on bridge notes payable ..........................           3,055,400                   --
  Business Acquisitions .......................................                 --            8,550,000

The 2000 amounts have been reclassified to properly reflect the Business Acquisitions.


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

         We are an energy technology company that has developed a patented process that enables us to produce premium quality lubricating base oils from collected spent lubricating oils in an environmentally beneficial and economical manner. While our primary business will be the production of premium quality lubricating base oils from collected spent lubricating oils, we currently operate in a single industry segment, the collection and sales of spent lubricants in the United States.

         We incurred a net loss of $16,475,291 and used cash in operations of $9,376,302 for the year ended September 30, 2001. In addition, at September 30, 2001, our current liabilities exceeded current assets by $13,496,266, and our stockholders' equity was $378,520. We are highly leveraged. At September 30, 2001, our ratio of total indebtedness to equity was 83.02. Our existence and plans for commercializing our patented technology for reprocessing spent lubricating oil are dependent upon our ability to obtain the capital necessary to operate, primarily through the issuance of additional debt or equity.

         We have funded our operations and research and development projects during 2001 in part by sale of equity and conducting interim financings. During the fiscal year ended September 30, 2001, we raised $2,040,863 from the sale of common stock (net of offering costs), $12,500,000 from the issuance of convertible debenture notes, and $9,880,000 of proceeds from short term debt. In addition, we made payments of $7,464,668 on existing debt during this same time.

         We anticipate approximately $7,000,000 of additional capital will be required to sustain our operations for fiscal year 2002. If we do not receive the necessary capital to sustain our operations for fiscal year 2002, we may be unable to continue as a going concern. Management believes the Company will successfully complete its plan to raise additional capital in 2002 and that funds will be available to meet the Company's obligations for at least the next 12 months.

         We are also seeking to raise approximately $140 million of project financing through a combination of debt and equity. Of the $140 million, approximately $125 million will be used for the Wellsville facility, and the remainder will be used for general corporate purposes and to provide sufficient working capital until operational startup of the Wellsville facility.

         In addition to the above, the Company believes it may be required to seek shareholder approval to increase the number of authorized shares in connection with its project financing for its planned Wellsville, Ohio reprocessing facility.

         The financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern.

CONSOLIDATION

         The accompanying consolidated financial statements include the accounts of Probex Corp. and its wholly owned subsidiaries: Probex Fluids Recovery, Inc., Quadrex Corporation and Apollo Oil Company. However, we dissolved the dormant Quadrex Corporation and Apollo Oil Company subsidiaries in October 2001 (see
Note 11). Significant intercompany transactions and balances have been eliminated in consolidation.

INVESTMENT IN AFFILIATE

         Our 50% investment in our affiliate, Specialty Environmental Services of Texas, is stated at cost, adjusted for equity in undistributed earnings since the acquisition.

ACCOUNTING ESTIMATES

         When preparing financial statements in conformity with generally accepted accounting principles, our management must make estimates based on future events which affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include all highly liquid investments with a maturity date of three months or less when purchased.

INVENTORIES

         Inventories are stated at the lower of cost or market. Cost is computed on a weighted average basis. There is a risk that we will forecast demand for our products and market conditions incorrectly and accumulate excess inventories. Therefore, there can be no assurance that we will not accumulate excess inventory and incur inventory charges at the lower of cost or market in the future.

PLANT, PROPERTY AND EQUIPMENT

         Fixed assets greater than $1,000 are recorded at cost and depreciated over their estimated useful lives, which range from three to ten years, using the straight-line method. Deferred plant design costs represent costs related to the pre-construction design of our reprocessing facilities. Amortization of these costs will begin when the first plant is placed in service. Equipment leased under capital leases is amortized over the life of the respective lease.

GOODWILL

         Goodwill represents the excess purchase price over the fair market value of the net assets acquired. Goodwill is being amortized on a straight-line basis of 15 years. Accumulated amortization of goodwill was $529,408 and $106,859 for 2001 and 2000, respectively.

PATENTS

         Patents represent the direct costs associated with obtaining the patents and are being amortized on a straight-line basis over 17 years. Accumulated amortization of patents was $21,867 and $4,354 for 2001 and 2000, respectively.

ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

         We account for the impairment of long-lived assets in accordance with Financial Accounting Standards, SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. At each year-end, we review our long-lived assets (including goodwill) for impairment based on estimated future non-discounted cash flows attributable to the assets. In the event that such cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair values. We have not recorded any impairment charges to date.

REVENUE RECOGNITION

         Revenue is recognized when title passes to the customer, typically upon delivery.

RESEARCH AND DEVELOPMENT

         Research and development costs are charged to expense when incurred.

ENVIRONMENTAL MATTERS

         Our operations are subject to extensive and evolving federal, state and local environmental laws and regulations related to the discharge of materials into the environment. Our process is not expected to produce harmful levels of emissions or waste by-products, other than water, which can be treated for conventional disposal. However, these laws and regulations would require us to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites should they occur. Compliance with such laws and regulations can be costly. Additionally, governmental authorities may enforce the laws and regulations with a variety of civil and criminal enforcement measures, including monetary penalties and remediation requirements and/or require us to contribute to the costs associated with environmental remediation. Legal costs may also be incurred in the event that we must defend against or respond to allegations of involvement at sites named for remediation. Our operations are also subject to being penalized if we do not follow applicable regulations for analyzing, handling and processing used oil, even if no environmental harm results. Our operations can also be penalized if we fail to meet applicable air emissions regulatory requirements.

         Probex Fluids Recovery, Inc. will account for future environmental expenditures by expensing or capitalizing them depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

INCOME TAXES

         The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting. Valuation allowances are established when necessary to reduce tax assets to the amount expected to be realized.

         A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before we are able to realize their benefit, or future deductibility is uncertain. Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been realized in the financial statements or tax returns.

         We have incurred net operating losses for federal income tax purposes and we are uncertain as to whether we will generate future taxable income during the carry forward period. Accordingly, we have made no provision for federal income taxes in the statements of operations and our net current and non-current deferred tax assets have been fully reserved at September 30, 2001.

STOCK COMPENSATION

         We have elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), in accounting for our employee stock options. Under APB 25, if the exercise price of an employee's stock options equals or exceeds the market price of the underlying stock on the date of grant and certain other plan conditions are met, no compensation expense is recognized. See Note 5 regarding the pro forma net loss per common share information as required by the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation, (SFAS No. 123).

         We account for stock-based awards issued to non-employees in accordance with the fair value method of SFAS 123 and Emerging Issues Task Force Issue No. 96-18. Accordingly, we measure the cost of such awards based on the fair market value of the options using the Black-Scholes method option-pricing model.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         We define the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short maturity of those instruments. The estimated fair value of our long-term obligations is estimated based on the current rates offered to us for similar maturities. Based on prevailing interest rates, management believes that the fair value of notes payable approximates book value at September 30, 2001.

ACCUMULATED OTHER COMPREHENSIVE INCOME

         As of the date of these Consolidated Financial Statements, we had no components of other comprehensive income as defined by Statement of Financial Accounting Standards No. 130.

LOSS PER COMMON SHARE

         Basic earnings per share is computed only on the weighted average number of common shares outstanding during the respective periods, and the dilutive effect of stock options and warrants is excluded. Diluted earnings per share is computed using the additional dilutive effect, if any, of stock options and warrants using the treasury stock method based on the average market price of the stock during the respective periods.

         The effect of stock options, warrants and other convertible securities that aggregated 28,526,158 and 9,200,604 shares as of September 30, 2001 and 2000, respectively, would be anti-dilutive due to our losses in 2001 and 2000 and, accordingly, are not included in the computation of diluted earnings per share for the respective periods.

         The following table summarizes the numerator and denominator elements of the basic EPS computations.

                                                  YEAR ENDED SEPTEMBER 30,
                                                 2001                   2000
                                              ------------         ------------
Loss .................................        $ 16,475,291         $  6,265,490
Preferred Dividends ..................             535,021              483,034
Loss available to common .............          17,010,311            6,748,524
Shares (Denominator) .................          27,832,334           21,696,687
Loss Per Share .......................        $      (0.61)        $      (0.31)

NEW ACCOUNTING STANDARDS

         In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under these new rules, goodwill and intangible assets deemed to have indefinite lives, will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

         We will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. Application of the non-amortization provisions of the Statement is expected to result in an increase in net income of $422,550 ($0.01 per share) per year. During 2002, we will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of October 1, 2001, and we have not yet determined what the effect of these tests will be on our earnings and financial position of the Company.

         In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("FAS 143"), which is effective for years beginning after June 15, 2002, which will be the Company's fiscal year 2003. FAS 143 addresses legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development or normal operation of a long-lived asset. The standard requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Any associated asset retirement costs are to be capitalized as part of the carrying amount of the long-lived asset and expensed over the life of the asset. The Company has not yet determined what the effect of FAS 143 will be on the earnings and financial position of the Company.

         In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (FAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations, for a disposal of a segment of a business. FAS 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. We expect to adopt FAS 144 as of October 1, 2001 and we do not expect that the adoption of the Statement will have a significant impact on our financial position and results of operations.

2.       ACQUISITIONS

PETROLEUM PRODUCTS, INC. AND INTERCOASTAL TRADING COMPANY, INC.

         Effective May 1, 2000, we purchased substantially all of the assets of Petroleum Products, Inc. and Intercoastal Trading Company, Inc. for $4.6 million consisting of cash of $1.6 million, a promissory note of $1.5 million and the issuance of 800,000 shares of our common stock valued at $1.875 per share. Petroleum Products, Inc. operates as a spent lubricating oil collection company primarily in Ohio. Intercoastal Trading Company, Inc. purchases spent lubricating oil from Petroleum Products, Inc. and other spent lubricating oil collectors and sells the spent lubricating oil primarily in the Gulf Coast market.

         We accounted for the acquisition using the purchase method of accounting. The purchase price was allocated to the assets and liabilities acquired based upon the fair value of those assets and liabilities as of the acquisition date. Accordingly, the excess of the aggregate purchase price over fair value of the net assets acquired of approximately $3.7 million was recorded as goodwill and is being amortized on a straight-line basis over 15 years.

         The purchase price was allocated as follows:


Fair value of tangible assets acquired .....................        $ 1,009,153
Goodwill and other intangible assets .......................          3,712,071
Fair value of liabilities assumed ..........................           (121,224)
                                                                    -----------
Net purchase price .........................................          4,600,000
Petroleum Products, Inc./Intercoastal Trading
  Company, Inc. acquisition-related costs and
  expenses .................................................            181,418
                                                                    -----------
Total purchase price .......................................        $ 4,781,418
                                                                    ===========

SPECIALTY ENVIRONMENTAL SERVICES

         On the close of business on September 29, 2000, we acquired substantially all of the assets and selected liabilities of Specialty Environmental Services, a division of Pennzoil-Quaker State, for $5.55 million in exchange for a promissory note made in favor of the seller. Specialty Environmental Services is engaged in the spent lubricants collection business. We accounted for the acquisition using the purchase method of accounting. The purchase price was allocated to the assets and liabilities acquired based upon the fair value of those assets and liabilities as of the acquisition date. Accordingly, the excess of the aggregate purchase price over fair value of the net assets acquired of approximately $3.0 million was recorded as goodwill and is being amortized on a straight-line basis over 15 years.

         The purchase price was allocated as follows:



Fair value of tangible assets acquired .....................        $ 2,613,465
Goodwill and other intangible assets .......................          2,986,535
Fair value of liabilities assumed ..........................            (50,000)
                                                                    -----------
Net purchase price .........................................          5,550,000
Pennzoil-Quaker State acquisition-related costs
  and expenses .............................................            152,672
                                                                    -----------
Total purchase price .......................................        $ 5,702,672
                                                                    ===========

         The operating results of these acquired businesses have been included in the Consolidated Statements of Operations from the dates of acquisition.

SPECIALTY ENVIRONMENTAL SERVICES OF TEXAS, INC.

         In April 2001, we exercised our option to acquire a 50% interest in Specialty Environmental Services of Texas, Inc., obtained by the September 29, 2000 acquisition of Specialty Environmental Services. Since we do not exercise control of this company, our investment is accounted for using the equity method of accounting. The initial investment in Specialty Environmental Services of Texas was recorded by adjusting the original purchase price allocation for the acquisition of Specialty Environmental Services, and reducing the goodwill recorded by $694,447.

         Our 50% investment in Specialty Environmental Services of Texas is stated at cost, adjusted for equity in undistributed earnings since the acquisition.

PRO FORMA RESULTS OF OPERATION

         The following table reflects the pro forma results of operation as though the acquisition of Petroleum Products, Inc./Intercoastal Trading Company, Inc. and Specialty Environmental Services, the related borrowings, and the common stock issuances had been consummated on October 1, 1999:


Year Ended September 30, 2000
------------------------------
Revenues ..............................       $ 15,674,000
Net loss ..............................       $ (4,252,000)


3.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant, and equipment at September 30, 2001 consisted of the following.


Land and land improvements ................................        $    135,000
Buildings and leasehold improvements ......................             318,706
Machinery and equipment ...................................           4,111,687
Deferred plant design costs ...............................          12,143,886
                                                                   ------------
                                                                     16,709,279
Accumulated depreciation ..................................          (1,391,798)
                                                                   ------------
                                                                   $ 15,317,481
                                                                   ============

         At September 30, 2001, property, plant and equipment included approximately $12.1 million of costs related to the pre-construction design of our first reprocessing facility. Certain vendors have agreed to defer payment until financing for the construction of the Wellsville facility is complete. At September 30, 2001, $6.5 million has been deferred and is included in Deferred plant design costs in the accompanying financial statements. The facility is anticipated to be built in Wellsville, Ohio, and is expected to be placed into service during Fiscal 2004. Accordingly, these costs are not currently being depreciated. Though we believe our construction timetable is reasonable, the timing of the completion of the facility is dependent upon purchasing the land and our operations, cash flows, alternative uses of capital and alternative sources of financing among other market conditions.

         Depreciation expense was $780,697 and $287,825 for 2001 and 2000, respectively.

4.       SHORT-TERM AND LONG-TERM DEBT

SHORT-TERM DEBT

         Our short-term debt at September 30, 2001 consisted of the following:



$3,000,000 bridge loan dated February 20, 2001, bearing interest at 12%
   due January 31, 2002, net of unamortized discount of $112,407 ........................    $2,887,593

$1,830,000 bridge loan dated April to July 2001, bearing interest at 12%
   due January 31, 2002, net of unamortized discount of $74,292 .........................     1,755,708

$3,000,000 convertible bridge loan dated September 2001, bearing interest at 12%, due
   January 31, 2002, net of unamortized discount of $748,829 ............................     2,251,171

$500,000 bridge loan dated September 2001, bearing interest at 12%, due June 30, 2002, net
   of unamortized discount of $61,398 ...................................................       438,602

$75,000 line of credit ..................................................................        37,190
                                                                                             ----------
                                                                                             $7,370,264
                                                                                             ==========

         On August 30, 2000, we issued a convertible promissory note in the aggregate principal amount of $1.5 million at an interest rate equal to 10% per annum to the General Conference Corporation of Seventh-day Adventists. The proceeds of this loan were used for working capital purposes. The entire principal balance plus accrued interest was converted into 1,099,107 shares of our common stock at maturity on November 30, 2000.

         On September 29, 2000, in conjunction with the acquisition of substantially all the assets of Specialty Environmental Services, we issued a short-term note to the seller. We agreed to pay the seller the principal sum of $5,550,000, together with interest at a rate equal to 13% per annum for the first 30 days, and an interest rate equal to 18% per annum thereafter. On October 13, 2000, we repaid $1,000,000 plus accrued interest of $30,063; on November 2, 2000, we repaid another $1,000,000 plus accrued interest of $37,284.72; and on November 29, 2000, we repaid the final $3,550,000 plus accrued interest of $49,700.

         On November 2, 2000, we issued to lenders promissory notes in the aggregate principal amount of $1.25 million at an interest rate equal to 12% per annum. The proceeds of this loan were used for working capital purposes. On December 12, 2000, we repaid all principal and related accrued interest.

         In December 2000, the balance of the $100,000 8% Petroleum Products, Inc. acquisition working capital note plus accrued interest was repaid.

         On January 22, 2001, we issued to three of our officers, promissory notes in the aggregate principal amount of $300,000 at an interest rate equal to 10% per annum. The proceeds of this loan were used for working capital purposes. On February 5, 2001, we repaid all principal and related accrued interest.

         On February 20, 2001, we issued to lenders promissory notes in the aggregate principal amount of $3 million at an interest rate equal to 10% per annum. The proceeds of this loan were used for working capital purposes. This loan is secured by a first priority security interest in all the assets of Probex, other than its intellectual property and capital stock of Probex Fluids Recovery, Inc. In connection with these notes, we incurred $600,480 of discount on note costs related to warrants issued to the placement agents and note holders. On June 30, 2001, the note term was extended and we incurred an additional $180,000 of discount on note costs related to warrants issued to the placement agents and note holders. On September 30, 2001, the note term was extended and we incurred an additional $112,408 of discount on note costs related to warrants issued to the placement agents and note holders. These costs are being amortized over the term of the notes and charged to interest expense. Additionally, on June 30, 2001, the interest rate was increased to 12% per annum retroactive to the origination date of the promissory notes.

         In April, May, June, and July 2001, we issued to lenders promissory notes in the aggregate principal amount of $1,830,000 at an interest rate equal to 10% per annum. The proceeds of this loan were used for working capital purposes. This loan is secured by a second priority security interest in all the assets of Probex, other than its intellectual property and capital stock of Probex Fluids Recovery, Inc. In connection with the delivery of these notes, we incurred $351,991 of discount on note costs related to warrants issued to note holders. On September 1, 2001, the note term was extended and we incurred an additional $31,612 of discount on note costs related to warrants issued to the note holders. These costs are being amortized over the term of the notes and charged to interest expense. Additionally, on September 1, 2001, the interest rate was increased to 12% per annum retroactive to the origination date of the promissory notes.

         In September 2001, we issued to lenders convertible promissory notes in the aggregate principal amount of $3,000,000 at an interest rate equal to 12% per annum. The proceeds of this loan were used for working capital purposes. This loan is secured by a third priority security interest in all the assets of Probex, other than its intellectual property and capital stock of Probex Fluids Recovery, Inc. If we consummate an equity financing for our facility to be built in Wellsville, Ohio prior to maturity of these notes, which has been extended to January 31, 2001, the notes automatically convert into the securities issued in connection with such financing at a conversion rate equal to purchase price paid by investors for such securities. In connection with these notes, we incurred $940,197 of discount on note costs related to common stock issued to note holders. These costs are being amortized over the term of the notes and charged to interest expense.

         In September 2001, we issued to a lender a promissory note in the principal amount of $500,000 at an interest rate equal to 12% per annum. The proceeds of this loan were used for working capital purposes. This loan is secured by a fourth priority security interest in all the assets of Probex, other than its intellectual property and capital stock of Probex Fluids Recovery, Inc. In connection with this note, we incurred $83,148 of discount on note costs related to warrants issued to the note holder. These costs are being amortized over the term of the note and charged to interest expense.

         At September 30, 2001, we had an uncommitted bank line of credit, which provides for unsecured borrowings for working capital of up to $75,000, of which $37,190 was outstanding. The interest rate at the close of business on September 30, 2001 was 11%.

         We incurred $7,672,223 and $160,159 of interest expense in 2001 and 2000, respectively, and paid $493,933 and $188,625 of interest in 2001 and 2000, respectively.

         The weighted-average interest rate on short-term borrowings outstanding as of September 30, 2001 was 12%.

LONG-TERM DEBT

         Our long-term debt at September 30, 2001 consisted of the following:


7% Senior Secured Convertible Notes...............................               $12,500,000
8% Acquisition Note...............................................                 1,262,423
Less current portion..............................................                  (279,496)
                                                                                 -----------
                                                                                 $13,482,927
                                                                                 ===========

         On May 1, 2000, in conjunction with the acquisition of substantially all of the assets of Petroleum Products, Inc., we issued a promissory note to the seller, who is currently an employee of the Company. We have agreed to pay the seller the principal sum of $1,500,000 together with interest in arrears on the unpaid principal balance at an annual rate equal to 8%. The principal amount of this note is due and payable in semi-annual installments of $150,000, plus interest amortized, from 2001 to 2005. On January 2, 2001, we paid the first of these semi-annual installments. On September 10, 2001, we paid the second of these semi-annual installments.

         On November 29, 2000, we closed a private placement of $12.5 million in aggregate principal amount of 7% senior secured convertible notes. The notes bear interest payable semiannually, commencing on January 1, 2001, with the principal amount due on November 28, 2004. The notes were issued by our collection subsidiary, Probex Fluids Recovery, Inc., are secured by the assets of Probex Fluids Recovery, Inc., guaranteed by Probex and convertible into Probex common stock. The conversion price of these notes into common stock is $1.40 per share, subject to adjustment. In accordance with Emerging Issues Task Force No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", we recorded an additional interest expense of approximately $3.125 million in the first quarter of fiscal year 2001. In connection with these notes, we incurred $2,118,441 of deferred financing costs, including $1,218,357 related to warrants issued to placement agents. These costs are being amortized over the term of the notes.

         In October 2001, as a result our inability to secure commitments for project financing by September 30, 2001, an event of default occurred under the Note Purchase Agreement governing Probex Fluids Recovery Inc.'s 7% Senior Secured Convertible Notes, Due November 2004. In accordance with the Note Purchase Agreement, we believe that we have fully cured such event of default by obtaining approval of the required holders, of management's plan to obtain project financing. One note holder who holds a note in the aggregate principal amount of $1 million, however, has made claims that events of default are continuing. We currently believe that such note holder's claims are without merit and intend to vigorously defend an action sought by such note holder. In December 2001, we entered into a standstill agreement with this note holder. This standstill agreement expired on December 31,2001.

5.       STOCKHOLDERS' EQUITY

CAPITAL STRUCTURE

         We are authorized to issue up to 100,000,000 shares of our common stock, $0.001 par value per share, of which 30,680,685 shares were issued and outstanding at September 30, 2001.

         On February 1, 2000, we filed a Form 10-SB/A, under Section 12(b) of the Securities Exchange Act of 1934, which was subsequently declared effective by the Securities and Exchange Commission on February 2, 2000. On February 3, 2000, our common stock began trading on the American Stock Exchange under the symbol "PRB."

         We are also authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share, of which 550,000 shares are designated as Series A 10% Cumulative Convertible Preferred Stock, or Series A preferred stock. As of September 30, 2001, 532,500 shares of Series A preferred stock were issued and outstanding.

ISSUANCES OF PREFERRED STOCK

         Series A 10% Cumulative Convertible Preferred Stock:

         In July 1999, we initiated a private placement to investors for up to $5.0 million of Series A preferred stock at $10.00 per share. Each share of Series A preferred stock is convertible at any time at the option of the holder into 5.33333 shares of common stock of the Company, or a $1.875 conversion price per share of common stock, and shall be automatically converted, without further action on the part of the Company or the holder, into 5.33333 shares of common stock on the date following any thirty-day trading period in which the average daily closing price of our common stock exceeds $5.625 per share. The holders of Series A preferred stock are not entitled to vote, except on certain limited matters and to the extent required by law. The Series A preferred stock, with respect to rights on liquidation, winding up and dissolution, ranks senior to all classes and series of common stock and may rank senior to other classes of preferred stock. The Series A preferred stock has a liquidation preference of $10.00 per share plus accrued and unpaid dividends, that is prior to the liquidation preference of the common stock. Each share of Series A preferred stock is entitled to receive semi-annual dividends at the rate of $1.00 per annum payable either in cash or in common stock at $1.50 per share, at our option.

         The offering was completed in December 1999 with a total of $5,350,000 of gross proceeds.

         As a result of the above Series A preferred stock private placement, we incurred $715,588 of expenses ($615,600 of placement fees and $99,988 of legal fees) and these have been recorded as offering costs and offset against the Series A preferred stock proceeds in the Consolidated Financial Statements.

         On August 8, 2001, 2,500 shares of Series A preferred stock were converted into the 13,333 shares of our common stock.

         During fiscal 2001, we issued 356,671 shares of our common stock at $1.50 per share to holders of Series A preferred stock in lieu of cash dividends for November 2000 and May 2001.

ISSUANCE OF COMMON STOCK

Private Placements:

         On October 12, 2000, we entered into a stock purchase agreement for the issuance of 500,000 shares of common stock at $2.00 per share resulting in $1,000,000 of cash proceeds. On March 31, 2001, under the ratchet price provisions contained in the stock purchase agreement, we issued an additional 214,286 shares of our common stock to the purchaser in order to bring the effective common stock purchase price to $1.40 per share.

         On December 29, 2000, we issued 100,000 shares of our common stock at $1.40 per share resulting in $140,000 of cash proceeds.

         As result of these stock issuances, we incurred $307,908 of stock issuance costs and these have been recorded as offering costs and offset against the common stock proceeds in the Consolidated Financial Statements.

         On February 5, 2001, we entered into a stock purchase agreement for the issuance of 714,286 shares of our common stock at $1.40 per share resulting in $1,000,000 of cash proceeds.

         During April 2001, warrants to purchase our common stock, expiring April 26, 2001, were exercised at a price of $1.00 per share resulting in the issuance of an aggregate of 208,773 shares of our common stock and cash proceeds of $208,773. Also in April 2001, warrants to purchase our common stock, expiring April 26, 2001, were exercised at a price of $0.20 per share resulting in the issuance of an aggregate of 75,000 shares of our common stock and proceeds of $15,000.

         On June 21, 2001, stock options to purchase our common stock, expiring June 30, 2009, were exercised at a price of $0.50 per share in a cashless exercise transaction resulting in the issuance of an aggregate of 326,666 shares of our common stock.

Issued to Non-Employees for Services Rendered:

         On November 9, 2000, we agreed to issue 16,666 shares of our common stock to one consultant as compensation for services rendered.

         On February 13, 2001, we agreed to issue 13,664 shares of our common stock to a consultant as compensation for services rendered. Certificates representing these shares were subsequently issued in May 2001.

         On May 17, 2001, the Company issued an additional 12,075 shares of our common stock to this consultant as compensation for services rendered.

         On June 21, 2001, we issued 968 shares of our common stock to one consultant as compensation for services rendered.

Conversion of Debt to Equity:

         On November 30, 2000, a third party lender converted a loan in the principal amount of $1,500,000 and accrued interest of $38,333 into 1,099,107 shares of our common stock.

Common stock issued to holders of Series A preferred stock for dividends in lieu of cash:

         On November 11, 2000, we issued 179,804 shares of our common stock to holders of our Series A preferred stock as dividends for the six-month period ended October 31, 2000.

         On April 24, 2001, we issued 176,867 shares of our common stock to holders of our Series A preferred stock as a dividend for the six-month period ended April 30, 2001.

Common stock issued to lenders for interest in lieu of cash:

         On February 6, 2001, we issued 29,609 shares of our common stock to holders of Probex Fluids Recovery Inc.'s 7% Senior Secured Convertible Notes due November 2004 as interest for the one-month period ended December 31, 2000.

         In July and September, 2001, we issued an aggregate of 711,925 shares of our common stock to holders of Probex Fluids Recovery Inc.'s 7% Senior Secured Convertible Notes due November 2004 as interest for the six-month period ended June 30, 2001 and for extensions of registration rights obligations of the Company to the end of the following calendar quarter.

         In July, August, and September 2001, we issued 756,519 shares of our common stock to holders of our bridge notes as consideration for the extension of the maturity date of such notes.

TREASURY STOCK

         In April 2001, we received 8,242 shares of our common stock at market price, totaling $15,000, in a cashless exercise of a warrant to purchase our common stock.

         In June 2001, we received 96,079 shares of our common stock at market price, totaling $163,333, in a cashless exercise of a stock option to purchase our common stock.

WARRANTS TO PURCHASE OUR COMMON STOCK

         The following table summarizes activity related to warrants and contingent warrants as of September 30, 2001:

                                         NUMBER OF SHARES      AVERAGE PRICE      AVERAGE LIFE
                                         -----------------------------------      ------------
Balance at September 30, 1999 .....          3,600,552         $      0.96               1.16
  Granted .........................          1,610,683                2.44               2.81
  Exercised .......................           (363,631)               1.92               1.05
  Expired .........................                 --                0.00               0.00
                                           -----------         -----------        -----------
Balance at September 30, 2000 .....          4,847,604                1.38               1.72
  Granted .........................          5,970,905                1.50               4.42
  Exercised .......................            283,773                0.79               0.00
  Expired .........................             35,483                1.00               0.00
                                           -----------         -----------        -----------
Balance at September 30, 2001 .....         10,449,253                1.47               3.31


         The above warrants to purchase our common stock are exercisable at September 30, 2001, except for 685,000 shares issuable under the exercise of warrants that are contingent upon the occurrence of future events, none of which have occurred.

OPTIONS

         In July 1999, we adopted the 1999 Omnibus Stock and Incentive Plan (the "1999 Plan") in order to grant stock options to purchase an aggregate of 2,750,000 shares thereunder. The plan is administered by the compensation committee of our board of directors. In July 2000, our shareholders adopted the 1999 Omnibus Stock and Incentive Plan, as amended and restated, primarily to increase the number of shares available under such plan from 2,750,000 to 5,750,000. In February 2001, our shareholders adopted an amendment to the 1999 Omnibus Stock and Incentive Plan, primarily to increase the number of shares available under such plan from 5,750,000 to 8,750,000.

           The following table summarizes activity related to options:

                                                   NUMBER OF SHARES  WEIGHTED AVERAGE
                                                   ----------------  ---------------
Balance at September 30, 1999 ................        2,698,000        $  0.5000
  Granted ....................................        2,690,000           2.1854
  Exercised ..................................               --               --
  Forfeited ..................................           50,000           0.5000
                                                      ---------        ---------
Balance at September 30, 2000 ................        5,338,000           1.3493
  Granted ....................................        1,294,000           2.0045
  Exercised ..................................          326,666           0.5000
  Forfeited ..................................           45,000           1.3216
                                                      ---------        ---------
Balance at September 30, 2001 ................        6,260,334        $  1.5483

         All options issued to employees during the twelve months ended September 30, 2001 were issued with exercise prices equal to or greater than fair market value.

         The terms of options to purchase our common stock are summarized below:


                                            WEIGHTED AVERAGE                                    OPTION PRICE
                                            ----------------                                    ------------
    RANGE OF EXERCISE PRICES     UMBER GRANTED          CONTRACTUAL LIFE           WEIGHTED AVERAGE          TOTAL
    ------------------------     -------------          ----------------           ----------------       ----------
Granted at Market Value
    At $0.50 per share ...        2,361,334                  7.7                    $     0.500           $1,180,667
    At $1.00 to $1.99 ....          914,000                  9.3                          1.687            1,542,473
    At $2.00 to $2.99 ....          814,000                  9.1                          2.365            1,924,712
    At $3.00 to $3.99 ....          121,000                  8.5                          3.718              449,875
    At $4.00 to $4.99 ....            5,000                  8.4                          4.813               24,063

Granted below Market Value
    At $1.875 ............          880,000                  9.8                          1.875            1,650,000
    At $2.20 to $2.50 ....        1,165,000                  9.9                          2.230            2,603,500
                                  ---------                                         -----------           ----------
                                  6,260,334                                         $     1.498           $9,375,290
                                  =========                                         ===========           ==========

           At September 30, 2001, exercisable options are as follows:


       RANGE OF EXERCISE PRICES                    NUMBER EXERCISABLE
       ------------------------                    ------------------
Granted at Market Value
   At $0.50 per share........................            760,666
   At $1.50 to $1.99.........................            318,333
   At $2.00 to $2.99.........................            167,664
   At $3.00 to $3.99.........................            106,996
   At $4.00 to $4.99.........................              1,650

Granted below Market Value

   At $1.875                                             269,166
   At $2.20 to $3.375                                    495,030
                                                       ---------
                                                       2,119,505
                                                       =========


COMPENSATION EXPENSE FOR OPTIONS GRANTED TO EMPLOYEES, OFFICERS AND DIRECTORS

         Substantially all options issued to employees prior to fiscal year 2000 were issued with exercise prices equal to fair value. Fair value for all options issued is generally the trading price at the date of issuance. Had compensation cost for our stock options been determined consistent with SFAS 123, the Company's net loss per share would have been adjusted to the pro forma amounts indicated below:


                                                   YEAR ENDED SEPTEMBER 30,
                                           -------------------------------------
                                                  2001                  2002
                                           --------------         --------------
Net loss as reported ..............        $  (16,475,291)        $   (6,265,734)
  Pro forma .......................        $  (17,490,995)        $   (5,933,508)
Loss per common share
(basic and diluted)
  As reported .....................        $        (0.61)        $        (0.29)
  Pro forma .......................        $        (0.65)        $        (0.27)

         The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995, and we anticipate making awards in the future under our stock-based compensation plan.

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes method option-pricing model. The following assumptions were used for grants in 2001: dividend yield of 0%, volatility 46%, risk free interest rate estimated as 5% with an expected life of 10 years.. The following assumptions were used for grants in 2000: dividend yield of 0%, volatility of 33%, risk free interest rate estimated as 6% with an expected life of 10 years.

         The weighted-average grant date fair value of options granted during the year with an exercise price that equals or exceeds the market price of the stock on the grant date was $1.21, and $0.92, respectively for fiscal year 2001. The weighted-average grant date fair value of options granted during the year with an exercise price that equals, exceeds, or is less than the market price of the stock on the grant date was $1.47, $1.31, and $1.91, respectively for fiscal year 2000.

         The model is based on historical stock prices and volatility, which, due to the low volume of transactions, may not be representative of future price variances.

6.       INCOME TAXES

         The components of deferred tax assets and liabilities at September 30 are as follows:


                                                        2001                  2000
                                                     ------------         -----------
Deferred tax assets
  Issuance of options .......................        $    467,720         $   234,958
  Issuance of warrants ......................             255,521             255,521
  Depreciation ..............................                  --              55,175
  Net operating loss ........................           9,769,990           4,359,992
                                                     ------------         -----------
Total deferred tax assets ...................          10,493,231           4,905,646
Valuation allowance .........................         (10,490,057)         (4,899,352)
                                                     ------------         -----------
Net deferred tax assets .....................               3,174               6,294
  Deferred tax liability ....................                  --              (6,294)
  Depreciation ..............................              (3,174)                 --
                                                     ------------         -----------
Net deferred tax asset ......................        $         --         $        --
                                                     ============         ===========

         In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The valuation allowance has been increased by $5,590,705 during fiscal year 2001 as a result of incurring net operating losses. Net Operating loss carryforwards aggregate approximately $27,695,000 and expire in the years 2005 through 2016.

         Our income tax expense (benefit) for the years ended September 30 differed from the statutory federal tax rate as follows:


                                                             2001                2000
                                                          -----------         -----------
Statutory rate applied to loss before income taxes        $(5,594,119)        $(2,130,267)
State income tax expense .........................             22,000                  --
Warrant issuance costs ...........................                 --            (116,786)
  Other ..........................................              3,414              10,470
  Increase in valuation allowance ................          5,590,705           2,236,583
                                                          -----------         -----------
Income tax expense ...............................        $    22,000         $        --
                                                          ===========         ===========

7.       LEASE COMMITMENTS

         We have various lease agreements for offices, branches, trucks, lab equipment and personal property. Most leases contain renewal options and some contain purchase options. No leases contain restrictions on our activities concerning dividends, additional debt or further leasing. Rental expense charged to continuing operations under operating leases for the years ended September 30, 2001 and 2000 was $1,489,837 and $212,116, respectively.

         Future minimum fixed lease obligations, excluding taxes, insurance and other costs payable directly by us as of September 30, 2001, were:

FISCAL                                       MINIMAL LEASE COMMITMENTS CAPITAL          OPERATING
------                                       ---------------------------------          ---------
2002 .......................................        $  212,214                          $1,190,135
2003 .......................................            92,470                             830,898
2004 .......................................            24,336                             569,861
2005 .......................................            14,942                             443,145
2006 .......................................            13,697                             197,640
After 2006 .................................                --                                  --
                                                    ----------                          ----------
Total minimum lease payments ...............           357,659                           3,231,679
Less amounts representing interest .........           (89,240)
                                                    ----------
Present value of net minimum capital lease
payments ...................................        $  268,419
                                                    ==========

8.      COMMITMENTS AND CONTINGENCIES

         In June 1999, we secured and currently hold an option from The Port Authority of Columbiana County (the "Port Authority") in Wellsville, Ohio, to purchase a 22-acre site for our first domestic facility. Additionally, the site and other surrounding property will be improved by the construction of an adjacent highway interchange primarily using Federal Funds. The Federal Highway administration has determined that no transfers of title to such land to private industry may take place prior to completion of the highway interchange that is projected to occur in 2003 (see Properties Section, Item 2). Should we exercise the option to purchase the land, an interim lease agreement would be in effect until the seller certifies in writing that the highway interchange is complete. Rental payments under the interim lease will be $20,000 per month and payments in total will be credited against the purchase price. To date, we have paid $521,167 for this option to purchase and such payments will be credited towards the purchase price.

9.       BENEFIT PLANS


         We adopted a voluntary 401(k) investment plan in May 2000 that covers all eligible employees. We, at our discretion, may match a percentage of employee contributions. We did not make any contributions in 2001.

10.      CONCENTRATION OF CREDIT RISK

         The Company sells its products to customers in the United States. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management expectations.

         Our financial instruments that are potentially exposed to credit risk consist primarily of cash and cash equivalents, accounts receivable, and accounts payable, for which the carrying amounts approximate fair value. We invest available cash in money market securities of high credit quality financial institutions. At certain times during the year, our demand deposits held in banks exceeded the federally insured limit of $100,000.

         Customers representing over 10% of revenue were as follows:

                                                                 2001        2000
                                                                 ----        ----
Wal-Mart .................................................        14%         0%
Fortis International .....................................         8%        47%
Gladieux Trading .........................................         5%        16%
Texaco ...................................................         0%        14%

We had $458,180 in trade accounts receivable from these customers at September 30, 2001.

         Suppliers representing over 10% of purchases of used oil were as follows:

                                                              2001       2000
                                                              ----       ----
Akron Canton Waste Oil ...................................     17%        16%
Oil Recovery Services ....................................     12%         5%
Central Ohio Oil .........................................     10%         9%
Environmental Specialists ................................      4%        12%
Everclear ................................................      0%        12%

11.      SUBSEQUENT EVENTS (UNAUDITED)

         On December 28, 2001, we entered into a stock purchase agreement for the issuance of 1,677,852 shares of our common stock at a purchase price per share equal to $0.745, resulting in gross proceeds to us of $1,250,000.

         On October 4, 2001, we dissolved our wholly owned subsidiary Apollo Oil Company.

         On October 5, 2001, we dissolved our wholly owned subsidiary Quadrex Corporation.

         We are currently negotiating the extension through June 30, 2002, of certain of our short term obligations, which could result in the issuance of up to approximately 900,000 shares of our common stock at market prices during that time.

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                   (UNAUDITED)


                                                                                        JUNE 30,           SEPTEMBER 30,
                                                                                        2002                    2001
                                                                                       ------------        -------------
ASSETS
Cash and cash equivalents .....................................................        $    256,844         $    586,173
Accounts receivable ...........................................................           1,656,020            2,714,505
Inventories ...................................................................             516,300              614,374
Prepaid and other current assets ..............................................             557,160              370,249
                                                                                       ------------         ------------
Total current assets ..........................................................           2,986,324            4,285,301

Property, plant and equipment - net ...........................................          15,365,706           15,317,481
Goodwill - net ................................................................           5,808,841            5,808,841
Patents - net .................................................................             432,040              419,861
Investments in affiliate - at equity ..........................................             711,333              719,704
Deferred debt offering costs - net ............................................           1,284,891            1,677,099
Deferred offering costs .......................................................           6,739,830            3,215,524
Other assets ..................................................................             375,202              357,930
                                                                                       ------------         ------------
TOTAL ASSETS ..................................................................        $ 33,704,167         $ 31,801,741
                                                                                       ============         ============

LIABILITIES
Accounts payable ..............................................................        $  2,214,305         $  1,048,024
Accrued expenses ..............................................................           3,663,486            2,443,055
Deferred plant design costs ...................................................           8,984,680            6,454,197
Current maturities of capital lease obligations ...............................             139,406              186,531
Short-term debt - net of note discount ........................................          22,175,546            7,370,264
Current maturities of long-term debt ..........................................             286,949              279,496
Deferred revenue ..............................................................             379,832                   --
                                                                                       ------------         ------------
Total current liabilities .....................................................          37,844,204           17,781,567

Capital lease obligations, long-term ..........................................             103,617              158,727
Long-term debt ................................................................             884,134           13,482,927
                                                                                       ------------         ------------
TOTAL LIABILITIES .............................................................          38,831,955           31,423,221

COMMITMENTS AND CONTINGENCIES .................................................                  --                   --

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 10,000,000 authorized:
Series A 10% cumulative convertible preferred stock, 550,000 shares authorized:
Issued - 532,500 at Jun. 30, 2002 and at Sep. 30, 2001 ........................                 533                  533
Subscribed - none at Jun. 30, 2002 and at Sep. 30, 2001 .......................                  --                   --
Common stock, $0.001 par value, 100,000,000 shares authorized:
Issued-36,027,048 at Jun. 30, 2002 and 30,680,685 at Sep. 30, 2001 ............              36,027               30,681
Subscribed-none at Jun. 30, 2002 and at Sep. 30, 2001 .........................                  --                   --
Additional paid in capital ....................................................          38,456,693           32,722,140
Deferred stock compensation expense ...........................................            (228,653)            (547,516)
Accumulated deficit ...........................................................         (43,127,981)         (31,648,358)
Less:  treasury stock  (common:  265,381 shares at Jun. 30, 2002
and 167,011 shares at Sep. 30, 2001) at cost ..................................            (264,407)            (178,960)
                                                                                       ------------         ------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT) ..........................................          (5,127,788)             378,520
                                                                                       ------------         ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) ..........................        $ 33,704,167         $ 31,801,741
                                                                                       ============         ============

            See Notes to Consolidated Condensed Financial Statements

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                       NINE MONTHS ENDED
                                                           JUNE 30
                                                    2002                 2001
                                                ------------         ------------
REVENUES ...............................        $  9,014,070         $ 11,328,002
COST OF SALES ..........................           5,866,577            5,889,095
                                                ------------         ------------
GROSS PROFIT ...........................           3,147,493            5,438,907

EXPENSES:
Operating ..............................           4,783,909            4,233,190
Research and development ...............           1,140,140            2,602,224
Selling, general and administrative ....           3,342,047            4,881,518
Depreciation and amortization ..........             731,458              868,261
                                                ------------         ------------
TOTAL EXPENSES .........................           9,997,554           12,585,193
                                                ------------         ------------

OPERATING LOSS .........................          (6,850,061)          (7,146,286)

Interest - net .........................          (4,223,154)          (5,810,960)
Other - net ............................                (802)               1,091
Equity in net income (loss) of affiliate              (8,371)              18,486
                                                ------------         ------------
NET LOSS BEFORE INCOME TAX .............         (11,082,388)         (12,937,669)

Provision for federal income tax .......                  --                   --
                                                ------------         ------------
NET LOSS ...............................        $(11,082,388)        $(12,937,669)
                                                ============         ============

NET LOSS PER SHARE .....................        $      (0.34)        $      (0.49)
                                                ============         ============

            See Notes to Consolidated Condensed Financial Statements

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                   (UNAUDITED)

                                         PREFERRED STOCK       COMMON STOCK
                                         ---------------   ---------------------   ADDITIONAL
                                         SHARES              SHARES                  PAID IN
                                         ISSUED   AMOUNT     ISSUED      AMOUNT      CAPITAL
                                         -------  ------   ----------    -------   -----------
BALANCE AT SEPTEMBER 30, 2001..........  532,500   $533    30,680,685    $30,681   $32,722,140
 Issued from private stock sale........                     2,307,951      2,309     1,220,268
 Issued from exercise of Warrants......
 Issued from exercise of Stock Options.                       183,394        183        91,514
 Issued for consulting services........                       162,394        162       123,920
 Issued for conversion of debt.........                       399,466        400       299,200
 Preferred Stock dividend accrual......
 Preferred Stock dividend paid out in
      Common Stock.....................                       355,004        354       532,146
 Issued from conversion of Preferred
      Stock............................
 Debenture note interest paid out in
      Common Stock.....................                     1,044,622      1,045       712,344
 Bridge note interest paid out in
      Common Stock.....................                       893,532        893       598,358
 Warrants granted to directors and
      advisory directors...............
 Amortization related to employee
      stock options....................
 Deferred Stock Expense adjustment
      from terminated employees........                                                (64,845)
    Additional paid in capital related
      to interest expense on 7%
      convertible debentures...........
 Discounts related to warrants
      attached to bridge loans.........                                              2,221,648
 Re-class of excess of $0.001 par per
      share to additional paid in
      capital..........................
 Net loss..............................
                                         -------   ----    ----------    -------   -----------
BALANCE AT JUNE 30, 2002...............  532,500   $533    36,027,048    $36,027   $38,456,693
                                         =======   ====    ==========    =======   ===========

                                         DEFERRED                        TREASURY STOCK         TOTAL
                                           STOCK     ACCUMULATED     --------------------     STOCKHOLDERS'
                                          EXPENSE      DEFICIT        SHARES      AMOUNT    EQUITY (DEFICIT)
                                         ---------   ------------    --------   ---------   ----------------
BALANCE AT SEPTEMBER 30, 2001..........  $(547,516)  $(31,648,358)   (167,011)  $(178,960)  $     378,520
 Issued from private stock sale........                                                         1,222,577
 Issued from exercise of Warrants......                                                                --
 Issued from exercise of Stock Options.                               (98,370)    (85,447)          6,250
 Issued for consulting services........                                                           124,082
 Issued for conversion of debt.........                                                           299,600
 Preferred Stock dividend accrual......                  (397,235)                               (397,235)
 Preferred Stock dividend paid out in
      Common Stock.....................                                                           532,500
 Issued from conversion of Preferred
      Stock............................                                                                --
 Debenture note interest paid out in
      Common Stock.....................                                                           713,389
 Bridge note interest paid out in
      Common Stock.....................                                                           599,251
 Warrants granted to directors and
      advisory directors...............                                                                --
 Amortization related to employee
      stock options....................    254,018                                                254,018
 Deferred Stock Expense adjustment
      from terminated employees........     64,845                                                     --
    Additional paid in capital related
      to interest expense on 7%
      convertible debentures...........                                                                --
 Discounts related to warrants
      attached to bridge loans.........                                                         2,221,648
 Re-class of excess of $0.001 par per
      share to additional paid in
      capital..........................                                                                --
 Net loss..............................               (11,082,388)                            (11,082,388)
                                         ---------   ------------    --------   ---------   -------------
BALANCE AT JUNE 30, 2002...............  $(228,653)  $(43,127,981)   (265,381)  $(264,407)  $  (5,127,788)
                                         =========   ============    ========   =========   =============

            See Notes to Consolidated Condensed Financial Statements

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                          NINE MONTHS ENDED JUNE 30,
                                                                         2002                  2001
                                                                      ------------         ------------
CASH FLOW USED BY OPERATING ACTIVITIES
Net loss .....................................................        $(11,082,388)        $(12,937,669)
Adjustments:
  Depreciation and amortization ..............................             731,458              868,261
  Provision for doubtful accounts ............................             223,179               50,000
  Equity in net (income) loss of affiliate ...................               8,371              (18,486)
  Stock option compensation ..................................             254,018              513,445
  Stock issued for consulting services .......................             124,082               83,094
  Warrants issued to advisory board members ..................                  --               17,403
  Stock issued for employee compensation .....................                  --                1,042
  Stock issued for interest expense ..........................             891,289               51,383
  Interest expense related to 7% convertible notes ...........                  --            3,125,000
  Amortization of discount on notes ..........................           1,630,783                   --
  Amortization of deferred financing costs ...................             404,208            1,784,477
  Changes in operating assets and liabilities:
    (Increase) decrease in accounts and notes receivable .....             835,306             (436,082)
    (Increase) decrease in inventories .......................              98,074             (742,754)
    (Increase) decrease in prepaid and other current assets ..            (186,911)            (139,467)
    (Increase) decrease in other assets ......................             (17,272)              25,918
    Increase (decrease) in accounts payable ..................           1,166,281              839,842
    Increase (decrease) in accrued expenses ..................           1,823,385              638,910
    Increase (decrease) in deferred revenue ..................             379,832                   --
                                                                      ------------         ------------
NET CASH USED BY OPERATING ACTIVITIES ........................          (2,716,305)          (6,275,683)

CASH FLOW USED BY INVESTING ACTIVITIES
Investments in affiliate .....................................                  --                   (1)
Purchase of property, plant and equipment ....................            (584,872)          (3,889,359)
Cost of patents ..............................................             (50,000)            (175,560)
                                                                      ------------         ------------
NET CASH USED BY INVESTING ACTIVITIES ........................            (634,872)          (4,064,920)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Principal payment on capital lease obligation ................            (144,538)            (181,620)
Proceeds from short-term borrowings ..........................           3,200,000            5,780,000
Principal payment on short-term borrowings ...................              (4,253)          (7,224,605)
Proceeds from long-term borrowings ...........................                  --           12,500,000
Principal payment on long-term borrowings ....................             (91,340)            (105,838)
Deferred financing costs .....................................          (1,166,848)          (2,066,210)
Proceeds from sale of common stock and exercise of options ...           1,228,827            2,040,863
                                                                      ------------         ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES ....................           3,021,848           10,742,590

NET INCREASE (DECREASE) IN CASH ..............................            (329,329)             401,987
CASH AT BEGINNING OF PERIOD ..................................             586,173              434,812
                                                                      ------------         ------------
CASH AT END OF PERIOD ........................................        $    256,844         $    836,799
                                                                      ============         ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest .....................................        $     19,315         $    244,740




Non-cash investing and financing activities:
  Deferred plant design costs ................................             622,024            4,146,266
  Deferred financing costs ...................................           1,872,492                   --
  Capital lease obligations incurred for purchase of equipment              38,650              351,851
  Conversion of debt and accrued interest to equity ..........             299,600            1,538,333
  Warrants issued to underwriters ............................                  --            2,043,357
  Discounts on bridge notes payable ..........................           2,221,648            1,079,538
  Purchase price adjustment on investment in affiliate .......                  --              694,446

            See Notes to Consolidated Condensed Financial Statements

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2002
                                   (UNAUDITED)


         Unless the context otherwise requires, "Probex," the "Company," "we," "our," "us" and similar expressions refers to Probex Corp. and its consolidated subsidiaries.

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

         We are engaged in the commercialization of our proprietary, patented technology, ProTerra(R). The primary application of ProTerra is for the production of high-quality lubricating base oils and associated products from collected used lubricating oils. In addition to our commercialization efforts, we operate a wholly owned used oil collection subsidiary, Probex Fluids Recovery, Inc. While our primary business will be the production of high-quality lubricating base oils and associated products from collected used lubricating oils, our current revenues are solely derived from our used oil collection and sales in the United States. Once our first reprocessing facility is constructed and in operation, our used oil collection operations will provide a secure and low cost feedstock for that facility and our primary source of revenue is then expected to come from sales of our lubricating base oils and other associated products.

         We incurred a net loss of $11,082,388 and $16,475,291 and used cash in operations of $2,716,305 and $9,376,302 for the nine months ended June 30, 2002 and the year ended September 30, 2001, respectively. In addition, we are highly leveraged. At June 30, 2002, our current liabilities exceeded current assets by $34,857,880 and our stockholders' deficit was $5,127,788. Our existence and plans for commercializing our patented technology for reprocessing used lubricating oil are dependent upon our ability to obtain the necessary capital, primarily through the issuance of additional debt and equity.

         We have funded our operations and research and development projects during the nine months ended June 30, 2002 and in fiscal year 2001 in part by selling equity and incurring indebtedness. During the nine months ended June 30, 2002, we raised $1,228,827 from the sale of common stock (net of offering cost) and exercise of stock options and $3,200,000 of proceeds from short-term debt. During the fiscal year ended September 30, 2001, we raised $2,040,863 from the sale of common stock (net of offering costs) and exercise of stock options, $12,500,000 from the issuance of convertible debenture notes, and $9,880,000 of proceeds from short term debt. In addition, we made principal payments of $95,593 and $7,464,668 on existing debt during the nine months ended June 30, 2002 and the year ended September 30, 2001, respectively.

         We anticipate that approximately $7,000,000 of additional capital will be required to sustain our operations for the remainder of calendar year 2002. We have recently received commitments for $3,000,000 of interim funding, subject to certain conditions, that is expected to satisfy that requirement. Of this amount, $1,500,000 is a firm commitment through September 30, 2002. If, however, we do not meet certain milestones on or prior to September 30, 2002, each lender's obligation to fund their respective portion of the remaining $1,500,000 of this commitment is at the sole option of such lender. In addition, we are currently involved in a project financing process to secure approximately $130 million for our planned Wellsville, Ohio, reprocessing facility through a combination of $84 million of debt and $46 million of equity. Of the $130 million, approximately $124 million is for project costs, including insurance, development costs, and owners and financing costs. The remaining $6 million will be used for corporate overhead and contingency costs. If we do not receive the necessary project financing for the Wellsville facility and are unable to raise additional interim working capital to sustain our operations, we may be unable to continue as a going concern. However, management believes the Company will successfully complete its plan to secure the required project financing by the end of calendar 2002.

         The financial statements do not include any adjustments to reflect the possible effects on recoverability and reclassification of assets or reclassification of liabilities that may result from the inability of the Company to continue as a going concern.

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended June 30, 2002 are not necessarily indicative of the results that may be expected for the fiscal year ended September 30, 2002.

         The balance sheet at September 30, 2001 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended September 30, 2001.

CONSOLIDATION

         The accompanying consolidated financial statements include the accounts of Probex Corp. and its wholly owned subsidiary, Probex Fluids Recovery, Inc. Significant intercompany transactions and balances have been eliminated in consolidation.

INVESTMENT IN AFFILIATE

         The Company's 50% investment in its affiliate is stated at cost, adjusted for equity in undistributed earnings and/or loss since its acquisition.

ACCOUNTING ESTIMATES

         When preparing financial statements in conformity with generally accepted accounting principles, management must make estimates based on future events that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from these estimates.

INVENTORIES

         Inventories are stated at the lower of cost or market. Cost is computed on a weighted average basis. There is a risk that we could forecast demand for our products and market conditions incorrectly and accumulate excess inventories. Therefore, there can be no assurance that we will not accumulate excess inventory and incur inventory charges at the lower of cost or market in the future.

PLANT, PROPERTY AND EQUIPMENT

         Fixed assets greater than $1,000 are recorded at cost and depreciated over their estimated useful lives, which range from three to ten years, using the straight-line method. Deferred plant design costs represent costs related to the pre-construction design of our reprocessing facilities. Amortization of these costs will begin when the first facility is placed in service. Equipment leased under capital leases is amortized over the life of the respective lease.

GOODWILL

         Goodwill represents the excess purchase price over the fair market value of the net assets acquired. The Company adopted Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective October 1, 2001. Under these new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. There has been no amortization of goodwill since this accounting change, thus accumulated amortization of goodwill still remains at $529,408. The impact on operations is as follows:


                                                   NINE MONTHS ENDED
                                                        JUNE 30
                                              2002                    2001
                                          --------------         --------------
Reported net loss ................        $  (11,082,388)        $  (12,937,669)
Goodwill Amortization ............                    --                316,911
                                          --------------         --------------
Adjusted net loss ................        $  (11,082,388)        $  (12,620,758)
                                          ==============         ==============

Reported net loss per share ......        $        (0.34)        $        (0.49)
Goodwill Amortization per share ..                    --                   0.01
Adjusted net loss per share ......        $        (0.34)        $        (0.48)

There is no goodwill associated
 with equity investments.

PATENTS

         Patents represent the direct costs associated with obtaining the patents and are being amortized on a straight-line basis over 17 years. Accumulated amortization of patents was $40,970 at June 30, 2002.

REVENUE RECOGNITION

         Revenue is recognized when title passes to the customer, typically upon delivery.

RESEARCH AND DEVELOPMENT

         Research and development costs are charged to expense when incurred.

         The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting. Valuation allowances are established when necessary to reduce tax assets to the amount expected to be realized.

         A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before we are able to realize their benefit or future deductibility is uncertain. Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been realized in the financial statements or tax returns.

         We have incurred net operating losses for federal income tax purposes, and we are uncertain as to whether we will generate future taxable income during the carry forward period. Accordingly, we have made no provision for federal income taxes in the statements of operations and our net current and non-current deferred tax assets have been fully reserved at June 30, 2002 and September 30, 2001.

STOCK COMPENSATION

         We have elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), in accounting for our employee stock options. Under APB 25, if the exercise price of an employee's stock option equals or exceeds the market price of the underlying stock on the date of grant and certain other plan conditions are met, no compensation expense is recognized.

         We account for stock-based awards issued to non-employees in accordance with the fair value method of SFAS 123 and Emerging Issues Task Force Issue No. 96-18. Accordingly, we measure the cost of such awards based on the fair market value of the options using the Black-Scholes method option-pricing model.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         We define the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of accounts receivable, accounts payable, and accrued liabilities approximates fair value because of the short maturity of those instruments. The estimated fair value of our long-term obligations is estimated based on the current rates offered to us for similar maturities. Based on prevailing interest rates, management believes that the fair value of notes payable approximates book value at June 30, 2002.

ACCUMULATED OTHER COMPENSATION INCOME

         As of the date of the accompanying consolidated financial statements, we had no components of Other Comprehensive Income as defined by Statement of Financial Accounting Standards No. 130.

LOSS PER COMMON SHARE

         Basic loss per share is computed only on the weighted average number of shares of common stock outstanding during the respective periods.

         The effect of stock options, warrants, and convertible securities that aggregated 42,165,968 and 27,445,074 shares as of June 30, 2002 and 2001, respectively, would be anti-dilutive due to our losses in 2002 and 2001 and, accordingly, are not included in the computation of diluted loss per share for the respective periods.

The following table summarizes the numerator and denominator elements of the basic EPS computations.

                                               NINE MONTH PERIOD ENDED JUNE 30,
                                              ---------------------------------
                                                  2002                  2001
                                              ------------         ------------
Net Loss .............................        $ 11,082,388         $ 12,937,669
Preferred Dividends ..................             397,233              400,171
Loss available to common shares ......          11,479,621           13,337,840
Average Shares (Denominator) .........          33,811,320           27,403,140
Loss Per Share .......................        $      (0.34)        $      (0.49)

NEW ACCOUNTING STANDARDS

         In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized, but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

         The Company adopted Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective October 1, 2001. Application of the non-amortization provisions of the Statements is expected to result in an increase in net income of $422,550 ($0.01 per share) per year. During fiscal 2002, the Company will perform an impairment test of goodwill and indefinite lived intangible assets as of October 1, 2001. The Company has not yet determined what the effect of these tests will be on the earnings and financial position of the Company.

         o In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 143, Accounting for Asset Retirement Obligations (FAS 143), which is effective for years beginning after June 15, 2002, which will be the Company's fiscal year 2003. FAS 143 addresses legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development or normal operation of a long-lived asset. The standard requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Any associated asset retirement costs are to be capitalized as part of the carrying amount of the long-lived asset and expensed over the life of the asset. The Company has not yet determined what the effect of FAS 143 will be on the earnings and financial position of the Company.

           In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (FAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations, for a disposal of a segment of a business. FAS 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. We adopted FAS 144 as of October 1, 2001, and we do not expect that the adoption of the Statement will have a significant impact on our financial position and results of operations.

         In April, 2002, the Financial Accounting Standards Board issued SFAS No. 145 (SFAS 145), Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, related to accounting for debt extinguishments, leases, and intangible assets of motor carriers. The provisions of SFAS 145 are effective for fiscal years beginning after May 15, 2002 with earlier adoption encouraged. We have not determined the impact of the pronouncement.

RECLASSIFICATIONS

         Certain accounts have been reclassified to conform to the current period's presentation.

2.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant, and equipment consisted of the following:

                                             JUNE 30, 2002       SEPTEMBER 30, 2001
                                             -------------       ------------------
Land and land improvements ...........        $    161,190         $    135,000
Buildings and leasehold improvements .             362,998              318,706
Machinery and equipment ..............           4,421,420            4,111,687
Deferred plant design costs ..........          12,520,449           12,143,886
                                              ------------         ------------
                                                17,466,057           16,709,279
Accumulated depreciation .............          (2,100,351)          (1,391,798)
                                              ------------         ------------
                                              $ 15,365,706         $ 15,317,481
                                              ============         ============

         At June 30, 2002, property, plant and equipment included approximately $12.5 million of costs related to the development and pre-construction design of our first reprocessing facility, which is anticipated to be built in Wellsville, Ohio. Accordingly, these costs are not currently being depreciated. Though we believe our construction timetable is reasonable, the completion of the facility is dependent upon completion of plant financing and other items such as weather, labor conditions, and contractor performance.

         Depreciation expense was $712,355 and $538,661 for the nine months ended June 30, 2002 and 2001, respectively.

3.       ACQUISITIONS

         In April 2001, we exercised our option to acquire a 50% interest in Specialty Environmental Services of Texas. Since we do not exercise control of this company, our investment is accounted for using the equity method of accounting. The initial investment in Specialty Environmental Services of Texas was recorded by adjusting the original purchase price allocation for the acquisition of Specialty Environmental Services and reducing the goodwill recorded by $694,447.

4.       SHORT-TERM AND LONG-TERM INDEBTEDNESS

SHORT-TERM DEBT

         Our short-term debt consisted of the following:

                                                                                     JUNE 30, 2002    SEPTEMBER 30, 2001
                                                                                     -------------    ------------------
$3,000,000 of notes payable, dated February 20, 2001, bearing interest at 12% per annum, net of unamortized discount of $402,255 on June
    30, 2002 and $112,407 on September 30, 2001 ..............................        $2,597,745        $2,887,593

$1,830,000 of notes payable, dated April to July 2001, bearing interest at 12%
    per annum, net of unamortized discount of $245,823 on June 30, 2002 and
    $74,292 on September 30, 2001 ............................................         1,584,177         1,755,708

$3,000,000 of convertible notes payable, dated September 7, 2001, bearing interest at 12% per annum, net of unamortized discount of $402,255 on June
    30, 2002 and $748,829 on September 30, 2001 ..............................         2,597,745         2,251,171

$500,000 note payable, dated September 13, 2001, bearing interest at
    12% per annum, net of unamortized discount of $67,042 on June 30,
    2002 and $61,398 on September 30, 2001 ...................................           432,958           438,602

$3,000,000 note payable, dated March 29, 2002, bearing interest at 12% per
    annum, net of unamortized discount of $418,198 on June 30, 2002 ..........         2,581,802                --

$200,000 of notes payable, dated April 3, 2002, bearing interest at 12% per annum, net of unamortized discount of $52,218 on June 30,
    2002 .....................................................................           147,782                --
$75,000 line of credit .......................................................            32,937            37,190
7% Senior Secured Convertible Notes...........................................        12,200,400                --
                                                                                     -----------        ----------
    Total Short-Term Debt.....................................................       $22,175,546        $7,370,264
                                                                                     ===========        ==========

         On February 20, 2001, we issued to lenders promissory notes in the aggregate principal amount of $3,000,000 at an interest rate equal to 10% per annum; however, the interest rate was subsequently increased retroactive to the date of origination to 12% per annum in connection with the extension of the maturity date. The proceeds of this loan were used for working capital purposes. These notes originally matured on June 30, 2001, but the maturity date has been extended to the earlier of February 28, 2003 or project financing aggregating at least $30 million to be used to construct our initial reprocessing facility. As of June 30, 2002, in connection with the extensions of the maturity date, we have incurred $1,445,917 of discount on note costs related to warrants issued to the note holders and placement agents. These costs are being amortized over the term of the notes and charged to interest expense. These notes are secured by a first priority security interest in all of the assets of Probex, other than its intellectual property and the capital stock of Probex Fluids Recovery, Inc. Additionally, as consideration for the extension of the maturity date of these notes, Probex granted the note holders a first priority security interest in all of its intellectual property with respect to one-third of the principal amount outstanding and accrued but unpaid interest under these notes. This first priority security interest in all of Probex's intellectual property, however, is subordinated to the note issued on March 29, 2002 and any additional new notes issued up to $8,000,000 aggregate principal amount. The remainder of the principal amount outstanding and accrued but unpaid interest is secured by a second priority security interest in all of Probex's intellectual property. Further, these notes have been amended to be convertible into Probex common stock at the option of the holder at a conversion price equal to:

         o if Probex's common stock is issued and sold in connection with the project financing, the purchase price paid to Probex by the purchasers for each share of Probex's common stock in the project financing;

         o if securities other than Probex's common stock are issued and sold in connection with the project financing, the price at which the securities issued and sold in connection with the project financing may be converted into Probex's common stock; or

         o if none of the securities of Probex issued and sold in connection with the project financing are Probex's common stock or securities convertible into Probex's common stock, the product of

                   o the average closing price of Probex's common stock as reported by the American Stock Exchange for the twenty
                       (20) trading days prior to the consummation of the Qualified Financing and

                   o   0.94.

         In April, May, June, and July 2001, we issued to lenders promissory notes in the aggregate principal amount of $1,830,000 at an interest rate equal to 10% per annum; however, the interest rate was subsequently increased retroactive to the date of origination to 12% per annum in connection with the extension of the maturity date. The proceeds of this loan were used for working capital purposes. These notes originally matured on September 1, 2001, but the maturity date has been extended to the earlier of February 28, 2003 or project financing aggregating at least $30 million to be used to construct our initial reprocessing facility. As of June 30, 2002, in connection with the extensions of the maturity date, we have incurred $721,609 of discount on note costs related to warrants issued to the note holders and placement agents. These costs are being amortized over the term of the notes and charged to interest expense. These notes are secured by a second priority security interest in all of the assets of Probex, other than its intellectual property and the capital stock of Probex Fluids Recovery, Inc. Additionally, as consideration for the extension of the maturity date of these notes, Probex granted the note holders a first priority security interest in all of its intellectual property with respect to one-third of the principal amount outstanding and accrued but unpaid interest under these notes. This first priority security interest in all of Probex's intellectual property, however, is subordinated to the note issued on March 29, 2002 and any additional new notes issued up to $8,000,000 aggregate principal amount. The remainder of the principal amount outstanding and accrued but unpaid interest is secured by a second priority security interest in all of Probex's intellectual property. Further, these notes have been amended to be convertible into Probex common stock at the option of the holder as described in the preceding paragraph.

         In September 2001, we issued to lenders convertible promissory notes in the aggregate principal amount of $3,000,000 at an interest rate equal to 12% per annum. The proceeds of this loan were used for working capital purposes. If we consummate an equity financing aggregating at least $35,000,000 for our facility to be built in Wellsville, Ohio prior to maturity of these notes, $1,500,000 of the promissory notes will automatically convert into the securities issued in connection with the Wellsville project financing at a conversion rate equal to the purchase price paid by investors for such securities. The remaining $1,500,000 of promissory notes will become due and payable at project financing. As of June 30, 2002, in connection with these notes, we have incurred $993,298 of discount on note costs related to common stock issued to note holders. These costs are being amortized over the term of the notes and charged to interest expense. These notes originally matured on December 31, 2001, but the maturity date has been extended to the earlier of February 28, 2003 or project financing aggregating at least $30 million to be used to construct our initial reprocessing facility. These notes are secured by a third priority security interest in all of the assets of Probex, other than its intellectual property and the capital stock of Probex Fluids Recovery, Inc. Additionally, as consideration for the extension of the maturity date of these notes, Probex granted the note holders a first priority security interest in all of its intellectual property with respect to one-third of the principal amount outstanding and accrued but unpaid interest under these notes. This first priority security interest in all of Probex's intellectual property, however, is subordinated to the note issued on March 29, 2002 and any additional new notes issued up to $8,000,000 aggregate principal amount. The remainder of the principal amount outstanding and accrued but unpaid interest is secured by a second priority security interest in all of Probex's intellectual property.

         In September 2001, we issued to a lender a promissory note in the aggregate principal amount of $500,000 at an interest rate equal to 12% per annum. The proceeds of this loan were used for working capital purposes. As of June 30, 2002, in connection with this note, we have incurred $175,331 of discount on note costs related to warrants issued to the note holder. These costs are being amortized over the term of the note and charged to interest expense. This note originally matured on December 31, 2001, but the maturity date has been extended to the earlier of February 28, 2003 or project financing aggregating at least $30 million to be used to construct our initial reprocessing facility. This note is secured by a fourth priority security interest in all of the assets of Probex, other than its intellectual property and the capital stock of Probex Fluids Recovery, Inc. Additionally, as consideration for the extension of the maturity date of this note, Probex granted the note holder a first priority security interest in all of its intellectual property with respect to one-third of the principal amount outstanding and accrued but unpaid interest under this note. This first priority security interest in all of Probex's intellectual property, however, is subordinated to the note issued on March 29, 2002 and any additional new notes issued up to $8,000,000 aggregate principal amount. The remainder of the principal amount outstanding and accrued but unpaid interest is secured by a second priority security interest in all of Probex's intellectual property. Further, this note has been amended to be convertible into Probex common stock at the option of the holder as described in the paragraph describing the notes issued on February 20, 2001.

         In March 2002, we entered into a loan agreement with a lender for loan of $3,000,000. Under this loan agreement, we received $1,500,000 in March 2002,$500,000 in May 2002 and $1,000,000 in June 2002. We issued to this lender a promissory note in the principal amount of $3,000,000 at an interest rate equal to 12% per annum. This loan matures on the earlier of February 28, 2003 or project financing aggregating at least $30 million to be used to construct our initial reprocessing facility. The proceeds of this loan were used for working capital purposes. This loan is secured by a first priority security interest in all of Probex's intellectual property. Further, this note is convertible into Probex common stock at the option of the holder as described in the paragraph describing the notes issued on February 20, 2001. In connection with this note, we incurred $524,959 of discount on note costs related to warrants issued to the note holder. These costs are being amortized over the term of the note and charged to interest expense.

         In April 2002, we issued to two lenders promissory notes in the principal amount of $200,000 at an interest rate equal to 12% per annum. The proceeds of these loans were used for working capital purposes. As of June 30, 2002, in connection with these notes, we have incurred $71,800 of discount on note costs related to warrants issued to the note holders. These costs are being amortized over the term of the note and charged to interest expense. These notes mature on the earlier of February 28, 2003 or project financing aggregating at least $30 million to be used to construct our initial reprocessing facility. These notes are secured by a first priority security interest in all of Probex's intellectual property. Further, these notes are convertible into Probex common stock at the option of the holder as described in the paragraph describing the notes issued on February 20, 2001.

         At June 30, 2002, we had an uncommitted bank line of credit, which provides for unsecured borrowings for working capital of up to $75,000, of which $32,937 was outstanding. The interest rate at the close of business on June 30, 2002 was 6.25%.

LONG-TERM DEBT

         Our long-term debt consists of the following:

                                             JUNE 30, 2002      SEPTEMBER 30, 2001
                                             -------------      ------------------
7% Senior Secured Convertible Notes ........  $ 12,200,400         $ 12,500,000
8% Acquisition note ........................     1,171,083            1,262,423
Less current portion .......................      (286,949)            (279,496)
                                              ------------         ------------
                                              $ 13,084,534         $ 13,482,927
                                              ============         ============
Less: Reclass to Short-Term Debt of 7%
      Senior Secured Convertible Notes......    12,200,400                   --
                                              ------------         ------------
Total Long-Term Debt........................  $    884,134         $ 13,482,927
                                              ============         ============

         On May 1, 2000, in conjunction with the acquisition of substantially all of the assets of Petroleum Products Inc., we issued a promissory note to the seller. We have agreed to pay the seller the principal sum of $1,500,000 together, with interest in arrears on the unpaid principal balance at an annual rate equal to 8%. The principal amount of this note is due and payable in semi-annual installments of $150,000, plus interest amortized, from 2001 to 2005. On January 2, 2001, we paid the first semi-annual installment, and we paid the second installment on September 10, 2001. In March 2002, the note holder agreed to defer $125,000 currently due and payable under this note until receipt of proceeds from interim financing. Additionally, the installment due under this note in July 2002 was deferred until completion of project financing for the construction of our first reprocessing facility.

         On November 29, 2000, we completed a private placement of $12,500,000 aggregate principal amount of 7% senior secured convertible notes. These notes bear interest payable semiannually, commencing on January 1,

2001, with the principal amount due on November 28, 2004. The notes were issued by our collection subsidiary, Probex Fluids Recovery, Inc., are secured by the assets of Probex Fluids Recovery, Inc., guaranteed by Probex and convertible into Probex common stock. The conversion price of these notes into common stock was initially $1.40 per share, however, as consideration for the waiver of the event of default discussed in the second following paragraph, we agreed to reduce the conversion price to the lowest price per share that Probex issues shares of its common stock after February 15, 2002 or at which any other securities issued after that date are then convertible into common stock. Upon consummation of project financing for our first reprocessing facility, no further reductions in the conversion price under the preceding sentence will occur. As of June 30, 2002, the conversion price of these notes was $0.75 per share. In accordance with Emerging Issues Task Force No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, we recorded additional interest expense of approximately $3,125,000 in the first quarter of fiscal year 2001.

         In connection with these notes, we incurred $2,130,441 of deferred debt offering costs, including $1,218,357 related to warrants issued to placement agents. These costs are being amortized over the term of the notes.

         In October 2001, as a result of not securing commitments for project financing by September 30, 2001, an event of default occurred under the Note Purchase Agreement governing these notes. In accordance with the Note Purchase Agreement, we believe that we fully cured such event of default by obtaining approval of the required holders of management's plan to obtain project financing. In addition to obtaining approval of management's plan to obtain project financing, we entered into a first amendment and waiver and consent to the notes. This first amendment and waiver and consent to the notes amends the conversion price of the notes as discussed above and waives any defaults caused by our inability to secure commitments for project financing under the Note Purchase Agreement, provided that we secure commitments for project financing on or prior to June 30, 2002. We have received waivers of this event of default until February 28, 2003. If, however, we are unable to obtain project financing by February 28, 2003, these notes may be accelerated and become due and payable upon the vote of the holders of at least 66 2/3% of the principal amount of the notes. Accordingly, the Company has reclassified the notes from long-term debt to short-term debt as of June 30, 2002.

         One note holder who holds a note in the aggregate principal amount of $1,000,000, however, has made claims that events of default are continuing. We currently believe that such note holder's claims are without merit and intend to vigorously defend any action sought by such note holder. This note holder, however, executed the first amendment and waiver and consent to the note related to the default that occurred a result of our inability to secure commitments for project financing by September 30, 2001.

         On June 30, 2002, two of the 7% senior secured convertible notes totaling $299,600 aggregate principal amount were converted into the company's common stock.

5.       STOCKHOLDERS' EQUITY

CAPITAL STRUCTURE

         We are authorized to issue up to 100,000,000 shares of our common stock, $0.001 par value per share, of which 36,286,133 shares were issued and outstanding at July 30, 2002.

         On February 1, 2000, we filed a Form 10-SB/A, under Section 12(b) of the Securities Exchange Act of 1934, which was subsequently declared effective by the Securities and Exchange Commission on February 2, 2000. On February 3, 2000, our common stock began trading on the American Stock Exchange under the symbol "PRB."

         We are also authorized to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share, of which 550,000 shares are designated as Series A 10% Cumulative Convertible Preferred Stock, or Series A preferred stock. As of June 30, 2002, 532,500 shares of Series A preferred stock were issued and outstanding.

ISSUANCES OF COMMON STOCK

Series A 10% Cumulative Convertible Preferred Stock Dividends:

         On November 1, 2001, Probex issued 178,962 shares of its common stock at $1.50 per share to holders of Series A preferred stock in lieu of cash dividends.

         On May 1, 2002, Probex issued 176,042 shares of its common stock at $1.50 per share to holders of Series A preferred stock in lieu of cash dividends.

Private Placements:

         On December 21, 2001, we issued 1,342,282 shares of our common stock to an investor for the aggregate purchase of $1,000,000. The purchased shares are subject to anti-dilution provisions that require us to issue additional shares to the purchaser to adjust the purchase price per share paid by the purchaser to equal any sales of common stock or securities convertible into common stock, under a public offering or private placement in an aggregate amount of $500,000 or more, at a lower price per share during a 24-month period following closing. The closing was contingent upon obtaining project financing and certain other conditions; however, the investor exercised its option to accelerate its purchase of the common stock in December 2001. As consideration for the exercise of this option to accelerate the closing, we issued an additional 500,000 shares of common stock to the investor, which are not subject to the adjustment provision described above in this paragraph.

         On January 15, 2002, we issued an aggregate of 288,000 shares of our common stock at $0.877 per share resulting in $252,576 of cash proceeds. The purchased shares are subject to anti-dilution provisions that require us to issue additional shares to the purchaser to adjust the purchase price per share paid by the purchaser to equal any sales of common stock or securities convertible into common stock, under a public offering or private placement in an aggregate amount of $500,000 or more, at a lower price per share during a 24-month period following closing. The closing was contingent upon obtaining project financing and certain other conditions; however, the investor exercised its option to accelerate its purchase of the common stock in January 2002. As consideration for the exercise of this option to accelerate the closing, we issued an aggregate of 125,390 additional shares of common stock to the investor, which are not subject to the adjustment provision described above in this paragraph.

Issued to Non-Employees for Services Rendered:

         In January 2002, we agreed to issue 52,279 shares of our common stock to two consultants as compensation for services rendered related to their assistance in financing activities. The fair market value of these shares have been recorded as offering costs and offset against the common stock proceeds in the accompanying consolidated financial statements.

         In January, February and March 2002, we agreed to issue 154,258 shares of our common stock to three consultants as compensation for services rendered. This was recorded as a selling, general and administrative expense for the quarter ended March 31, 2002.

         On April 19, 2002, we agreed to issue 4,136 shares of our common stock to a consultant as compensation for services rendered. This was recorded as a selling, general and administrative expense for the quarter ended June 30, 2002.

         On April 19, 2002, we issued 3,788 shares of our common stock to placement agents under anti-dilution provisions contained in their respective placement agreements.

Common stock issued to lenders for interest in lieu of cash:

         On December 31, 2001, we issued an aggregate of 178,569 shares of our common stock to holders of Probex Fluids Recovery, Inc.'s 7% Senior Secured Convertible Notes due November 2004 for extensions of registration rights obligations of the Company to the end of the following calendar quarter.

         In January and March 2002, we issued an aggregate of 532,720 shares of our common stock to holders of Probex Fluids Recovery, Inc.'s 7% Senior Secured Convertible Notes due November 2004 as interest for the six-month period ended December 31, 2001 and for extensions of registration rights obligations of the Company to the end of the following calendar quarter.

         Since October 1, 2002, we have issued 893,532 shares of our common stock to holders of our bridge notes as consideration for the extension of the maturity date of such notes.

         On June 30, 2002, we issued an aggregate of 333,333 shares of our common stock to holders of Probex Fluids Recovery, Inc.'s 7% Senior Secured Convertible Notes due November 2004 as interest for the six-month period ended June 30, 2002.

Common stock issued upon exercise of stock options:

         On November 11, 2001, stock options to purchase our common stock, expiring June 30, 2009, were exercised at a price of $0.50 per share resulting in the issuance of an aggregate of 12,500 shares of our common stock.

         On November 30, 2001, stock options to purchase our common stock, expiring June 30, 2009, were exercised at a price of $0.50 per share in a cashless exercise transaction resulting in the issuance of an aggregate of 7,560 shares of our common stock.

         On January 17, 2002, stock options to purchase our common stock, expiring June 30, 2002, were exercised at a price of $0.50 per share in a cashless exercise transaction resulting in the issuance of an aggregate of 163,334 shares of our common stock.

Common stock issued upon conversion of convertible debt:

         On June 30, 2002, two holders of Probex Fluids Recovery, Inc.'s 7% Senior Secured Convertible Notes due November 2004 converted their notes into 399,466 shares of the Company's common stock

TREASURY STOCK

         On November 30, 2001, we received 4,500 shares of our common stock at market price, totaling $3,780, in a cashless exercise of a stock option to purchase 7,560 shares of our common stock.

         On January 17, 2002, we received 93,870 shares of our common stock at market price, totaling $81,667, in a cashless exercise of a stock option to purchase 163,334 shares of our common stock.

WARRANTS TO PURCHASE OUR COMMON STOCK

         The following table summarizes activity related to warrants and contingent warrants as of June 30, 2002:


                                         NUMBER OF SHARES      AVERAGE PRICE      AVERAGE LIFE
                                         ----------------      -------------      ------------
Balance at September 30, 2001 ......         10,499,253                1.47               2.56
Granted ............................         12,156,956                 .76               4.83
Expired / Canceled .................         (5,483,190)               1.35               3.57
                                            -----------         -----------        -----------
Balance at June 30, 2002 ...........         17,173,019                1.01               3.84
                                            ===========         ===========        ===========

The above warrants to purchase our common stock are exercisable at June 30, 2002, except for 685,000 shares issuable under the exercise of warrants that are contingent upon the occurrence of certain future events, none of which have occurred.

         On April 1, 2002, a ratchet price provision contained in warrants to purchase an aggregate of 5,483,190 shares of our common stock was triggered . These warrants had exercise prices ranging from $1.24 to $1.58. As of a result of such provision, the exercise price of these warrants was reduced to $0.75. All other terms of these warrants remained the same.

Options

         In July 1999, we adopted the 1999 Omnibus Stock and Incentive Plan (the "1999 Plan") in order to grant stock options to purchase an aggregate of 2,750,000 shares thereunder. The plan is administered by the compensation committee of our board of directors. In July 2000, our shareholders adopted the 1999 Omnibus Stock and Incentive Plan, as amended and restated, primarily to increase the number of shares available under such plan from 2,750,000 to 5,750,000. In February 2001, our shareholders adopted an amendment to the 1999 Omnibus Stock and Incentive Plan, to increase the number of shares available under such plan from 5,750,000 to 8,750,000.

         The following table summarizes activity related to options:


                                                   NUMBER OF SHARES   WEIGHTED AVERAGE
                                                   ----------------   ----------------
Balance at September 30, 2001 ................         6,260,334         $   1.5483
  Granted ....................................           563,749             0.9565
  Exercised ..................................          (183,394)            0.5000
  Forfeited ..................................          (754,940)            1.1119
                                                      ----------         ----------
Balance at June 30, 2002 .....................         5,885,749         $   1.5803
                                                      ==========         ==========

All options to purchase our common stock issued to employees during the nine months ended June 30, 2002 were issued with exercise prices equal to or greater than fair market value on the date of issuance.

6.       COMMITMENTS AND CONTINGENCIES

         We currently have a lease-purchase agreement with The Port Authority of Columbiana County (the "Port Authority") in Wellsville, Ohio, for a 20-acre site for our first domestic facility. It is our intention to purchase the property within one year following completion of project financing for Wellsville. Rental payments under the lease-purchase agreement are $20,000 per month. To date, we have paid $450,000 for this option to purchase and such payments will be credited towards the purchase price.

7.       SUBSEQUENT EVENTS

         In July 2002, we received commitments for $3,000,000 of interim funding, subject to certain conditions. Of this amount, $1,500,000 is a firm commitment through September 30, 2002. If, however, we do not meet certain milestones on or prior to September 30, 2002, each lender's obligation to fund their respective portion of the remaining $1,500,000 of this commitment is at the sole option of such lender. The funds will be used for general corporate and working capital purposes. The funds are being received periodically, and to date we have received a total of $938,997.

         We have received waivers to further waive an event of default that occurred under Probex Fluids Recovery, Inc.'s 7% Senior Secured Convertible Notes due November 2004 until February 28, 2003. If, however, we are unable to obtain project financing by February 28, 2003, these notes may be accelerated and become due and payable upon the vote of the holders of at least 66 2/3% of the principal amount of the notes. Accordingly, the Company has reclassified the notes from long-term to short-term debt as of June 30, 2002.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our certificate of incorporation and bylaws provide that we shall, to the fullest extent permitted by Delaware law, indemnify all persons whom we may indemnify under Delaware law. We have the authority under Delaware General Corporate Law Title 8 Section 145, to indemnify our directors and officers to the extent provided for in this statute. Our certificate of incorporation and bylaws permit the indemnification of directors and officers to the fullest extent permitted by law. Delaware law provides, in part, that a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of the corporation, if it is determined that this person:

         o        conducted himself or herself in good faith;

         o reasonably believed, in the case of conduct in his or her official capacity as a director or officer of the corporation, that his or her conduct was in the corporation's best interests, and, in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

         o in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

         Any such person may be indemnified against expenses (including attorneys' fees), judgments, fines (including excise taxes) and amounts paid in settlement actually and reasonably incurred by the person in connection with the proceeding. If the person is found liable to the corporation for negligence or misconduct, no indemnification may be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish. A Delaware corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

         We may advance expenses for the defense of any action for which indemnification may be available under certain circumstances. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses. We carry directors and officers liability insurance with policy limited of $10 million. Directors and officers will be covered by liability insurance indemnifying them against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

         We have been advised that, in the opinion of the Securities and Exchange Commission, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Set forth below are the expenses in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimated except the Securities and Exchange Commission and NASD registration fees.



Securities and Exchange Commission registration fee ............        $    748
American Stock Exchange listing fee ............................
Legal fees and expenses (other than Blue Sky fees and expenses)
Blue Sky fees and expenses .....................................
Printing and engraving expenses ................................
Accounting fees and expenses ...................................
Transfer Agent and Registrar fees and expenses .................
Miscellaneous ..................................................
                                                                        --------
      Total ....................................................
                                                                        ========

         We will bear all of the foregoing fees and expenses.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         The following chart sets forth unregistered sales of securities by us during the proceeding three years, as follows:



SECURITY ISSUED               DATE ISSUED              ISSUED TO                CONSIDERATION                           EXEMPTION
1,420,800 shares of          October to November      Warrant Holders          Issued under exercise of warrants at         (1)
common stock                 1999                                              $0.75 per share.

590,588 shares of            October to November      Employees                Issued shares under previously               (1)
common stock                 1999                                              received subscriptions to purchase
                                                                               common stock at subscription price of
                                                                               $0.425.

7,059 shares of common       October 1999             Employee                 Issued to equalize the purchase price        (1)
stock                                                                          for shares previous purchased in July
                                                                               1999.

20,000 shares of common      November 1999            Warrant Holder           Issued under exercise of warrants at         (1)
stock                                                                          $0.75 per share.

55,000 shares of common      December 1999            Contractual Obligation   Issued at $0.01 per share.                   (1)
stock

Warrant to purchase          December 1999            Placement Agent          5 year warrant exercisable at $1.875         (1)
176,000 shares of                                                              per share.
common stock

240,750 shares of            February 2000            Investor                 Issued at $2.70 per share.                   (1)
common stock

Warrant to purchase          February 2000            Placement Agent          Warrant expires February 1, 2004,            (1)
36,113 shares of common                                                        exercise price of $2.70 per share.
stock



SECURITY ISSUED               DATE ISSUED              ISSUED TO                CONSIDERATION                           EXEMPTION
Warrant to purchase          February 2000            Contractual Obligation   Exercise price of $1.00 per share.           (1)
75,000 shares of common
stock

200,000 shares of            March 2000               Warrant Holder           Warrant issued in February 2000,             (1)
common stock                                                                   exercised in March 2000, exercise
                                                                               price of $3.00 per share.

40,000 shares of common      March 2000               Warrant Holder           Exercise of warrant, exercise price          (1)
stock                                                                          of $0.50 per share.

Warrant to purchase          March 2000               Placement Agent          Warrant expires December 15, 2004,           (1)
13,000 shares of common                                                        exercise price of $1.875 per share.
stock

2,667 shares of common       March 2000               Consultant               Issue price of $1.875 per share.             (1)
stock

52,702 shares of common      March 2000               Holders of 10%           Dividend payment of $79,053 in form          (1)
stock                                                 Cumulative Convertible   of shares of common stock valued at
                                                      Preferred Stock,         $1.50 per share.
                                                      Series A

68,500 shares of common      May 2000                 Non-officer employees    Issued shares of common stock at             (1)
stock                                                                          $1.00 per share in lieu of payment
                                                                               for overtime services.

640,000 shares of            May 2000                 Seller of Assets         Shares valued at $1.875 per share.           (1)
common stock

160,000 shares of            May 2000                 Seller of Assets         Shares valued at $1.875 per share.           (1)
common stock

131,223 shares of            May 2000                 Existing Stockholders    Dividend payment of $196,835 in form         (1)
common stock                                                                   of shares of common stock valued at
                                                                               $1.50 per share.

Warrants to purchase         May 2000                 Stonegate Securities,    Issued as compensation under a               (1)
500,000 shares of                                     Inc.                     financial advisory agreement.
common stock

2,796,114 shares of          June 2000                Lender                   Exercise of convertible note with            (1)
common stock                                                                   outstanding balance of $750,000.

5,000 shares of common       June 2000                Grove Capital Corp.      Issued at $3.00 per share for
stock                                                                          consulting services.

20,000 shares of common      June 2000                Greg Grove               Issued at $3.00 per share for                (1)
stock                                                                          consulting services.



SECURITY ISSUED               DATE ISSUED              ISSUED TO                CONSIDERATION                           EXEMPTION
Warrant to purchase          June 2000                Consultant               Exercise price of $0.50 per share.           (1)
100,000 shares of
common stock

Warrant to purchase          July 2000                Consultant -             Exercise price of $1.875 per share.          (1)
240,000 shares of                                     Contractual Obligation
common stock

Warrant to purchase          July 2000                Financial Advisor        Exercise price of $3.12 per share.           (1)
500,000 shares of
common stock

Warrant to purchase          July 2000                Consultant               Exercise price of $3.00 per share.           (1)
10,000 shares of common
stock

Warrant to purchase          July 2000                Bechtel                  Warrant expires July 27, 2002,               (1)
200,000 shares of                                                              exercise price of $3.00 per share.
common stock

19,000 shares of common      July 2000                Non-officer employees    Issued in lieu of payment for                (1)
stock                                                                          overtime services.

21,500 shares of common      August 2000              Warrant Holder           Exercise of warrant at an exercise           (1)
stock                                                                          price of $0.55 per share.

25,000 shares of common      September 2000           Consultant               Issued shares at $2.653 per share.           (1)
stock

169,515 shares of            July to September 2000   Investors                Stock that was previously subscribed         (1)
common stock                                                                   for, but unissued.

Options to purchase          July to September 2000   Employees                Issued under our 1999 Omnibus Stock          (1)
2,438,000 shares  of                                                           and Incentive Plan, as amended and
common stock                                                                   restated.

500,000 shares of            October 2000             United Infrastructure    Issued under a stock purchase            Rule 506 of
common stock                                          Company, LLC             agreement dated as of October 12,       Regulation D
                                                                               2000, purchase price of $2.00 per
                                                                               share.

179,804 shares of            November 2000            Holders of Series A      Issued pursuant to declaration of a          (1)
common stock                                          10% Cumulative           dividend to the holders of such
                                                      Convertible Preferred    preferred shares in the amount of
                                                      Stock                    $269,706, a deemed value of $1.50 per
                                                                               share.

16,666 shares of common      November 2000            Consultant               Issued as consideration for                  (1)
stock                                                                          consulting services.

Warrants (Class "AD")        November 2000            Three lenders            Issued in connection with a                  (1)
to purchase an                                                                 short-term loan in the aggregate
aggregate of 500,000                                                           principal amount of $1.25 million.
shares of common stock                                                         The exercise price of the warrants
                                                                               have been reduced to $0.75 per share
                                                                               in accordance with the terms of the
                                                                               warrants.



SECURITY ISSUED               DATE ISSUED              ISSUED TO                CONSIDERATION                           EXEMPTION
Warrant (Class "AD") to      November 2000            Placement agent          Issued as consideration for services         (1)
purchase an aggregate                                                          rendered in connection with the
of 100,000 shares of                                                           placement of the short-term loan
common stock                                                                   described above. The exercise price
                                                                               of the warrants has been reduced to
                                                                               $0.75 per share in accordance with
                                                                               the terms of the warrants.

7% Senior Secured            November 2000            Lenders                  Our wholly-owned subsidiary, Probex      Rule 506 of
Convertible Notes Due                                                          Fluids Recovery, Inc. placed $12.5        Regulation
November 24, 2004                                                              million in aggregate principal amount         D
                                                                               of its 7% Senior Secured Convertible
                                                                               Notes due November 2004.

Warrants (Class "AE")        November 2000            Placement agents and     Issued at an exercise price of $1.40         (1)
to purchase an                                        consultants              per share and expiring November 28,
aggregate of 1,218,357                                                         2003. Were issued as consideration
shares of common stock                                                         for services rendered in connection
                                                                               with the placement of the senior
                                                                               notes described above.

Options to purchase an       October-November 2000    Directors, Executive     Granted under our 1999 Omnibus Stock         (1)
aggregate of 412,000                                  Officers and Employees   and Incentive Plan, as amended.
shares of common stock                                of the Company

1,099,107 shares of          December 2000            Institutional Investor   An institutional investor in the             (1)
common stock                                                                   Company exercised its conversion
                                                                               rights under the convertible
                                                                               promissory note, dated as of
                                                                               August 30, 2000, made by the
                                                                               Company in favor of the investor
                                                                               in the aggregate principal amount
                                                                               of $1.5 million.

Warrant (Class AG") to       December 2000            Placement Agent          The warrant was issued as                    (1)
purchase 160,714 shares                                                        consideration for services rendered
of common stock                                                                in connection with the placement of
                                                                               the convertible promissory note
                                                                               described above. Warrant is
                                                                               exercisable at $1.40 per share and
                                                                               expires on November 29, 2005.



SECURITY ISSUED               DATE ISSUED              ISSUED TO                CONSIDERATION                           EXEMPTION

100,000 shares of            December 2000            Individual Investor      Aggregate purchase price of $140,000.        (1)
common stock
Warrant (Class "AH") to      December 2000            Placement agent          Warrant was issued as consideration          (1)
purchase 14,000 shares                                                         for services rendered in connection
of common stock                                                                with the placement of the shares of
                                                                               stock described above. Warrant is
                                                                               exercisable at $0.75 per share.

214,286 shares of            January 2001             United Infrastructure    Common stock issued pursuant to a            (1)
common stock                                          Company, LLC             price adjustment provision contained
                                                                               in that certain stock purchase
                                                                               agreement, dated as of October 12,
                                                                               2000, by and between the Company and
                                                                               United Infrastructure.

Warrant to purchase          January 2001             United Infrastructure    Issued warrant to relinquish certain         (1)
250,000 shares of                                     Company, LLC             registration rights contained in the
common stock                                                                   registration rights agreement, dated
                                                                               as of October 12, 2000, by and
                                                                               between the Company and United
                                                                               Infrastructure. The warrant has an
                                                                               exercise price of $1.40 per share.

714,286 shares of            February 2001            United Infrastructure    Issued stock pursuant to that certain    Rule 506 of
common stock                                          Company, LLC             stock purchase agreement, dated as of     Regulation
                                                                               February 2, 2001, by and between the           D
                                                                               Company and United Infrastructure.
                                                                               United Infrastructure paid $1,000,000.

29,609 shares of common      February 2001            Holders of the 7%        Paid interest on the notes issued by         (1)
stock                                                 Senior Secured           Probex Fluids Recovery in the form of
                                                      Convertible              Notes shares of common stock of the
                                                                               Company. Interest payment in the form
                                                                               of stock was $46,178, which resulted
                                                                               in the issuance in the aggregate of
                                                                               29,609 shares of common stock.

13,664 shares of common      February 2001            Consultant               Issued shares as consideration for           (1)
stock                                                                          consulting services.


Warrants to purchase an      February 2001            Nine lenders             Issued warrants in connection with a         (1)
aggregate of 1,350,000                                                         short-term loan in the aggregate
shares of common stock                                                         principal amount of $3,000,000 made
                                                                               by such lenders to the Company. The
                                                                               warrants are exercisable at $1.719
                                                                               per share.



SECURITY ISSUED               DATE ISSUED              ISSUED TO                CONSIDERATION                           EXEMPTION
Warrant to purchase an       February 2001            Placement Agent          As consideration for services                (1)
aggregate of 300,000                                                           rendered pursuant to the short-term
shares of common stock                                                         loan discussed above, the Company
                                                                               issued a warrant to purchase 300,000
                                                                               shares of common stock at an aggregate
                                                                               exercise price of $1.719 per share.

Options to purchase an       January - March 2001     Directors, Executive     Granted options under our 1999               (1)
aggregate of 834,000                                  Officers, and            Omnibus Stock and Incentive Plan, as
shares of common stock                                Employees of the         amended.
                                                      Company

Warrant (Class "AL")         April 2001               United Infrastructure    Issued warrants as compensation for          (1)
to purchase an                                        Company, LLC             director services provided by an
aggregate of 30,000                                                            employee of United Infrastructure.
shares of common stock                                                         The exercise price of the warrants
                                                                               ranges from $1.47 to $1.75 per share.

208,773 shares of            April 2001               Holders of Class F and   Issued shares upon the exercise of           (1)
common stock                                          H Warrants               Class F and H warrants. As
                                                                               consideration for the issuance of the
                                                                               common stock upon the exercise of the
                                                                               warrants, the company received cash in
                                                                               the aggregate amount of $208,773.

176,867 shares of            April 2001               Holders of Series A      Issued dividend on the preferred             (1)
common stock                                          10% Cumulative           stock in shares of common stock,
                                                      Convertible Preferred    pursuant to the Company's issuance of
                                                      Stock                    dividends at its option at a deemed
                                                                               value of $1.50 per share. The
                                                                               dividend payment on the preferred
                                                                               stock was approximately $265,000.

75,000 shares of common      May 2001                 Holder of Class K        Issued shares upon the exercise of           (1)
stock                                                 Warrant                  Class K warrant. The holder tendered
                                                                               8,242 shares of common stock with an
                                                                               aggregate value of $15,000 as payment
                                                                               for the exercise price.

12,075 shares of common      May 2001                 Consultant               Issued shares as consideration for           (1)
stock                                                                          services rendered to the Company.
                                                                               Issued at a par value per share equal
                                                                               to $1.875.

986 shares of common         June 2001                Consultant               Issued shares at a value of $1.55 per        (1)
stock                                                                          share as consideration for consulting
                                                                               services.



SECURITY ISSUED               DATE ISSUED              ISSUED TO                CONSIDERATION                           EXEMPTION
Warrant to purchase an       June 2001                Lenders                  Issued warrants to purchase stock as         (1)
aggregate of 366,667                                                           consideration for the extension of
shares of common stock                                                         the maturity date of a short-term
                                                                               loan in the aggregate principal
                                                                               amount of $3,000,000. Warrants are
                                                                               exercisable at $0.75 per share and
                                                                               expire on February 20, 2006.

326,666 shares of            June 2001                Employee                 Employee exercised stock option              (1)
common stock                                                                   pursuant to a cashless exercise,
                                                                               which resulting in the employee
                                                                               tendering 96,078 shares of common
                                                                               stock with an aggregate value of
                                                                               $163,333.

Warrants to purchase an      April - June 2001        17 Lenders               Issued warrants in connection with a         (1)
aggregate of 534,750                                                           short-term loan in the aggregate
shares of common stock                                                         principal amount of $1.2 million.

Options to purchase an       April - June 2001        Directors, Executive     Granted options pursuant to our 1999         (1)
aggregate of 37,000                                   Officers and Employees   Omnibus Stock and Incentive Plan, as
shares of common stock                                                         amended.

176,218 shares of            July 2001                Holders of 7% Senior     Interest worth $288,998 was paid in          (1)
common stock                                          Secured Convertible      the form of 176,218 shares of common
                                                      Notes                    stock.

22,945 shares of common      July 2001                Lenders                  Issued as consideration for the              (1)
stock                                                                          extension of the maturity date of a
                                                                               loan made to the Company. Shares
                                                                               issued at a value per share of $1.308.

13,333 shares of common      August 2001              Holders of Series A      At the election of the holder, issued        (1)
stock                                                 10% Cumulative           13,333 common shares upon conversion
                                                      Convertible              Stock of the Series A 10% cumulative
                                                                               convertible stock. Prior to the
                                                                               issuance, the holder tendered 2,500
                                                                               shares of the Company's Series A 10%
                                                                               cumulative convertible preferred stock

733,574 shares of            September 2001           Lenders                  Issued as consideration for extending        (1)
common stock                                                                   the maturity dates of certain loans
                                                                               to the Company. Issued at a value per
                                                                               share ranging from $1.185 to $1.302.



SECURITY ISSUED               DATE ISSUED              ISSUED TO                CONSIDERATION                           EXEMPTION
535,707 shares of            September 2001           Holders of 7% Senior     Issued pursuant to the first                 (1)
common stock                                          Secured Convertible      amendment to the note purchase
                                                      Notes                    agreement. Amendment provides for the
                                                                               issuance of common stock as
                                                                               consideration for the extension of
                                                                               certain registration rights granted
                                                                               under the note purchase agreement
                                                                               dated November 29, 2000.

Warrants to purchase an      September 2001           Lenders                  Issued in connection with the                (1)
aggregate of 818,417                                                           extension of the maturity date of
shares of common stock                                                         short-term loans in the aggregate
                                                                               principal amount of $4.83 million.
                                                                               The warrants are exercisable at $0.75.

Options to purchase an       September 2001           Directors, Officers      Granted pursuant to our 1999 Omnibus         (1)
aggregate of 11,000                                   and Employees            Stock and Incentive Plan, as amended.
shares of common stock

10,669 shares of common      October 2001             Lenders                  Issued as consideration for the              (1)
stock                                                                          extension of the maturity date of a
                                                                               short-term loan made to the Company.
                                                                               Shares were issued at a value per
                                                                               share equal to $1.53.

428,509 shares of            October 2001             Lenders                  Issued as consideration for the              (1)
common stock                                                                   extension of the maturity dates of
                                                                               short-term loans made to the Company.
                                                                               Shares were issued at a value per
                                                                               share ranging from $0.837 to $0.848.

178,962 shares of            November 2001            Holders of Series A      Declared and paid a dividend on              (1)
common stock                                          10% Cumulative           Series A preferred shares in the form
                                                      Convertible Preferred    of common stock. Pursuant to the
                                                      Stock                    terms of the Series A preferred
                                                                               stock, dividends are payable, at our
                                                                               option, in shares of common stock at a
                                                                               deemed value of $1.50 per share.
                                                                               Dividend payment was approximately
                                                                               $268,443.

20,060 shares of common      November 2001            Holders of stock         Option holders exercised options at          (1)
stock                                                 options                  an exercise price of $0.50 per share.



SECURITY ISSUED               DATE ISSUED              ISSUED TO                CONSIDERATION                           EXEMPTION
385,899 shares of            November 2001            Lenders                  Issued as consideration for the              (1)
common stock                                                                   extension of maturity dates of
                                                                               certain short-term loans. Shares were
                                                                               issued at a value per share ranging
                                                                               from $0.918 to $0.953.

148,018 shares of            December 2001            Lenders                  Issued as consideration for the              (1)
common stock                                                                   extension of the maturity dates of
                                                                               certain short-term loans. Shares were
                                                                               issued at a value per share ranging
                                                                               from $0.745 to $0.765.

178,569 shares of            December 2001            Holders of 7% Senior     Issued shares pursuant to the first          (1)
common stock                                          Secured Convertible      amendment to the note purchase
                                                      Notes                    agreement. Amendment provides for the
                                                                               issuance of common stock as
                                                                               consideration for the extension of
                                                                               certain registration rights granted
                                                                               under the note purchase agreement,
                                                                               dated as of November 29, 2000.

1,342,282 shares of          December 2001            Investor                 Issued pursuant to the stock purchase    Regulation
common stock                                                                   agreement, dated as of December 21,           D
                                                                               2001, by and between the Company and
                                                                               the investor. The Company received
                                                                               gross proceeds of $1,000,000.

500,000 shares of            December 2001            Investor                 Issued 500,000 shares of common stock     Regulation
common stock                                                                   as a result of the investor's                 D
                                                                               election to accelerate the closing of
                                                                               the purchase pursuant to the terms of
                                                                               the stock purchase agreement,
                                                                               described above.

Options to purchase an       December 2001            Directors, Officers      Granted under our 1999 Omnibus Stock         (1)
aggregate of 36,000                                   and Employees            and Incentive Plan, as amended.
shares of common stock

288,000 shares of            January 2002             Investors                Issued shares to investors pursuant          (1)
common stock                                                                   to the stock purchase agreement dated
                                                                               January 15, 2002 by and between the
                                                                               Company and the investors therein.
                                                                               Issued at $0.877 per share.

125,390 shares of            January 2002             Investors                Issued investors an aggregate of             (1)
common stock                                                                   125,390 shares as a result of the
                                                                               investors' election to accelerate the
                                                                               closing of the purchase pursuant to
                                                                               the terms of the stock purchase
                                                                               agreement described above.



SECURITY ISSUED               DATE ISSUED              ISSUED TO                CONSIDERATION                           EXEMPTION
354,151 shares of            January 2002             Holders of 7% Senior     Pursuant to the terms of the notes,          (1)
common stock                                          Secured Convertible      interest is payable in shares of
                                                      Notes                    common stock to holders of the notes
                                                                               who made a one-time election to
                                                                               receive interest payments in the form
                                                                               of common stock. Interest in the
                                                                               amount of $288,987 was paid in 354,151
                                                                               shares of common stock.

37,879 shares of common      January 2002             Placement Agent          Issued as consideration for services         (1)
stock                                                                          rendered in connection with the
                                                                               placement of common stock. Shares
                                                                               were valued at $0.745 per share.

Warrant to purchase          January 2002             Placement Agent          Issued as consideration for services         (1)
150,000 shares of                                                              rendered. Exercise price per share
common stock                                                                   equal to $0.792.

8,053 shares of common       January 2002             Lenders                  Issued as consideration for the              (1)
stock                                                                          extension of the maturity date of a
                                                                               short-term loan, issued at a value
                                                                               per share equal to $0.745.

104,762 shares of            January 2002             Placement Agent          Issued as consideration for services         (1)
common stock                                                                   rendered in connection with the
                                                                               placement of a short-term convertible
                                                                               and shares of common stock,
                                                                               respectively.

Warrants to purchase         January 2002             Placement Agent          Consideration for services rendered.         (1)
150,000 and 25,000                                                             Exercisable at a per share exercise
shares of common stock                                                         price equal to $1.24 and $0.89
                                                                               respectively.

163,334 shares of            January 2002             Holder of stock options  Issued upon the exercise of stock            (1)
common stock                                                                   options at an exercise price of $0.50
                                                                               per share. Holder tendered 93,870
                                                                               shares of common stock with an
                                                                               aggregate value of $81,667 as payment
                                                                               for the exercise price.

50,000 shares of common      February 2002            Consultant               Issued as consideration for services         (1)
stock                                                                          rendered at a value per share equal
                                                                               to $0.756.

178,569 shares of            March 2002               Holders of 7% Senior     Issued pursuant to first amendment to        (1)
common stock                                          Secured Convertible      note purchase agreement. Amendment
                                                      Notes                    provides of the issuance of common
                                                                               stock as consideration for the
                                                                               extension of certain registration
                                                                               rights granted under that certain note
                                                                               purchase agreement, dated as of
                                                                               November 20, 2000.



SECURITY ISSUED               DATE ISSUED              ISSUED TO                CONSIDERATION                           EXEMPTION
13,896 shares of common      March 2002               Consultant               Issued as consideration for services         (1)
stock                                                                          rendered. Shares were issued at a
                                                                               value per share equal to $0.827.
Warrants to purchase         March 2002               Lender                   Issued in connection with short-term         (1)
3,000,000 shares of                                                            loan in the aggregate principal
common stock                                                                   amount of $3,000,000 made by the
                                                                               lenders.

Options to purchase an       January to March 2002    Directors, Executive     Granted under our 1999 Omnibus Stock         (1)
aggregate of 437,750 of                               Officers and Employees   and Incentive Plan, as amended.
common stock

4,136 shares of common       April 2002               Consultant               Issued as consideration for services         (1)
stock                                                                          rendered. Issued at a value per share
                                                                               of $0.92.

3,788 shares of common       April 2002               Placement Agents         Issued pursuant to the anti-dilution         (1)
stock                                                                          provisions contained in the placement
                                                                               agents' respective placement
                                                                               agreements with a value of $0.72 per
                                                                               share.

Warrants to purchase an      April 2002               Lenders                  Issued to lenders as consideration           (1)
aggregate of 3,148,767                                                         for the extension of the maturity
shares of common stock                                                         date of short-term loans made to the
                                                                               Company. Warrants have an exercise
                                                                               price per share equal to $0.75.

Warrants to purchase an      April 2002               Lenders                  Issued at an exercise price of $0.75         (1)
aggregate of 200,000                                                           in connection with a short-term loan.
shares of common stock

176,042 shares of            May 2002                 Holders of Series A      Paid as dividends on Series A                (1)
common stock                                          10% Cumulative           preferred stock. The dividend payment
                                                      Convertible Preferred    on the Series A preferred stock was
                                                      Stock                    $264,063, resulting in the issuance
                                                                               of an aggregate of 176,042 shares of
                                                                               common stock.



SECURITY ISSUED               DATE ISSUED                  ISSUED TO                       CONSIDERATION                  EXEMPTION
333,333 shares of            June 2002                Holders of 7% Senior     Issued pursuant to first amendment to        (1)
common stock                                          Secured Convertible      note purchase agreement. The
                                                      Notes                    amendment provides for the issuance
                                                                               of common stock as consideration for
                                                                               the extension of certain
                                                                               registration rights granted under
                                                                               the note purchase agreement, dated
                                                                               as of November 29, 2000.

399,466 shares of            June 2002                Holders of 7%            Issued shares upon conversion                (1)
common stock                                          Senior Secured           of two 7% senior secured convertible
                                                      Convertible Notes        notes at conversion price of $0.75
                                                                               per share. Holders tendered notes
                                                                               aggregating $299,600 in principal amount.

1,923,077 shares of          August 2002              Fusion Capital Fund      Issued as payment of a commitment fee        (1)
common stock                                          II, LLC                  for entering into a common stock
                                                                               purchase agreement.

57,333 shares of             November, 2002           Holders of 7%            Issued shares upon conversion of a           (1)
common stock                                          Senior Secured           7% stock Secured Convertible
                                                      Convertible Notes        senior secured convertible note at
                                                                               Notes conversion price of $0.75 per
                                                                               share. Holder tendered a note in the
                                                                               principal amount of $43,000.

----------

(1) Securities were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act as transactions not constituting a public offering of securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER               DESCRIPTION

  3.1 Certificate of Incorporation (filed as Exhibit 3.1 to the Registrant's Form 10-SB/A dated February 1, 2000 (the "Form 10-SB/A") and incorporated herein by reference).

  3.2* Certificate of Amendment to the Certificate of Incorporation of the Registrant filed April 20, 2001.

  3.3* Certificate of Amendment to the Certificate of Incorporation of the Registrant filed April 20, 2001.

  3.4 Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's Form 10-SB dated December 21, 1999 (the "Form 10-SB") and incorporated herein be reference).

  4.1 Form of Common Stock Certificate (filed as Exhibit 4.1 to the Form 10-SB and incorporated herein by reference.)

  4.2 Form of Series A 10% Cumulative Convertible Preferred Stock Certificate (filed as Exhibit 4.2 to the 2000 Form 10-KSB for the fiscal year ended September 30, 2000 (the "2000 Form 10-KSB") and incorporated herein by reference).

  4.3.1 Form of Class "F" Warrants, at $1.00 per share, post-split, expiring April 26, 2001 (filed as Exhibit to the Form 10-SB and incorporated herein by reference).

  4.3.2 Form of Class "H" Warrants, at $1.00 per share, post-split, expiring April 26, 2001 (filed as Exhibit 4.3.2 to the Form 10-SB and incorporated herein by reference).

  4.3.3 Form of Class "K" Warrants, at $0.20 per share, post-split, expiring April 26, 2001 (filed as Exhibit 4.3.3 to the Form 10-SB and incorporated herein by reference).

  4.3.4 Form of Class "N" Warrants, at $1.00 per share, expiring from August 15, 2002 to June 8, 2003 (filed as Exhibit
                     4.3.4 to the Form 10-SB and incorporated herein by reference).

  4.3.5 Form of Class "P" Warrants, at $0.20 per share, expiring September 2, 2003 (filed as Exhibit 4.3.6 to the Form 10-SB and incorporated herein by reference).

  4.3.6 Form of Class "Q-a" Warrants, at $0.55 per share, expiring April 16, 2004 (filed as Exhibit 4.3.8 to the Form 10-SB and incorporated herein by reference).

  4.3.7 Form of Class "R" Warrants, at $1.00 per share, expiring June 4, 2001 (filed as Exhibit 4.3.9 to the Form 10-SB and incorporated herein by reference).

  4.3.8 Form of Class "R-a" Warrants, at $0.55 per share, expiring June 4, 2004 (filed as Exhibit 4.3.10 to the Form 10-SB and incorporated herein by reference).

  4.3.9 Form of Class "S" Warrants, at $0.50 to $1.00 per share, expiring from August 28, 2002 to October 28, 2004 (filed as
                     Exhibit 4.3.11 to the Form 10-SB and incorporated herein by reference).

  4.3.10 Form of Class "T" Warrants, at $0.50 per share, expiring December 1, 2003 (filed as Exhibit 4.3.12 to the Form 10-SB/A and incorporated herein by reference).

  4.3.11 Form of Class "U" Warrants, at $0.50 per share, expiring January 31, 2004 (filed as Exhibit 4.3.13 to the Form 10-SB/A and incorporated herein by reference).

EXHIBIT
NUMBER               DESCRIPTION

  4.3.12 Form of Class "V" Warrants, at $1.875 per share, expiring December 15, 2004 (filed as Exhibit 4.3.14 to the Registrant's Form 10-QSB for the quarter ended December 31, 1999 (the "December 1999 10-QSB" ) and incorporated herein by reference).

  4.3.13 Form of Class "W" Warrants, at $1.00 per share, expiring October 5, 2001 (filed as Exhibit 4.3.15 to the Registrant's Form 10-QSB for the quarter ended March 31, 2000 (the "March 2000 10-QSB") and incorporated herein by reference).

  4.3.14 Warrant to purchase 200,000 shares of the Registrant's common stock granted to Bechtel Corporation, at $3.00 per share, expiring on February 28, 2002 (filed as Exhibit
                     4.3.16 to the March 2000 10-QSB and incorporated herein by reference).

  4.3.15 Warrant to purchase 200,000 shares of the Registrant's common stock granted to Bechtel Corporation, at an exercise price of $3.00 per share and expiring on June 27, 2002 (filed as Exhibit 4.3.14.2 to the 2000 Form 10-KSB and incorporated herein by reference).

  4.3.16 Form of Class "Y" Warrants, at $2.70 per share, expiring December 15, 2004 (filed as Exhibit 4.3.17 to the March 2000 10-QSB and incorporated herein by reference).

  4.3.17 Form of Class "Z" Warrants, at $3.00 per share, expiring June 21, 2005 (filed as Exhibit 4.3.16 to the 2000 Form 10-KSB and incorporated herein by reference).

  4.3.18 Form of Class "AA" Warrants, at $3.12 per share, expiring May 23, 2005 (filed as Exhibit 4.3.17 to the 2000 Form 10-KSB and incorporated herein by reference).

  4.3.19 Form of Class "AC" Warrants, at $1.9625 per share, expiring on November 2, 2005 (filed as Exhibit 4.3.18 to the 2000 Form 10-KSB and incorporated herein by reference).

  4.3.20 Form of Class "AD" Warrants, exercisable at $1.9625 per share, expiring November 2, 2005 (filed as Exhibit 4.3.19 to the Registrant's Form 10-QSB for the quarter ended December 31, 2000 (the "December 2000 10-QSB") and incorporated herein by reference).

  4.3.21 Form of Class "AE" Warrants, exercisable at $1.40 per share, expiring November 28,2003 (filed as Exhibit 4.3.20 to the December 2000 10-QSB and incorporated herein by reference).

  4.3.22 Form of Class "AG" Warrants, exercisable at $1.40 per share, expiring November 29,2005 (filed as Exhibit 4.3.21 to the December 2000 10-QSB and incorporated herein by reference).

  4.3.23 Form of Class "AH" Warrants, exercisable at $1.40 per share, expiring December 26,2005 (filed as Exhibit 4.3.22 to the December 2000 10-QSB and incorporated herein by reference).

  4.3.24 Form of Class "AI" Warrants, exercisable at $1.243 per share, expiring February 12, 2006 (filed as Exhibit 4.3.24 to the Registrant's Form 10-QSB for the quarter ended March 31, 2001(the "March 2001 10-QSB") and incorporated herein by reference).

  4.3.25 Warrant to purchase 250,000 shares of the Registrant's common stock issued to United Infrastructure Company, L.L.C., exercisable at $1.40 per share and expires on January ___, 2006 (filed as Exhibit 4.3.25 to the Registrant's Form 10-KSB dated January 14, 2002 (the "2001 10-KSB") and incorporated herein by reference).

EXHIBIT
NUMBER               DESCRIPTION


  4.3.26 Form of Class "AK" Warrants, exercisable at $1.579 per share, expiring April 30, 2006 (filed as Exhibit 4.3.25 to the March 2001 10-QSB and incorporated herein by reference).

  4.3.27 Form of Class "AK-A" Warrants, exercisable at $1.243 per share (subject to adjustment) and expiring on September 1, 2006 (filed as Exhibit 4.3.27 to the 2001 10-KSB and incorporated herein by reference).

  4.3.28 Form of Class "AL" Warrant, which expire ten years from the date of issuance (subject to certain conditions which may cause the warrant to expire earlier) and have an exercise price ranging from $1.47 to $1.75 (filed as Exhibit 4.3.26 to the Registrant's Form 10-QSB for the quarter ended June 30, 2001 (the "June 2001 10-QSB") and incorporated herein by reference).

  4.3.29 Warrant to purchase 275,000 shares of the Registrant's common stock issued to Single Spur Investments, L.L.C., which expires September 13, 2006 and has an exercise price of $1.243 (subject to adjustment) (filed as Exhibit 4.3.29 to the 2001 10-KSB and incorporated herein by reference).

  4.3.30 Form of Class "AO" Warrant, which expires five years from the date of issuance and an exercise price per share equal to $0.75, subject to adjustment under ratchet provisions (filed as Exhibit 4.3.27 to the Registrant's Form 10-QSB for the period ended March 31, 2002 (the "March 2002 10-QSB") and incorporated herein by reference).

  4.3.31* Form of Class "AM" Warrants, exercisable at $1.243 per share (subject to adjustment), and expiring on September 13, 2006.

  4.3.32* Form of Class "AR" Warrants, exercisable at $0.75 per share (subject to adjustment), and expiring on April 1, 2007.

  5.1**              Opinion of Akin Gump Strauss Hauer & Feld LLP.

 10.1.1 1999 Omnibus Stock and Incentive Plan, as amended and restated, of the Registrant (filed as Exhibit 10.1 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.1.2 First Amendment to 1999 Omnibus Stock and Incentive Plan as amended and restated dated January 5, 2001 (filed as Exhibit 10.1.2 to the 2001 10-KSB and incorporated herein by reference).

 10.2 Amended and Restated Investor Rights Agreement between HSB Engineering Finance Corporation, Inc., a Delaware corporation, and the Registrant, effective as of June 2, 2000 (filed as Exhibit 10.2 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.3 Financial Advisory Fee Agreement between Silver Lake Industries, Inc., a Texas corporation, Brycap Investments, Inc., a Texas corporation, and the Registrant, dated as of March 29, 2000 (filed as Exhibit 10.9 to the Form 10-SB and incorporated herein by reference).

 10.4 Financial Consulting Services Agreement between Travis Morgan Securities, Inc. and the Registrant, dated as of April 16, 1999 (filed as Exhibit 10.10 to the Form 10-SB and incorporated herein by reference).

 10.5 Option to Purchase or Lease Agreement between Columbiana County Port Authority, a body of corporate and politic, and the Registrant, dated as of June 1999 (filed as Exhibit
                     10.11 to the Form 10-SB and incorporated herein by reference).

 10.6 Financial Consulting Services Agreement between National Capital Merchant Group, Ltd., a Bahamian company, and the Registrant, dated as of June 7, 1999 (filed as Exhibit
                     10.12 to the Form 10-SB and incorporated herein by reference).

EXHIBIT
NUMBER               DESCRIPTION

 10.7 Financial Advisory Fee Agreement between William M. Noble, Jr., an individual resident of the State of Texas, and the Registrant, dated as of June 28, 1999 (filed as Exhibit
                     10.13 to the Form 10-SB and incorporated herein by reference).

 10.8 Placement Agent Agreement between APS Financial Corporation, a Colorado corporation, and the Registrant, dated as of July 21, 1999 (filed as Exhibit 10.14 to the Form 10-SB and incorporated herein by reference).

 10.9 Financial Advisory Fee Agreement between APS Financial Corporation, a Colorado corporation, and the Registrant, dated as of August 6, 1999 (filed as Exhibit 10.15 to the Form 10-SB and incorporated herein by reference).

 10.10               Financial Advisory Fee Agreement between Michael D.
                     Billings, an individual resident of the State of Texas, and the Registrant, dated as of May 7, 1999 (filed as Exhibit
                     10.17 to the Form 10-SB and incorporated herein by reference).

 10.11 Fee Agreement between Enventures Capital, LLC, a Massachusetts limited liability company, and the Registrant, dated as of January 17, 2000 (filed as Exhibit
                     10.17 to the Form 10-SB/A and incorporated herein by reference).

 10.12 Memorandum of Understanding between Bechtel Corporation and the Registrant, effective January 1, 2000. (Confidential Treatment granted by the Securities and Exchange Commission. Confidential parts of this document have been redacted and have been separately filed with the Securities and Exchange Commission.) (filed as Exhibit 10.18 to the March 2000 10-QSB and incorporated herein by reference).

 10.13.1 Asset Purchase Agreement dated as of May 1, 2000, by and among Probex Fluids Recovery, Inc., the Registrant, Petroleum Products, Inc. and William and Phyllis L. Snedegar (filed as Exhibit 99.1 to the Registrant's Form 8-K dated May 1, 2000 and filed May 16, 2000 (the "May 2000 8-K") and incorporated herein by reference).

 10.13.2 Promissory Note dated as of May 1, 2000, made by the Registrant in favor of Petroleum Products, Inc. in the aggregate principal amount of $1.5 million (filed as Exhibit 99.3 to the May 2000 8-K and incorporated herein by reference).

 10.14 Asset Purchase Agreement dated as of May 1, 2000, by and among Probex Fluids Recovery, Inc., the Registrant, Intercoastal Trading Company, Inc., William Snedegar, and William Keith Mills (filed as Exhibit 99.2 to the May 2000 8-K and incorporated herein by reference).

 10.15 Financial Advisory Agreement between Stonegate Securities, Inc. and the Registrant, dated as of May 23, 2000 (filed as Exhibit 10.21 to the Registrant's Form 10-QSB for the quarter ended June 30, 2000 (the "June 2000 10-QSB") and incorporated herein by reference).

 10.16 Convertible Promissory Note dated August 30, 2000, as amended, made by the Registrant in favor of General Conference of Seventh-day Adventists in the aggregate principal amount of $1.5 million (filed as Exhibit 10.18 to the 2000 Form 10-KSB and incorporated herein by reference).

EXHIBIT
NUMBER               DESCRIPTION

 10.17.1 Asset Purchase Agreement dated as of September 6, 2000, by and between the Registrant and Pennzoil-Quaker State Company (filed as Exhibit 10.22 to the Registrant's Form 8-K dated October 16, 2000 (the "October 2000 8-K") and incorporated herein by reference).

 10.17.2 First Amendment to the Asset Purchase Agreement, dated as of September 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc. and Pennzoil-Quaker State Company (filed as Exhibit 10.22.1 to the October 2000 8-K and incorporated herein by reference).

 10.17.3 Security Agreement dated as of September 29, 2000, executed by Probex Fluids Recovery, Inc., which secures all of the assets of Probex Fluids Recovery, Inc. under the Promissory Note of even date (filed as Exhibit 10.25 to the October 2000 8-K and incorporated herein by reference).

 10.17.4 Used Product Collection Agreement dated as of September 29, 2000, by and between Probex Fluids Recovery, Inc. and Pennzoil-Quaker State Company (filed as Exhibit 10.26 to the October 2000 8-K and incorporated herein by reference).

 10.17.5 Services Agreement dated as of September 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc. and Pennzoil-Quaker State Company for the operations at Tampa, Florida (filed as Exhibit 10.27 to the October 2000 8-K and incorporated herein by reference).

 10.17.6 Services Agreement dated as of September 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc. and Pennzoil-Quaker State Company for the operations at Atlanta, Georgia (filed as Exhibit 10.28 to the October 2000 8-K and incorporated herein by reference).

 10.17.7 Services Agreement dated as of September 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc. and Pennzoil-Quaker State Company for the operations at Baton Rouge, Louisiana (filed as Exhibit 10.29 to the October 2000 8-K and incorporated herein by reference).

 10.17.8 Services Agreement dated as of September 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc. and Pennzoil-Quaker State Company for the operations at Shreveport, Louisiana (filed as Exhibit 10.30 to the October 2000 8-K and incorporated herein by reference).

 10.17.9 Services Agreement dated as of September 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc. and Pennzoil-Quaker State Company for the operations at Houston, Texas (filed as Exhibit 10.31 to the October 2000 8-K and incorporated herein by reference).

 10.17.10 Services Agreement dated as of September 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc. and Pennzoil-Quaker State Company for the operations at San Antonio, Texas (filed as Exhibit 10.32 to the October 2000 8-K and incorporated herein by reference).

 10.18.1 Stock Purchase Agreement dated as of October 12, 2000, by and between the Registrant and United Infrastructure Company LLC (filed as Exhibit 10.20.1 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.18.2 Registration Rights Agreement dated as of October 12, 2000, by and between the Registrant and United Infrastructure Company LLC (filed as Exhibit 10.20.2 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.19.1 Note Purchase Agreement dated as of November 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc., Wilmington Trust Company, as collateral agent, and the purchasers named therein (filed as Exhibit 10.22.1 to the 2000 Form 10-KSB and incorporated herein by reference).

EXHIBIT
NUMBER               DESCRIPTION


 10.19.2 First Amendment to Note Purchase Agreement, effective as of July 5, 2001, by and among the Registrant, Probex Fluids Recovery, Inc. and the holders of the 7% Senior Secured Convertible Notes Due 2004 (filed as Exhibit 10.22.2 to the 2001 10-KSB and incorporated herein by reference).

 10.19.3 Form of 7% Senior Secured Convertible Notes Due 2004 issued by Probex Fluids Recovery, Inc., which are secured by the assets of Probex Fluids Recovery, Inc., guaranteed by the Registrant and convertible into the Registrant's common stock (filed as Exhibit 10.22.2 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.19.3.1 Form of Waiver and Consent and First Amendment to 7% Senior Secured Convertible Notes due November 29, 2004 (filed as
                     Exhibit 10.22.3.1 to the Registrant's Form 10-QSB for the period ended June 30, 2002 (the "June 2002 10-QSB") and incorporated herein by reference).

 10.19.4 Guaranty dated as of November 29, 2000, from the Registrant to and for the benefit of the holders of the 7% Senior Secured Convertible Notes and acknowledged by Wilmington Trust Company, as collateral agent (filed as Exhibit
                     10.22.3 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.19.5 Security Agreement dated as of November 29, 2000, by and between Probex Fluids Recovery, Inc., Wilmington Trust Company, as collateral agent, which secures all the obligations of Probex Fluids Recovery, Inc. under the 7% Senior Secured Convertible Notes (filed as Exhibit 10.22.4 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.19.6 Pledge Agreement dated as of November 29, 2000, by and between the Registrant and Wilmington Trust Company, as collateral agent, under which the Registrant pledges its ownership in all of the outstanding shares of Probex Fluids Recovery, Inc. as security for the obligations under those certain 7% Senior Secured Convertible Notes (filed as
                     Exhibit 10.22.5 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.19.7 Intercreditor and Collateral Agency Agreement dated as of November 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc., Wilmington Trust Company, as collateral agent, and the purchasers named therein (filed as Exhibit 10.22.6 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.19.8 Escrow Agreement dated as of November 29, 2000, by and between Probex Fluids Recovery, Inc. and Wilmington Trust Company for the benefit of the holders of the 7% Senior Secured Convertible Notes (filed as Exhibit 10.22.7 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.20 Financial Advisory Fee Agreement, dated as of October 11, 2000, by and between the registrant and Credit Suisse First Boston Corporation (filed as Exhibit 10.23 to the December 2000 10-QSB and incorporated herein by reference).

 10.21 Strategic Alliance Agreement, dated as of February 2, 2001, by and between Bechtel Corporation and the Registrant (Confidential treatment granted by the Securities and Exchange Commission. Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission) (filed as Exhibit 10.24 to the March 2001 10-QSB and incorporated herein by reference).

 10.22 Stock Purchase Agreement, dated as of February 2, 2001, by and between United Infrastructure Company, LLC and the Registrant (filed as Exhibit 10.25 to the March 2001 10-QSB and incorporated herein by reference).

EXHIBIT
NUMBER               DESCRIPTION


 10.23 Registration Rights Agreement, dated as of February 2, 2001, by and between United Infrastructure Company, LLC and the Registrant (filed as Exhibit 10.26 to the March 2001 10-QSB and incorporated herein by reference).

 10.24.1 Form of Promissory Notes, dated as of February 20, 2001, in the aggregate principal amount of $3 million made by the Registrant in favor of lenders as amended by those certain Allonges to the Notes (filed as Exhibit 10.27.1 to the 2001 10-KSB and incorporated herein by reference).

 10.24.2 Security Agreement dated as of February 20, 2001, by and among the Registrant, Cambridge Strategies Group, LLC, as collateral agent, and the secured parties named therein, which secures the obligations of the Registrant under those certain promissory notes of even date (filed as Exhibit
                     10.27.2 to the 2001 10-KSB and incorporated herein by reference).

 10.25.1 Form of Promissory Notes, dated from April 30, 2001 to July 13, 2001, in aggregate principal amount of $1.83 million made by the Registrant in favor of lenders as amended by those certain Allonges to the Notes (filed as Exhibit
                     10.28.1 to the 2001 10-KSB and incorporated herein by reference).

 10.25.2 Security Agreement dated as of July 13, 2001, by and among the Registrant, Falcon Capital Management, as collateral agent, and the secured parties named therein, which secures the obligations of the Registrant under those certain promissory notes described in Exhibit 10.28.1 above (filed as Exhibit 10.28.2 to the 2001 10-KSB and incorporated herein by reference).

 10.26.1 Loan Agreement dated as of September 7, 2001, by and among the Registrant and the lenders named therein (filed as Exhibit 10.29.1 to the 2001 10-KSB and incorporated herein by reference).

 10.26.2 Form of Promissory Notes, dated as of September 7, 2001, in the aggregate principal amount of $3 million made by the Registrant in favor of the lenders named in the Loan Agreement set forth in Exhibit 10.29.1 above (filed as Exhibit 10.29.2 to the 2001 10-KSB and incorporated herein by reference).

 10.26.3 Intercreditor and Security Agreement, dated as of September 7, 2001, by and among the Registrant and United Infrastructure Company, LLC, as collateral agent, and the secured parties named therein, which secures the obligations of the Registrant under those certain promissory notes described in Exhibit 10.29.2 above (filed as Exhibit 10.29.3 to the 2001 10-KSB and incorporated herein by reference).

 10.26.4 Registration Rights Agreement, dated as of September 7, 2001, by and among the Registrant and the investors named therein (filed as Exhibit 10.29.4 to the 2001 10-KSB and incorporated herein by reference).

 10.27.1 Promissory Note, dated as of September 13, 2001, in the aggregate principal amount of $500,000 made by the Registrant in favor of Single Spur Investments, LLC as amended by that certain Allonge to the Note (filed as Exhibit 10.30.1 to the 2001 10-KSB and incorporated herein by reference).

 10.27.2 Security Agreement dated as of September 13, 2001, by and between the Registrant Single Spur Investments, LLC, as secured party, which secures the obligations of the Registrant under that certain promissory note described in
                     Exhibit 10.30.1 above (filed as Exhibit 10.30.2 to the 2001 10-KSB and incorporated herein by reference).

 10.28 Stock Purchase Agreement dated as of December 21, 2001, by and between the Registrant and General Conference Corporation of Seventh-day Adventists under which General Conference Corporation of Seventh-day Adventists purchased 1,342,282 shares, subject to upward adjustments, of the Registrant's common stock at $0.745 per share (filed as Exhibit 10.31 to the December 2001 10-QSB and incorporated herein by reference).

EXHIBIT
NUMBER               DESCRIPTION


 10.29 Stock Purchase Agreement dated as of January 15, 2002, by and among the Registrant and accounts of Zesiger Capital Group, LLC (filed as Exhibit 10.32 to the December 2001 10-QSB and incorporated herein by reference).

 10.30.1 Form of Loan Agreement by and among the Registrant and the lenders named therein (filed as Exhibit 10.33.1 to the March 2002 10-QSB and incorporated herein by reference).

 10.30.2 Form of Convertible Promissory Note made by the Registrant in favor of the lenders named in the Loan Agreement (filed as Exhibit 10.33.2 to the March 2002 10-QSB and incorporated herein by reference).

 10.30.3 Intercreditor and Security Agreement, dated as of March 29, 2002, by and among the Registrant, the collateral agent and the secured parties named therein, which secures the obligations of the Registrant under those certain promissory notes described in Exhibit 10.33.2 above and short-term notes previously issued by the Registrant (filed as Exhibit 10.33.3.2 to the March 2002 10-QSB and incorporated herein by reference).

 10.30.3.1 First Amendment to Intercreditor and Security Agreement, dated as of July 26, 2002, by and among the Registrant, the collateral agent and the secured parties named therein (filed as Exhibit 10.33.3.1 to the June 2002 10-QSB and incorporated herein by reference).

 10.31.1 Loan Extension and Modification Agreement, dated as of March 29, 2002, by and among the Registrant and the lenders named therein (filed as Exhibit 10.34.1 to the March 2002 10-QSB and incorporated herein by reference).

 10.31.2 Form of Amended and Restated Convertible Promissory made by the Registrant in favor of the lenders named in the Loan Extension and Modification Agreement filed as Exhibit
                     10.34.1. These notes replace the forms of notes previously filed as Exhibits 10.27.1, 10.28.1 and 10.30.1 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2001.

 10.32 Agreement for Engineering, Procurement and Construction Services, by and between Probex Wellsville, L.P., as owner, and Petrofac LLC, as contractor, dated as of April 11, 2002. (Filed separately with the Securities and Exchange Commission in connection with the June 2002 10-QSB pursuant to a request for confidential treatment)

 10.33.1 Loan Agreement, dated as of July 26, 2002, by and among the Registrant and the lenders named therein (filed as Exhibit
                     10.36.1 to the June 2002 10-QSB and incorporated herein by reference).

 10.33.2 Form of Convertible Promissory Note made by the Registrant in favor of the lenders named in the Loan Agreement set forth as Exhibit 10.36.1 above (filed as Exhibit 10.36.2 to the June 2002 10-QSB and incorporated herein by reference).

 10.34* Retirement, Profit Sharing/401(k) Plan for the Registrant dated December 5, 2001.

 10.35* Second Amendment to Investor Rights Agreement between HSB Engineering Finance Corporation, Inc. and the Registrant, effective as of April 26, 2002.

 10.36* Option to Purchase Agreement and Extension, between Columbiana County Port Authority and the Registrant, dated as of June 19, 2002.

EXHIBIT
NUMBER               DESCRIPTION

 10.37* Employment Agreement, dated as of June 12, 2000, by and between David J. McNeil and the Registrant.

 10.38* Employment Agreement, dated as of August 1, 2000, by and between Charles M. Rampacek and the Registrant.

 10.39* Form of Registration Rights Agreement among the Registrant and Fusion Capital Fund II, LLC.

 10.40* Lease Agreement, effective as of June 1, 2002, among Tom Taylor, Arch Jacobson and Estate of James Moran and the Registrant.

 10.41* Form of Loan Extension and Modification Agreement among the Registrant and the lenders named therein.

 10.42 Common Stock Purchase Agreement, dated as of August 29, 2002, among the Registrant and Fusion Capital Fund II, LLC (filed as Exhibit 10.37 to the Registrant's Form 8-K dated September 11, 2002 and incorporated herein by reference).

 10.43* Form of Registration Rights Agreement among the Registrant and certain holders of Series A Preferred Stock.

 16.1 M. C. Hunter & Associates Response Letter dated February 15, 2000 (filed as Exhibit 99.1 to the Registrant's Form 8-K dated February 17, 2000 and incorporated herein by reference).

 21.1*               List of Subsidiaries of Registrant.

 23.1**              Consent of Akin Gump Strauss Hauer & Feld LLP.

 23.2*               Consent of Ernst & Young LLP.

 24* Power of Attorney (included on the signature page attached hereto).

---------------
*Filed herewith.
**To be filed by amendment.

ITEM 28. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (c) To include any additional or changed material information on the plan of distribution.

         2. That, for the purpose of determining liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         3. To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 25, 2002.


                                        PROBEX CORP.



                                        By: /s/ Charles M. Rampacek
                                            ------------------------------------
                                            Charles M. Rampacek
                                            Chairman of the Board, President,
                                            Chief Executive Officer and Director


                                POWER OF ATTORNEY

         Know all persons by these presents that each individual whose signature appears below constitutes and appoints Charles M. Rampacek and Bruce A. Hall and both of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing under Rule 462 promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


               Date                                 Signature/Title
               ----                                 -----------------

         November 25, 2002       By:      /s/ Charles M. Rampacek
                                          -------------------------------------------------
                                          Charles M. Rampacek
                                          President and Chief Executive Officer
                                          (principal executive officer)

         November 25, 2002       By:      /s/ Bruce A. Hall
                                          -------------------------------------------------
                                          Bruce A. Hall
                                          Senior Vice President and Chief Financial Officer
                                          (principal financial officer)

         November 25, 2002       By:      /s/ John N. Brobjorg
                                          -------------------------------------------------
                                          John N. Brobjorg
                                          Vice President and Corporate Controller
                                          (principal accounting officer)

         November 25, 2002       By:      /s/ Dr. Bob G. Gower
                                          -------------------------------------------------
                                          Dr. Bob G. Gower
                                          Director

         November 25, 2002       By:      /s/ Ron W. Haddock
                                          -------------------------------------------------
                                          Ron W. Haddock
                                          Director

         November 25, 2002       By:      /s/ Nicholas W. Hollingshad
                                          -------------------------------------------------
                                          Nicholas W. Hollingshad
                                          Director


               Date                                 Signature/Title
               ----                                 -----------------

         November 25, 2002       By:      /s/ Thomas G. Murray
                                          -------------------------------------------------
                                          Thomas G. Murray
                                          Director

         November 25, 2002       By:      /s/ Thomas G. Plaskett
                                          -------------------------------------------------
                                          Thomas G. Plaskett
                                          Director

         November 25, 2002       By:      /s/ William A. Searles
                                          -------------------------------------------------
                                          William A. Searles
                                          Director

         November 25, 2002       By:      /s/ Ronald J. Tiso
                                          -------------------------------------------------
                                          Ronald J. Tiso
                                          Director

                                INDEX TO EXHIBIT

EXHIBIT
NUMBER               DESCRIPTION
------               -----------
  3.1                Certificate of Incorporation (filed as Exhibit 3.1 to the
                     Registrant's Form 10-SB/A dated February 1, 2000 (the "Form
                     10-SB/A") and incorporated herein by reference).

  3.2* Certificate of Amendment to the Certificate of Incorporation of the Registrant filed April 20, 2001.

  3.3* Certificate of Amendment to the Certificate of Incorporation of the Registrant filed April 20, 2001.

  3.4                Bylaws of the Registrant (filed as Exhibit 3.2 to the
                     Registrant's Form 10-SB dated December 21, 1999 (the "Form
                     10-SB") and incorporated herein be reference).

  4.1 Form of Common Stock Certificate (filed as Exhibit 4.1 to the Form 10-SB and incorporated herein by reference.)

  4.2                Form of Series A 10% Cumulative Convertible Preferred Stock
                     Certificate (filed as Exhibit 4.2 to the 2000 Form 10-KSB for the fiscal year ended September 30, 2000 (the "2000
                     Form 10-KSB") and incorporated herein by reference).

  4.3.1 Form of Class "F" Warrants, at $1.00 per share, post-split, expiring April 26, 2001 (filed as Exhibit to the Form 10-SB and incorporated herein by reference).

  4.3.2 Form of Class "H" Warrants, at $1.00 per share, post-split, expiring April 26, 2001 (filed as Exhibit 4.3.2 to the Form
                     10-SB and incorporated herein by reference).

  4.3.3 Form of Class "K" Warrants, at $0.20 per share, post-split, expiring April 26, 2001 (filed as Exhibit 4.3.3 to the Form
                     10-SB and incorporated herein by reference).

  4.3.4 Form of Class "N" Warrants, at $1.00 per share, expiring from August 15, 2002 to June 8, 2003 (filed as Exhibit
                     4.3.4 to the Form 10-SB and incorporated herein by reference).

  4.3.5              Form of Class "P" Warrants, at $0.20 per share, expiring
                     September 2, 2003 (filed as Exhibit 4.3.6 to the Form 10-SB and incorporated herein by reference).

  4.3.6              Form of Class "Q-a" Warrants, at $0.55 per share, expiring
                     April 16, 2004 (filed as Exhibit 4.3.8 to the Form 10-SB and incorporated herein by reference).

  4.3.7              Form of Class "R" Warrants, at $1.00 per share, expiring
                     June 4, 2001 (filed as Exhibit 4.3.9 to the Form 10-SB and incorporated herein by reference).

  4.3.8              Form of Class "R-a" Warrants, at $0.55 per share, expiring
                     June 4, 2004 (filed as Exhibit 4.3.10 to the Form 10-SB and incorporated herein by reference).

  4.3.9 Form of Class "S" Warrants, at $0.50 to $1.00 per share, expiring from August 28, 2002 to October 28, 2004 (filed as
                     Exhibit 4.3.11 to the Form 10-SB and incorporated herein by reference).

  4.3.10             Form of Class "T" Warrants, at $0.50 per share, expiring
                     December 1, 2003 (filed as Exhibit 4.3.12 to the Form
                     10-SB/A and incorporated herein by reference).

  4.3.11             Form of Class "U" Warrants, at $0.50 per share, expiring
                     January 31, 2004 (filed as Exhibit 4.3.13 to the Form
                     10-SB/A and incorporated herein by reference).


EXHIBIT
NUMBER               DESCRIPTION
------               -----------
  4.3.12             Form of Class "V" Warrants, at $1.875 per share, expiring
                     December 15, 2004 (filed as Exhibit 4.3.14 to the
                     Registrant's Form 10-QSB for the quarter ended December 31,
                     1999 (the "December 1999 10-QSB" ) and incorporated herein by reference).

  4.3.13             Form of Class "W" Warrants, at $1.00 per share, expiring
                     October 5, 2001 (filed as Exhibit 4.3.15 to the
                     Registrant's Form 10-QSB for the quarter ended March 31,
                     2000 (the "March 2000 10-QSB") and incorporated herein by reference).

  4.3.14 Warrant to purchase 200,000 shares of the Registrant's common stock granted to Bechtel Corporation, at $3.00 per share, expiring on February 28, 2002 (filed as Exhibit
                     4.3.16 to the March 2000 10-QSB and incorporated herein by reference).

  4.3.15 Warrant to purchase 200,000 shares of the Registrant's common stock granted to Bechtel Corporation, at an exercise price of $3.00 per share and expiring on June 27, 2002
                     (filed as Exhibit 4.3.14.2 to the 2000 Form 10-KSB and incorporated herein by reference).

  4.3.16             Form of Class "Y" Warrants, at $2.70 per share, expiring
                     December 15, 2004 (filed as Exhibit 4.3.17 to the March
                     2000 10-QSB and incorporated herein by reference).

  4.3.17             Form of Class "Z" Warrants, at $3.00 per share, expiring
                     June 21, 2005 (filed as Exhibit 4.3.16 to the 2000 Form
                     10-KSB and incorporated herein by reference).

  4.3.18             Form of Class "AA" Warrants, at $3.12 per share, expiring
                     May 23, 2005 (filed as Exhibit 4.3.17 to the 2000 Form
                     10-KSB and incorporated herein by reference).

  4.3.19 Form of Class "AC" Warrants, at $1.9625 per share, expiring on November 2, 2005 (filed as Exhibit 4.3.18 to the 2000
                     Form 10-KSB and incorporated herein by reference).

  4.3.20 Form of Class "AD" Warrants, exercisable at $1.9625 per share, expiring November 2, 2005 (filed as Exhibit 4.3.19 to the Registrant's Form 10-QSB for the quarter ended
                     December 31, 2000 (the "December 2000 10-QSB") and incorporated herein by reference).

  4.3.21 Form of Class "AE" Warrants, exercisable at $1.40 per share, expiring November 28,2003 (filed as Exhibit 4.3.20 to the December 2000 10-QSB and incorporated herein by reference).

  4.3.22 Form of Class "AG" Warrants, exercisable at $1.40 per share, expiring November 29,2005 (filed as Exhibit 4.3.21 to the December 2000 10-QSB and incorporated herein by reference).

  4.3.23 Form of Class "AH" Warrants, exercisable at $1.40 per share, expiring December 26,2005 (filed as Exhibit 4.3.22 to the December 2000 10-QSB and incorporated herein by reference).

  4.3.24 Form of Class "AI" Warrants, exercisable at $1.243 per share, expiring February 12, 2006 (filed as Exhibit 4.3.24 to the Registrant's Form 10-QSB for the quarter ended March
                     31, 2001(the "March 2001 10-QSB") and incorporated herein by reference).

  4.3.25 Warrant to purchase 250,000 shares of the Registrant's common stock issued to United Infrastructure Company, L.L.C., exercisable at $1.40 per share and expires on January ___, 2006 (filed as Exhibit 4.3.25 to the
                     Registrant's Form 10-KSB dated January 14, 2002 (the "2001
                     10-KSB") and incorporated herein by reference).


EXHIBIT
NUMBER               DESCRIPTION
------               -----------
  4.3.26             Form of Class "AK" Warrants, exercisable at $1.579 per
                     share, expiring April 30, 2006 (filed as Exhibit 4.3.25 to the March 2001 10-QSB and incorporated herein by
                     reference).

  4.3.27 Form of Class "AK-A" Warrants, exercisable at $1.243 per share (subject to adjustment) and expiring on September 1, 2006 (filed as Exhibit 4.3.27 to the 2001 10-KSB and incorporated herein by reference).

  4.3.28 Form of Class "AL" Warrant, which expire ten years from the date of issuance (subject to certain conditions which may cause the warrant to expire earlier) and have an exercise price ranging from $1.47 to $1.75 (filed as Exhibit 4.3.26 to the Registrant's Form 10-QSB for the quarter ended June
                     30, 2001 (the "June 2001 10-QSB") and incorporated herein by reference).

  4.3.29 Warrant to purchase 275,000 shares of the Registrant's common stock issued to Single Spur Investments, L.L.C., which expires September 13, 2006 and has an exercise price of $1.243 (subject to adjustment) (filed as Exhibit 4.3.29 to the 2001 10-KSB and incorporated herein by reference).

  4.3.30 Form of Class "AO" Warrant, which expires five years from the date of issuance and an exercise price per share equal to $0.75, subject to adjustment under ratchet provisions
                     (filed as Exhibit 4.3.27 to the Registrant's Form 10-QSB for the period ended March 31, 2002 (the "March 2002
                     10-QSB") and incorporated herein by reference).

  4.3.31* Form of Class "AM" Warrants, exercisable at $1.243 per share (subject to adjustment), and expiring on September
                     13, 2006.

  4.3.32*            Form of Class "AR" Warrants, exercisable at $0.75 per share
                     (subject to adjustment), and expiring on April 1, 2007.

  5.1**              Opinion of Akin Gump Strauss Hauer & Feld LLP.

 10.1.1 1999 Omnibus Stock and Incentive Plan, as amended and restated, of the Registrant (filed as Exhibit 10.1 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.1.2 First Amendment to 1999 Omnibus Stock and Incentive Plan as amended and restated dated January 5, 2001 (filed as Exhibit 10.1.2 to the 2001 10-KSB and incorporated herein by reference).

 10.2                Amended and Restated Investor Rights Agreement between HSB
                     Engineering Finance Corporation, Inc., a Delaware corporation, and the Registrant, effective as of June 2, 2000 (filed as Exhibit 10.2 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.3                Financial Advisory Fee Agreement between Silver Lake
                     Industries, Inc., a Texas corporation, Brycap Investments,
                     Inc., a Texas corporation, and the Registrant, dated as of March 29, 2000 (filed as Exhibit 10.9 to the Form 10-SB and incorporated herein by reference).

 10.4                Financial Consulting Services Agreement between Travis
                     Morgan Securities, Inc. and the Registrant, dated as of April 16, 1999 (filed as Exhibit 10.10 to the Form 10-SB and incorporated herein by reference).

 10.5                Option to Purchase or Lease Agreement between Columbiana
                     County Port Authority, a body of corporate and politic, and the Registrant, dated as of June 1999 (filed as Exhibit
                     10.11 to the Form 10-SB and incorporated herein by reference).

 10.6                Financial Consulting Services Agreement between National
                     Capital Merchant Group, Ltd., a Bahamian company, and the
                     Registrant, dated as of June 7, 1999 (filed as Exhibit
                     10.12 to the Form 10-SB and incorporated herein by reference).

EXHIBIT
NUMBER               DESCRIPTION
-------              -----------
 10.7                Financial Advisory Fee Agreement between William M. Noble,
                     Jr., an individual resident of the State of Texas, and the
                     Registrant, dated as of June 28, 1999 (filed as Exhibit
                     10.13 to the Form 10-SB and incorporated herein by
                     reference).

 10.8                Placement Agent Agreement between APS Financial
                     Corporation, a Colorado corporation, and the Registrant, dated as of July 21, 1999 (filed as Exhibit 10.14 to the Form 10-SB and incorporated herein by reference).

 10.9                Financial Advisory Fee Agreement between APS Financial
                     Corporation, a Colorado corporation, and the Registrant, dated as of August 6, 1999 (filed as Exhibit 10.15 to the Form 10-SB and incorporated herein by reference).

 10.10               Financial Advisory Fee Agreement between Michael D.
                     Billings, an individual resident of the State of Texas, and the Registrant, dated as of May 7, 1999 (filed as Exhibit
                     10.17 to the Form 10-SB and incorporated herein by reference).

 10.11               Fee Agreement between Enventures Capital, LLC, a
                     Massachusetts limited liability company, and the Registrant, dated as of January 17, 2000 (filed as Exhibit
                     10.17 to the Form 10-SB/A and incorporated herein by reference).

 10.12 Memorandum of Understanding between Bechtel Corporation and the Registrant, effective January 1, 2000. (Confidential
                     Treatment granted by the Securities and Exchange
                     Commission. Confidential parts of this document have been redacted and have been separately filed with the Securities and Exchange Commission.) (filed as Exhibit 10.18 to the
                     March 2000 10-QSB and incorporated herein by reference).

 10.13.1 Asset Purchase Agreement dated as of May 1, 2000, by and among Probex Fluids Recovery, Inc., the Registrant,
                     Petroleum Products, Inc. and William and Phyllis L.
                     Snedegar (filed as Exhibit 99.1 to the Registrant's Form
                     8-K dated May 1, 2000 and filed May 16, 2000 (the "May 2000
                     8-K") and incorporated herein by reference).

 10.13.2 Promissory Note dated as of May 1, 2000, made by the Registrant in favor of Petroleum Products, Inc. in the aggregate principal amount of $1.5 million (filed as Exhibit 99.3 to the May 2000 8-K and incorporated herein by reference).

 10.14 Asset Purchase Agreement dated as of May 1, 2000, by and among Probex Fluids Recovery, Inc., the Registrant,
                     Intercoastal Trading Company, Inc., William Snedegar, and
                     William Keith Mills (filed as Exhibit 99.2 to the May 2000
                     8-K and incorporated herein by reference).

 10.15               Financial Advisory Agreement between Stonegate Securities,
                     Inc. and the Registrant, dated as of May 23, 2000 (filed as Exhibit 10.21 to the Registrant's Form 10-QSB for the quarter ended June 30, 2000 (the "June 2000 10-QSB") and incorporated herein by reference).

 10.16 Convertible Promissory Note dated August 30, 2000, as amended, made by the Registrant in favor of General
                     Conference of Seventh-day Adventists in the aggregate principal amount of $1.5 million (filed as Exhibit 10.18 to the 2000 Form 10-KSB and incorporated herein by reference).


EXHIBIT
NUMBER               DESCRIPTION
------               -----------
 10.17.1             Asset Purchase Agreement dated as of September 6, 2000, by and between the Registrant and Pennzoil-Quaker State
                     Company (filed as Exhibit 10.22 to the Registrant's Form
                     8-K dated October 16, 2000 (the "October 2000 8-K") and
                     incorporated herein by reference).

 10.17.2 First Amendment to the Asset Purchase Agreement, dated as of September 29, 2000, by and among the Registrant, Probex
                     Fluids Recovery, Inc. and Pennzoil-Quaker State Company
                     (filed as Exhibit 10.22.1 to the October 2000 8-K and incorporated herein by reference).

 10.17.3 Security Agreement dated as of September 29, 2000, executed by Probex Fluids Recovery, Inc., which secures all of the assets of Probex Fluids Recovery, Inc. under the Promissory
                     Note of even date (filed as Exhibit 10.25 to the October
                     2000 8-K and incorporated herein by reference).

 10.17.4             Used Product Collection Agreement dated as of September 29,
                     2000, by and between Probex Fluids Recovery, Inc. and
                     Pennzoil-Quaker State Company (filed as Exhibit 10.26 to the October 2000 8-K and incorporated herein by reference).

 10.17.5 Services Agreement dated as of September 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc. and
                     Pennzoil-Quaker State Company for the operations at Tampa, Florida (filed as Exhibit 10.27 to the October 2000 8-K and incorporated herein by reference).

 10.17.6 Services Agreement dated as of September 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc. and
                     Pennzoil-Quaker State Company for the operations at Atlanta, Georgia (filed as Exhibit 10.28 to the October
                     2000 8-K and incorporated herein by reference).

 10.17.7 Services Agreement dated as of September 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc. and
                     Pennzoil-Quaker State Company for the operations at Baton
                     Rouge, Louisiana (filed as Exhibit 10.29 to the October
                     2000 8-K and incorporated herein by reference).

 10.17.8 Services Agreement dated as of September 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc. and
                     Pennzoil-Quaker State Company for the operations at Shreveport, Louisiana (filed as Exhibit 10.30 to the
                     October 2000 8-K and incorporated herein by reference).

 10.17.9 Services Agreement dated as of September 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc. and
                     Pennzoil-Quaker State Company for the operations at Houston, Texas (filed as Exhibit 10.31 to the October 2000
                     8-K and incorporated herein by reference).

 10.17.10 Services Agreement dated as of September 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc. and
                     Pennzoil-Quaker State Company for the operations at San
                     Antonio, Texas (filed as Exhibit 10.32 to the October 2000
                     8-K and incorporated herein by reference).

 10.18.1 Stock Purchase Agreement dated as of October 12, 2000, by and between the Registrant and United Infrastructure
                     Company LLC (filed as Exhibit 10.20.1 to the 2000 Form
                     10-KSB and incorporated herein by reference).

 10.18.2 Registration Rights Agreement dated as of October 12, 2000, by and between the Registrant and United Infrastructure
                     Company LLC (filed as Exhibit 10.20.2 to the 2000 Form
                     10-KSB and incorporated herein by reference).

 10.19.1 Note Purchase Agreement dated as of November 29, 2000, by and among the Registrant, Probex Fluids Recovery, Inc.,
                     Wilmington Trust Company, as collateral agent, and the purchasers named therein (filed as Exhibit 10.22.1 to the 2000 Form 10-KSB and incorporated herein by reference).


EXHIBIT
NUMBER               DESCRIPTION
------               -----------
 10.19.2             First Amendment to Note Purchase Agreement, effective as of
                     July 5, 2001, by and among the Registrant, Probex Fluids
                     Recovery, Inc. and the holders of the 7% Senior Secured
                     Convertible Notes Due 2004 (filed as Exhibit 10.22.2 to the
                     2001 10-KSB and incorporated herein by reference).

 10.19.3 Form of 7% Senior Secured Convertible Notes Due 2004 issued by Probex Fluids Recovery, Inc., which are secured by the assets of Probex Fluids Recovery, Inc., guaranteed by the Registrant and convertible into the Registrant's common stock (filed as Exhibit 10.22.2 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.19.3.1           Form of Waiver and Consent and First Amendment to 7% Senior
                     Secured Convertible Notes due November 29, 2004 (filed as
                     Exhibit 10.22.3.1 to the Registrant's Form 10-QSB for the period ended June 30, 2002 (the "June 2002 10-QSB") and incorporated herein by reference).

 10.19.4 Guaranty dated as of November 29, 2000, from the Registrant to and for the benefit of the holders of the 7% Senior
                     Secured Convertible Notes and acknowledged by Wilmington
                     Trust Company, as collateral agent (filed as Exhibit
                     10.22.3 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.19.5 Security Agreement dated as of November 29, 2000, by and between Probex Fluids Recovery, Inc., Wilmington Trust
                     Company, as collateral agent, which secures all the obligations of Probex Fluids Recovery, Inc. under the 7%
                     Senior Secured Convertible Notes (filed as Exhibit 10.22.4 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.19.6 Pledge Agreement dated as of November 29, 2000, by and between the Registrant and Wilmington Trust Company, as collateral agent, under which the Registrant pledges its ownership in all of the outstanding shares of Probex Fluids
                     Recovery, Inc. as security for the obligations under those certain 7% Senior Secured Convertible Notes (filed as
                     Exhibit 10.22.5 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.19.7             Intercreditor and Collateral Agency Agreement dated as of
                     November 29, 2000, by and among the Registrant, Probex
                     Fluids Recovery, Inc., Wilmington Trust Company, as collateral agent, and the purchasers named therein (filed as Exhibit 10.22.6 to the 2000 Form 10-KSB and incorporated herein by reference).

 10.19.8 Escrow Agreement dated as of November 29, 2000, by and between Probex Fluids Recovery, Inc. and Wilmington Trust
                     Company for the benefit of the holders of the 7% Senior
                     Secured Convertible Notes (filed as Exhibit 10.22.7 to the
                     2000 Form 10-KSB and incorporated herein by reference).

 10.20               Financial Advisory Fee Agreement, dated as of October 11,
                     2000, by and between the registrant and Credit Suisse First
                     Boston Corporation (filed as Exhibit 10.23 to the December
                     2000 10-QSB and incorporated herein by reference).

 10.21 Strategic Alliance Agreement, dated as of February 2, 2001, by and between Bechtel Corporation and the Registrant
                     (Confidential treatment granted by the Securities and Exchange Commission. Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission) (filed as Exhibit 10.24 to the March 2001 10-QSB and incorporated herein by reference).

 10.22 Stock Purchase Agreement, dated as of February 2, 2001, by and between United Infrastructure Company, LLC and the Registrant (filed as Exhibit 10.25 to the March 2001 10-QSB and incorporated herein by reference).


EXHIBIT
NUMBER               DESCRIPTION
------               -----------
 10.23               Registration Rights Agreement, dated as of February 2,
                     2001, by and between United Infrastructure Company, LLC and the Registrant (filed as Exhibit 10.26 to the March 2001
                     10-QSB and incorporated herein by reference).

 10.24.1 Form of Promissory Notes, dated as of February 20, 2001, in the aggregate principal amount of $3 million made by the Registrant in favor of lenders as amended by those certain
                     Allonges to the Notes (filed as Exhibit 10.27.1 to the 2001
                     10-KSB and incorporated herein by reference).

 10.24.2 Security Agreement dated as of February 20, 2001, by and among the Registrant, Cambridge Strategies Group, LLC, as collateral agent, and the secured parties named therein, which secures the obligations of the Registrant under those certain promissory notes of even date (filed as Exhibit
                     10.27.2 to the 2001 10-KSB and incorporated herein by reference).

 10.25.1             Form of Promissory Notes, dated from April 30, 2001 to July
                     13, 2001, in aggregate principal amount of $1.83 million made by the Registrant in favor of lenders as amended by those certain Allonges to the Notes (filed as Exhibit
                     10.28.1 to the 2001 10-KSB and incorporated herein by reference).

 10.25.2 Security Agreement dated as of July 13, 2001, by and among the Registrant, Falcon Capital Management, as collateral agent, and the secured parties named therein, which secures the obligations of the Registrant under those certain promissory notes described in Exhibit 10.28.1 above (filed as Exhibit 10.28.2 to the 2001 10-KSB and incorporated herein by reference).

 10.26.1 Loan Agreement dated as of September 7, 2001, by and among the Registrant and the lenders named therein (filed as Exhibit 10.29.1 to the 2001 10-KSB and incorporated herein by reference).

 10.26.2 Form of Promissory Notes, dated as of September 7, 2001, in the aggregate principal amount of $3 million made by the Registrant in favor of the lenders named in the Loan
                     Agreement set forth in Exhibit 10.29.1 above (filed as Exhibit 10.29.2 to the 2001 10-KSB and incorporated herein by reference).

 10.26.3             Intercreditor and Security Agreement, dated as of September
                     7, 2001, by and among the Registrant and United
                     Infrastructure Company, LLC, as collateral agent, and the secured parties named therein, which secures the obligations of the Registrant under those certain promissory notes described in Exhibit 10.29.2 above (filed as Exhibit 10.29.3 to the 2001 10-KSB and incorporated herein by reference).

 10.26.4             Registration Rights Agreement, dated as of September 7,
                     2001, by and among the Registrant and the investors named therein (filed as Exhibit 10.29.4 to the 2001 10-KSB and incorporated herein by reference).

 10.27.1 Promissory Note, dated as of September 13, 2001, in the aggregate principal amount of $500,000 made by the Registrant in favor of Single Spur Investments, LLC as amended by that certain Allonge to the Note (filed as Exhibit 10.30.1 to the 2001 10-KSB and incorporated herein by reference).

 10.27.2 Security Agreement dated as of September 13, 2001, by and between the Registrant Single Spur Investments, LLC, as secured party, which secures the obligations of the Registrant under that certain promissory note described in
                     Exhibit 10.30.1 above (filed as Exhibit 10.30.2 to the 2001
                     10-KSB and incorporated herein by reference).

 10.28 Stock Purchase Agreement dated as of December 21, 2001, by and between the Registrant and General Conference
                     Corporation of Seventh-day Adventists under which General
                     Conference Corporation of Seventh-day Adventists purchased
                     1,342,282 shares, subject to upward adjustments, of the Registrant's common stock at $0.745 per share (filed as Exhibit 10.31 to the December 2001 10-QSB and incorporated herein by reference).


EXHIBIT
NUMBER               DESCRIPTION
------               -----------
 10.29               Stock Purchase Agreement dated as of January 15, 2002, by
                     and among the Registrant and accounts of Zesiger Capital
                     Group, LLC (filed as Exhibit 10.32 to the December 2001
                     10-QSB and incorporated herein by reference).

 10.30.1 Form of Loan Agreement by and among the Registrant and the lenders named therein (filed as Exhibit 10.33.1 to the March 2002 10-QSB and incorporated herein by reference).

 10.30.2 Form of Convertible Promissory Note made by the Registrant in favor of the lenders named in the Loan Agreement (filed as Exhibit 10.33.2 to the March 2002 10-QSB and incorporated herein by reference).

 10.30.3             Intercreditor and Security Agreement, dated as of March 29,
                     2002, by and among the Registrant, the collateral agent and the secured parties named therein, which secures the obligations of the Registrant under those certain promissory notes described in Exhibit 10.33.2 above and short-term notes previously issued by the Registrant (filed as Exhibit 10.33.3.2 to the March 2002 10-QSB and incorporated herein by reference).

 10.30.3.1 First Amendment to Intercreditor and Security Agreement, dated as of July 26, 2002, by and among the Registrant, the collateral agent and the secured parties named therein
                     (filed as Exhibit 10.33.3.1 to the June 2002 10-QSB and incorporated herein by reference).

 10.31.1             Loan Extension and Modification Agreement, dated as of
                     March 29, 2002, by and among the Registrant and the lenders named therein (filed as Exhibit 10.34.1 to the March 2002
                     10-QSB and incorporated herein by reference).

 10.31.2 Form of Amended and Restated Convertible Promissory made by the Registrant in favor of the lenders named in the Loan
                     Extension and Modification Agreement filed as Exhibit
                     10.34.1. These notes replace the forms of notes previously filed as Exhibits 10.27.1, 10.28.1 and 10.30.1 to the Registrant's Form 10-KSB for the fiscal year ended
                     September 30, 2001.

 10.32               Agreement for Engineering, Procurement and Construction
                     Services, by and between Probex Wellsville, L.P., as owner, and Petrofac LLC, as contractor, dated as of April 11, 2002. (Filed separately with the Securities and Exchange
                     Commission in connection with the June 2002 10-QSB pursuant to a request for confidential treatment)

 10.33.1 Loan Agreement, dated as of July 26, 2002, by and among the Registrant and the lenders named therein (filed as Exhibit
                     10.36.1 to the June 2002 10-QSB and incorporated herein by reference).

 10.33.2 Form of Convertible Promissory Note made by the Registrant in favor of the lenders named in the Loan Agreement set forth as Exhibit 10.36.1 above (filed as Exhibit 10.36.2 to the June 2002 10-QSB and incorporated herein by reference).

 10.34* Retirement, Profit Sharing/401(k) Plan for the Registrant dated December 5, 2001.

 10.35*              Second Amendment to Investor Rights Agreement between HSB
                     Engineering Finance Corporation, Inc. and the Registrant, effective as of April 26, 2002.

 10.36*              Option to Purchase Agreement and Extension, between
                     Columbiana County Port Authority and the Registrant, dated as of June 19, 2002.


EXHIBIT
NUMBER               DESCRIPTION
------               -----------
 10.37*              Employment Agreement, dated as of June 12, 2000, by and
                     between David J. McNeil and the Registrant.

 10.38* Employment Agreement, dated as of August 1, 2000, by and between Charles M. Rampacek and the Registrant.

 10.39* Form of Registration Rights Agreement among the Registrant and Fusion Capital Fund II, LLC.

 10.40*              Lease Agreement, effective as of June 1, 2002, among Tom
                     Taylor, Arch Jacobson and Estate of James Moran and the
                     Registrant.

 10.41*              Form of Loan Extension and Modification Agreement among the
                     Registrant and the lenders named therein.

 10.42               Common Stock Purchase Agreement, dated as of August 29,
                     2002, among the Registrant and Fusion Capital Fund II, LLC
                     (filed as Exhibit 10.37 to the Registrant's Form 8-K dated
                     September 11, 2002 and incorporated herein by reference).

 10.43* Form of Registration Rights Agreement among the Registrant and certain holders of Series A Preferred Stock.

 16.1                M. C. Hunter & Associates Response Letter dated February
                     15, 2000 (filed as Exhibit 99.1 to the Registrant's Form
                     8-K dated February 17, 2000 and incorporated herein by reference).

 21.1*               List of Subsidiaries of Registrant.

 23.1**              Consent of Akin Gump Strauss Hauer & Feld LLP.

 23.2*               Consent of Ernst & Young LLP.

 24* Power of Attorney (included on the signature page attached hereto).

---------------
 *Filed herewith.

**To be filed by amendment.